Exhibit 2.1 CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS DOCUMENT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL, AND HAS BEEN MARKED WITH “[***]” TO INDICATE WHERE OMISSIONS HAVE BEEN MADE. AGREEMENT AND PLAN OF MERGER BY AND AMONG TARSUS PHARMACEUTICALS, INC. APEX 2026 MERGER SUB, INC., ALKEUS PHARMACEUTICALS, INC. AND SHAREHOLDER REPRESENTATIVE SERVICES LLC July 31, 2026

TABLE OF CONTENTS Page ARTICLE I. DEFINITIONS ...........................................................................................................2 Section 1.1 Definitions ..................................................................................................2 Section 1.2 Interpretation ............................................................................................23 ARTICLE II. THE MERGER ........................................................................................................24 Section 2.1 Merger ......................................................................................................24 Section 2.2 Effective Time ..........................................................................................24 Section 2.3 Effect of the Merger .................................................................................24 Section 2.4 Certificate of Incorporation; Bylaws ........................................................25 Section 2.5 Directors and Officers ..............................................................................25 ARTICLE III. CONVERSION OF SECURITIES ........................................................................25 Section 3.1 Conversion of Company Stock, Options and RSAs.................................25 Section 3.2 Payment and Exchange ............................................................................27 Section 3.3 Pre-Closing Purchase Price Adjustment ..................................................30 Section 3.4 Closing Deliveries ....................................................................................32 Section 3.5 Post-Closing Purchase Price Adjustment and Payments .........................33 Section 3.6 Final Adjustment Payment .......................................................................35 Section 3.7 Milestone Payments .................................................................................35 Section 3.8 Royalty Payments ....................................................................................39 Section 3.9 Contingent Financial Advisor Fee ...........................................................41 Section 3.10 Withholding .............................................................................................41 ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF THE COMPANY .................41 Section 4.1 Organization, Qualification and Authority of the Company ....................41 Section 4.2 Capitalization ...........................................................................................43 Section 4.3 Subsidiaries ..............................................................................................44 Section 4.4 No Conflicts; Consents ............................................................................44 Section 4.5 Financial Statements ................................................................................45 Section 4.6 Undisclosed Liabilities .............................................................................45 Section 4.7 Absence of Certain Changes, Events and Conditions ..............................46 Section 4.8 Material Contracts ....................................................................................47 Section 4.9 Title to Assets; Real Property; Assets of the Acquired Companies .........49 Section 4.10 Intellectual Property .................................................................................50 Section 4.11 Data Privacy and Security ........................................................................51 Section 4.12 Insurance ..................................................................................................52 Section 4.13 Legal Proceedings; Orders .......................................................................52 Section 4.14 Compliance With Laws; Permits .............................................................52 Section 4.15 FDA Regulatory Matters and Compliance With Healthcare- Related Laws ............................................................................................52 Section 4.16 Environmental Matters .............................................................................54

2 Section 4.17 Employee Benefit Matters........................................................................55 Section 4.18 Employment Matters ................................................................................57 Section 4.19 Taxes ........................................................................................................59 Section 4.20 Brokers .....................................................................................................62 Section 4.21 Minute Books ...........................................................................................62 Section 4.22 Transactions with Affiliates .....................................................................62 Section 4.23 International Trade Compliance. ..............................................................62 Section 4.24 No Other Representations and Warranties ...............................................63 Section 4.25 No Outside Reliance ................................................................................63 ARTICLE V. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB ..................................................................................................................64 Section 5.1 Organization of Parent and Merger Sub...................................................64 Section 5.2 Ownership of Merger Sub; No Prior Activities .......................................64 Section 5.3 Authorization ...........................................................................................64 Section 5.4 No Defaults or Conflicts ..........................................................................64 Section 5.5 Capitalization ...........................................................................................65 Section 5.6 Brokers .....................................................................................................65 Section 5.7 Absence of Certain Changes ....................................................................65 Section 5.8 Litigation ..................................................................................................65 Section 5.9 Compliance with Laws .............................................................................65 Section 5.10 Financial Ability ......................................................................................66 Section 5.11 Issuance of Stock .....................................................................................66 Section 5.12 Reporting Company; Parent SEC Documents .........................................66 Section 5.13 No Undisclosed Liabilities .......................................................................67 Section 5.14 Solvency ...................................................................................................67 Section 5.15 Taxes ........................................................................................................67 Section 5.16 No Other Representations and Warranties ...............................................68 Section 5.17 No Outside Reliance ................................................................................68 ARTICLE VI. PRE-CLOSING COVENANTS ............................................................................68 Section 6.1 Conduct of Business by the Company Pending the Closing ....................68 Section 6.2 Conduct of Business by Parent Pending the Closing ...............................71 Section 6.3 Efforts to Consummate; Regulatory Matters and Approvals ...................71 Section 6.4 Publicity ...................................................................................................74 Section 6.5 Access ......................................................................................................74 Section 6.6 Drag-Along; Stockholder Action .............................................................75 Section 6.7 Exclusivity ...............................................................................................75 Section 6.8 Notification of Certain Matters ................................................................76 Section 6.9 Nasdaq ......................................................................................................76 Section 6.10 Litigation ..................................................................................................76 Section 6.11 Post-Signing Financial Statements ...........................................................76 Section 6.12 Consents and Approvals ...........................................................................77

3 ARTICLE VII. CONDITIONS PRECEDENT TO THE CLOSING ............................................77 Section 7.1 Conditions Precedent to Each Party’s Obligations ..................................77 Section 7.2 Conditions Precedent to Obligations of Parent and Merger Sub .............77 Section 7.3 Conditions Precedent to Obligations of the Company .............................79 Section 7.4 Frustration of Conditions; Waiver at Effective Time ..............................79 ARTICLE VIII. OTHER COVENANTS ......................................................................................79 Section 8.1 Tax Matters ..............................................................................................79 Section 8.2 Access to Information ..............................................................................81 Section 8.3 Director and Officer Liability and Indemnification .................................81 Section 8.4 Employee Matters ....................................................................................82 Section 8.5 Termination of Benefit Plans ...................................................................84 Section 8.6 Section 280G ............................................................................................84 Section 8.7 Registration Rights Agreement ................................................................85 Section 8.8 Further Assurances ...................................................................................85 ARTICLE IX. TERMINATION ....................................................................................................85 Section 9.1 Termination of Agreement .......................................................................85 Section 9.2 Effect of Termination ...............................................................................87 ARTICLE X. NO SURVIVAL ......................................................................................................87 Section 10.1 No Survival ..............................................................................................87 Section 10.2 R&W Insurance Policy ............................................................................87 Section 10.3 Acknowledgement ...................................................................................87 ARTICLE XI. MISCELLANEOUS ..............................................................................................88 Section 11.1 Expenses ...................................................................................................88 Section 11.2 No Third-Party Beneficiaries ...................................................................88 Section 11.3 Entire Agreement .....................................................................................89 Section 11.4 Succession and Assignment .....................................................................89 Section 11.5 Rights Cumulative ....................................................................................89 Section 11.6 Headings ...................................................................................................89 Section 11.7 Notices .....................................................................................................89 Section 11.8 Governing Law; Submission of Jurisdiction; Waiver of Jury Trial; Selection of Forum ...................................................................................90 Section 11.9 Amendments and Waivers .......................................................................91 Section 11.10 Severability ..............................................................................................91 Section 11.11 Construction .............................................................................................91 Section 11.12 Specific Performance ...............................................................................92 Section 11.13 Representative ..........................................................................................92 Section 11.14 Non-Recourse ...........................................................................................94 Section 11.15 Waiver of Conflicts Regarding Representations; Non-Assertion of Attorney-Client Privilege. ........................................................................94 Section 11.16 Counterparts .............................................................................................96

4 EXHIBITS Exhibit A Accounting Principles Exhibit B Form of Letter of Transmittal Exhibit C Form of Option/RSA Acknowledgment Exhibit D Form of Escrow Agreement Exhibit E Form of FIRPTA Certificate Exhibit F Form of Drag-Along Notice Exhibit G Form of Joinder Agreement Exhibit H Form of Written Consent Exhibit I Registration Rights Agreement Exhibit J Restrictive Covenant Agreement Exhibit K Investor Suitability Document SCHEDULES Schedule A Key Stockholders Schedule B Key Employee Schedule C Sample Net Working Capital Calculation Schedule D Specified Investment Amount Schedule E Schedule of Closing Cash Minimum Amounts Schedule F Contingent Financial Advisor Fees Schedule G Cash Severance Obligations Schedule 3.8 Royalty Option Payments Schedule 6.12 Consents and Approvals

AGREEMENT AND PLAN OF MERGER This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of July 31, 2026 (the “Agreement Date”) by and among Tarsus Pharmaceuticals, Inc., a Delaware corporation (“Parent”), Apex 2026 Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), Alkeus Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the Representative (as defined herein). RECITALS WHEREAS, the boards of directors of each of Parent, Merger Sub and the Company have unanimously (a) approved and declared advisable this Agreement and the transactions contemplated hereby (the “Transactions”), including the merger of Merger Sub with and into the Company (the “Merger”), pursuant to which the Company shall continue as the surviving corporation and as a wholly owned subsidiary of Parent, upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (the “DGCL”), (b) approved the execution, delivery and performance of this Agreement by Parent, Merger Sub or the Company, as applicable, and the consummation of the Transactions, and (c) solely with respect to the Company and Merger Sub, resolved, subject to the terms and conditions set forth in this Agreement, to recommend adoption of this Agreement by the Company Stockholders (as defined below) and Parent, in its capacity as sole stockholder of Merger Sub, respectively, in each case, in accordance with the DGCL; WHEREAS, the board of directors of the Company has approved the Transactions as a “Sale of the Company” pursuant to Section 3.2 of the Voting Agreement and specified that, subject to the execution of the Written Consent by each Key Stockholder, the provisions of Section 3 of the Voting Agreement shall apply to the Transactions and the Company will thereafter send to all Company Stockholders the drag-along notice in the form of Exhibit F (the “Drag-Along Notice”); WHEREAS, following the execution and delivery of this Agreement, each holder of Company Stock listed on Schedule A (the “Key Stockholders”) will enter into a Joinder and Lock- Up Agreement in the form attached hereto as Exhibit G (each, a “Joinder Agreement”); WHEREAS, concurrent with the execution and delivery of this Agreement, as a material inducement to Parent to enter into this Agreement: (i) the Key Employee is accepting an offer letter from Parent (the “Key Employee Offer Letter”), and (ii) the Key Employee is entering into a Restrictive Covenant Agreement with Parent, substantially in the form attached hereto as Exhibit J, all of which will be effective at and as of the Closing; WHEREAS, following the execution and delivery of this Agreement and in accordance with the terms of the Joinder Agreement, the Key Stockholders will execute and deliver a written consent in the form attached hereto as Exhibit H (the “Written Consent”) approving the adoption of this Agreement and approving the Transactions, including the Merger, with respect to all of such Key Stockholder’s shares of Company Stock;

2 WHEREAS, concurrent with the execution and delivery of this Agreement, the Key Stockholders and Parent will enter into a Registration Rights Agreement in the form attached hereto as Exhibit I, which will be effective at and as of the Closing; and WHEREAS, the Parties to this Agreement desire to make certain representations, warranties, covenants and other agreements in connection with the Merger. NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows: ARTICLE I. DEFINITIONS Section 1.1 Definitions. As used herein, the following terms shall have the meanings ascribed to them in this Section 1.1. “Accounting Firm” has the meaning set forth in Section 3.5(d). “Accounting Principles” means the principles, practices, policies and methodologies set forth on Exhibit A. “Accredited Investor” means an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended. “Acquired Companies” means, collectively, the Company and any Subsidiaries of the Company from time to time. “Action” means any claim, controversy, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, assessment, notice of violation, proceeding, litigation, opposition, interference, hearing, complaint, citation, summons, subpoena, or investigation, or other legal proceeding, of any nature, whether civil, criminal, administrative, regulatory, at law or in equity, public or private, that is commenced, brought, conducted, tried or heard by or before, or otherwise involving, a Governmental Authority or an arbitral body or arbitrator(s). “Acquired Patents” means (a) any patents or patent applications Controlled by any Acquired Company immediately prior to the Closing, (b) patent applications that claim priority to the patents and patent applications described in clause (a), including all divisionals, continuations and continuations-in-part (but only to the extent the claims thereof are entitled to claim priority to the patents or patent applications described in clause (a)), (c) patents issuing on the patent applications described in clauses (a) and/or (b), (d) reissues, reexaminations, extensions and supplementary protection certificates referencing any of the foregoing clauses, and (e) all foreign equivalents of any of the foregoing. “Adjustment Escrow Amount” means an amount equal to $5,000,000.

3 “Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. “Affiliate Transaction” has the meaning set forth in Section 4.22. “Aggregate Option Exercise Price” means the sum of the cash exercise prices that would be payable upon exercise in full of all outstanding vested Options (determined after giving effect to any vesting that occurs as of the Effective Time) held by all Optionholders immediately prior to the Effective Time. “Agreement” has the meaning set forth in the introductory paragraph above. “Alternative Transaction” has the meaning set forth in Section 6.7. “Ancillary Documents” has the meaning set forth in Section 4.1. “Antitrust Laws” shall mean the HSR Act and any other U.S., state, and foreign antitrust, merger control, or competition law designed to prohibit, restrict or regulate actions having the purpose or effect of substantially lessening competition, monopolization, or restraint of trade. “Balance Sheet” has the meaning set forth in Section 4.5. “Balance Sheet Date” has the meaning set forth in Section 4.5. “Benefit Plan” means each (i) “employee benefit plan” as defined in Section 3(3) of ERISA, whether or not subject to ERISA, (ii) any compensation, employment, consulting, severance, termination protection, change in control, transaction bonus, retention or similar plan, agreement, arrangement, program or policy; or (iii) any other benefit or compensation plan, Contract, policy or arrangement providing for pension, retirement, profit-sharing, deferred compensation, stock option, equity or equity-based compensation, restricted stock, tax gross-up, vacation, holiday pay or other paid time off, bonus or other incentive plans, medical, retiree medical, vision, dental or other health plans, life insurance plans, and other employee benefit plans, welfare plans or fringe benefit plans, in each case whether or not written, and that is sponsored, maintained, administered, contributed to or entered into by an Acquired Company, with respect to any current or former director, officer, employee or individual independent contractor of an Acquired Company. “Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in Cambridge, Massachusetts are authorized or required by Law to be closed for business. “Calculation Time” means 12:01 a.m. Eastern Time on the Closing Date. “Cash” means, as of any specific date, the sum of all cash, cash equivalents and marketable securities of the Acquired Companies, including all restricted cash, security or similar deposits and amounts held in escrow or held by the Company on behalf of third parties; provided, that Cash

4 shall (i) be calculated net of uncleared wires, transfers, checks and drafts issued by any Acquired Company, and (ii) include uncleared wires, transfers, checks and drafts received or deposited for the account of the Acquired Companies. “Cash Purchase Price” means an amount equal to (i) $270,000,000 plus (ii) the Closing Adjustment Amount, if any, plus (iii) the Closing Net Working Capital Positive Adjustment, if any, plus (iv) the Aggregate Option Exercise Price, plus (v) the Specified Investment Amount. “Certificate of Merger” has the meaning set forth in Section 2.2. “Closing” has the meaning set forth in Section 2.2. “Closing Adjustment Amount” means an amount equal to: (a) Closing Cash, minus (b) the Closing Cash Minimum Amount minus (c) the absolute amount of Closing Debt (expressed as a positive number), if any, minus (d) the absolute amount of Closing Transaction Expenses (expressed as a positive number), minus (e) the absolute amount of the Closing Net Working Capital Negative Adjustment (expressed as a positive number), if any; provided that if the result of such calculation is positive, the Closing Adjustment Amount shall instead be zero. “Closing Cash” means Cash as of the Calculation Time; provided that Closing Cash shall exclude any Cash that is (a) used by the Acquired Companies after the Calculation Time but prior to the Effective Time to pay or repay any items that would, but for such payment or repayment, be included in Closing Debt or Closing Transaction Expenses, or (b) distributed as a dividend or distribution to stockholders of the Company after the Calculation Time but prior to the Effective Time. “Closing Cash Minimum Amount” has the meaning set forth on Schedule E. “Closing Date” has the meaning set forth in Section 2.2. “Closing Debt” means Debt as of the Effective Time. “Closing Net Working Capital” means Net Working Capital as of the Calculation Time. “Closing Net Working Capital Negative Adjustment” means an amount equal to the excess, if any, of the Target Net Working Capital over Closing Net Working Capital. “Closing Net Working Capital Positive Adjustment” means an amount equal to the excess, if any, of the Closing Net Working Capital over the Target Net Working Capital. “Closing Option Consideration” shall mean the sum of (i) an amount in cash equal to the Initial Per-Share Cash Consideration, and (ii) a number of shares of Parent Common Stock equal to the Per-Share Stock Consideration subject to the right to receive Fractional Share Consideration. “Closing Purchase Price” means, collectively, the Cash Purchase Price and the Stock Purchase Price Value. “Closing Transaction Expenses” means the Transaction Expenses unpaid as of the Effective Time.

5 “Code” means the Internal Revenue Code of 1986, as amended. “Commercially Reasonable Efforts” has the meaning set forth in Section 3.7(e). “Common Stock” means the shares of the Company’s common stock, par value $0.0001 per share. “Combination Product” means a Product that includes one or more active ingredients in addition to a Compound. “Company” has the meaning set forth in the introductory paragraph above. “Company Equity Holders” means the Company Stockholders, Optionholders and RSA Holders. “Company Equity Plans” means each of the Company’s 2011 Employee, Director and Consultant Equity Incentive Plan and the Company’s 2022 Stock Option and Grant Plan, each, as amended. “Company Fully Diluted Share Count” means, in each case as of immediately prior to the Effective Time, the sum of (a) the aggregate number of shares of Company Stock, (b) the aggregate number of shares of Common Stock issuable in respect of all outstanding vested Options (determined after giving effect to any vesting that occurs as of the Effective Time), and (c) the aggregate number of shares of Common Stock underlying all outstanding vested RSAs (determined after giving effect to any vesting that occurs as of the Effective Time). “Company Intellectual Property” means all Intellectual Property used or held for use by any Acquired Company in the conduct of the business of the Acquired Companies as currently conducted. “Company Owned Intellectual Property” means all Intellectual Property owned or purported to be owned by any Acquired Company. “Company Released Parties” has the meaning set forth in Section 11.14. “Company’s Charter” means the Second Amended and Restated Certificate of Incorporation of the Company, dated as of November 22, 2022, as amended on April 28, 2023. “Company’s Knowledge” or “Knowledge of the Company” means the knowledge, after reasonable inquiry of Michel Dahan, David Arkowitz, Carlos Quezada-Ruiz, Srinivas Duggirala, Seemi Khan and Eric L. Trachtenberg. “Company Stock” means the Common Stock (other than Common Stock subject to an RSA) and the Preferred Stock. “Company Stockholders” means, collectively, all holders of all issued and outstanding Company Stock immediately prior to the Effective Time. “Company Stockholder Approvals” means the adoption of this Agreement and the approval of the Transactions by the affirmative vote of, or the execution and delivery to the Company of a written consent by, (i) holders of a majority of the total voting power of the Common Stock and Preferred Stock, voting together as a single class and (ii) a majority of the outstanding shares of Series B

6 Preferred Stock, provided such majority includes both BCLS Fund III Investments, LP and at least one other holder of Series B-1 Preferred Stock with an aggregate Series B-1 Original Issue Price (as defined in the Company’s Charter) of at least $5,000,000, voting separately as a single class on an as converted to Common Stock basis. “Compound” means any compound that is: (a) the compound referred to as ALK‑001 (gildeuretinol acetate, also known as C20‑D3‑retinol acetate), or (b) claimed as a composition of matter in a patent or patent application Controlled by Company that also claims as a composition of matter the compound in clause (a), or (c) any base form, metabolite, ester, salt form, racemate, stereoisomer, crystalline polymorph, deuterated isotopologue, deuterated isotopomer, hydrate or solvate of a compound in any of clauses (a) or (b). “Confidentiality Agreement” means the Confidentiality Agreement, dated as of January 9, 2026, as amended, by and between Parent and the Company. “Consideration Schedule” has the meaning set forth in Section 3.3(a). “Contingent Financial Advisor Fees” has the meaning set forth on Schedule F. “Continuing Employee” has the meaning set forth in Section 8.4(a). “Contract” means all contracts, subcontracts, leases, deeds, mortgages, licenses, instruments, Permits, leases, subleases, guarantees, notes, loans, commitments, undertakings, indentures, joint ventures, sales or purchase orders and all other agreements, commitments, obligations, understandings and arrangements which are, in each case, legally binding. “Controlled” means, with respect to any patent, patent application or other Intellectual Property, that such patent, patent application or Intellectual Property is (a) owned by an Acquired Company, (b) licensed to an Acquired Company, or (c) under an obligation to be assigned to an Acquired Company. “Contracting Party” has the meaning set forth in Section 11.14. “Cover” means, with respect to a Product or Compound, a Valid Claim and a country, that such Product or Compound, as applicable, would infringe such Valid Claim (or in the case of clause (b) of the definition of Valid Claim, would infringe such Valid Claim as if such Valid Claim were in an issued Patent) when made, used, sold, offered for sale, or imported in such country if not for a license thereto or ownership thereof. “Customs and International Trade Laws” means (i) any domestic Law, license, directive, or other decision or requirement, including any amendments, having the force or effect of law, of the United States or any other Governmental Authority, except to the extent inconsistent with U.S. law, concerning (a) the importation, exportation, re-exportation or deemed exportation of products, technical data, technology and/or services, including, as applicable, the Tariff Act of 1930, as amended, and other Laws and regulations administered or enforced by the U.S. Department of Commerce, U.S. International Trade Commission, U.S. Customs and Border Protection, U.S. Immigration and Customs Enforcement and their predecessor agencies; the Export Control Reform Act of 2018, as amended; the Export Administration Regulations, including related restrictions with regard to transactions involving persons and entities on the U.S. Department of Commerce

7 Denied Persons List or Entity List; the Arms Export Control Act, as amended; the International Traffic in Arms Regulations, including related restrictions with regard to transactions involving persons and entities on the Debarred List; and (b) antiboycott laws and regulations including those administered by the U.S. Department of Commerce and the U.S. Department of the Treasury; and (ii) economic sanctions or trade embargoes imposed, administered or enforced by the United States, the United Nations Security Council, the European Union, or the United Kingdom, including the International Emergency Economic Powers Act, as amended; the Trading With the Enemy Act, as amended; the trade embargoes and sanctions administered by OFAC, including restrictions with regard to transactions involving persons and entities on the Specially Designated Nationals and Blocked Persons list and the Sectoral Sanctions Identification list; and Executive Orders of the President of the United States regarding trade embargoes and sanctions. “Data Room” has the meaning set forth in Section 1.2. “Debt” means, as of any time, without duplication, with respect to the Acquired Companies, all outstanding principal amount, accrued or unpaid interest, prepayment penalties, early termination fees, breakage costs, premiums or other obligations of the Acquired Companies in respect of: (a) all indebtedness for borrowed money, (b) notes, bonds, debentures or other debt instruments or debt securities, letters of credit or performance or surety bonds, but excluding undrawn and unfunded letters of credit, (c) any liabilities or obligations of any Acquired Company under conditional sale or other title retention agreements, (d) any obligations of any Acquired Company issued or assumed as the deferred purchase price of property or services (excluding obligations to creditors for goods and services incurred in the ordinary course of business and paid in a manner consistent with past practice), (e) any obligations of others secured by any Lien (other than Permitted Liens) on property or assets owned or acquired by any Acquired Company, whether or not the obligations secured thereby have been assumed, (f) any obligations of any Acquired Company under interest rate or currency swap transactions (valued at the termination value thereof), (g) any liabilities or obligations under leases required to be accounted for as capital or finance leases under GAAP, (h) guarantees (directly or indirectly) or other Contracts (contingent or otherwise) by an Acquired Company to purchase or otherwise acquire or give assurance to a creditor against loss, directly or indirectly, of payment or collection of any of the Liabilities or obligations of another Person of the type set forth in the foregoing clauses (a) through (g). “Debt Payoff Recipient” has the meaning set forth in Section 3.3(a). “Designated Person” has the meaning set forth in Section 11.15. “DGCL” has the meaning set forth in the Recitals. “Disclosure Schedules” means the Disclosure Schedules delivered by the Company to Parent concurrently with the execution and delivery of this Agreement. “Dispute Resolution Procedure” has the meaning set forth in Section 3.5(d). “Dissenting Shares” has the meaning set forth in Section 3.2(h). “Dissenting Stockholder” has the meaning set forth in Section 3.2(h). “DOJ” has the meaning set forth in Section 6.3(b).

8 “Effective Time” has the meaning set forth in Section 2.2. “Environmental Claim” means any Action, Order, Lien, fine, penalty, notice of violation, demand, complaint or, as to each, any settlement or judgment arising therefrom or any other written communication alleging any such liability or potential liability, by or from any Person alleging liability of whatever kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from: (a) the presence, Release of, threatened Release of or exposure to, any Hazardous Materials; or (b) any actual or alleged non-compliance with any Environmental Law or any term or condition of any environmental permit. “Environmental Law” means any applicable Law, and any Order or binding agreement with any Governmental Authority: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials. “Environmental Notice” means any written directive, notice of violation or infraction, or notice respecting any Environmental Claim relating to actual or alleged non-compliance with any Environmental Law or any term or condition of any environmental permit. “Equity Interests” means any and all shares, interests, participations, other equity interests of any kind or other equivalents (however designated) of capital stock of a corporation and any and all ownership or equity interests of any kind in a Person (other than a corporation), including membership interests, partnership interests, joint venture interests, phantom stock, stock appreciation rights and beneficial interests, and any and all warrants, options, simple agreements for future equity (SAFEs), convertible notes or instruments convertible or exchangeable into shares of capital stock or other equity interests, rights to vote or purchase or any other rights or securities convertible into, exercisable for or related to any of the foregoing. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto. “ERISA Affiliate” of any entity means any other entity (whether or not incorporated) which, together with such entity, would be treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA. “Escrow Agent” means PNC Bank, National Association. “Escrow Account” means the escrow account established for the purposes of holding the Adjustment Escrow Amount pursuant to the terms set forth in the Escrow Agreement.

9 “Escrow Agreement” has the meaning set forth in Section 3.4(c). “Estimated Closing Adjustment Amount” means an amount equal to: (a) Estimated Closing Cash, minus (b) the Closing Cash Minimum Amount, minus (c) the absolute amount of Estimated Closing Debt (expressed as a positive number), if any, minus (d) the absolute amount of Estimated Closing Transaction Expenses (expressed as a positive number), minus (e) the absolute amount of the Estimated Closing Net Working Capital Negative Adjustment (expressed as a positive number), if any; provided that if the result of such calculation is positive, the Estimated Closing Adjustment Amount shall instead be zero. “Estimated Closing Cash” has the meaning set forth in Section 3.3. “Estimated Closing Debt” has the meaning set forth in Section 3.3. “Estimated Closing Net Working Capital” has the meaning set forth in Section 3.3. “Estimated Closing Net Working Capital Negative Adjustment” means an amount equal to the excess, if any, of the Target Net Working Capital over the Estimated Closing Net Working Capital. “Estimated Closing Net Working Capital Positive Adjustment” means an amount equal to the excess, if any, of the Estimated Closing Net Working Capital over the Target Net Working Capital. “Estimated Closing Statement” has the meaning set forth in Section 3.3. “Estimated Closing Transaction Expenses” has the meaning set forth in Section 3.3. “Exchange Act” means the Securities Exchange Act of 1934, as amended. “Exchange Cap” has the meaning set forth in Section 3.7(j). “Excluded Shares” has the meaning set forth in Section 3.1(a). “FDA” means the United States Food and Drug Administration. “FDA Laws” has the meaning set forth in Section 4.15(b). “FDA Permits” has the meaning set forth in Section 4.15(a). “Final Closing Statement” has the meaning set forth in Section 3.5(e). “Final Determination Date” has the meaning set forth in Section 3.5(e). “Financial Advisor” means Jefferies LLC. “Financial Advisor Engagement Letter” means that certain letter agreement for advisory services, dated as of July 31, 2026, by and between the Company and the Financial Advisor, as in effect as of immediately prior to the Closing. “Financial Statements” has the meaning set forth in Section 4.5(a).

10 “First Commercial Sale” means, with respect to any country, the first sale of a Product by a Selling Entity to a Third Party in an arm’s-length transaction in such country following Regulatory Approval of such Product in such country, but excluding sales or transfers of reasonable quantities of such Product at or below cost for clinical development or compassionate or similar use. “First Commercial Sale Milestone” has the meaning set forth in Section 3.7(a). “Fractional Share Consideration” has the meaning set forth in Section 3.1(e). “Fraud” means common law fraud under Delaware law (with the element of scienter) with respect to the making of representations and warranties pursuant to Article IV (in the case of any representation or warranty made by the Company) or Article V (in the case of any representation or warranty made by Parent or Merger Sub). “FTC” has the meaning set forth in Section 6.3(b). “GAAP” means United States generally accepted accounting principles as in effect from time to time. “Governing Documents” means, with respect to any particular Person: (a) if a corporation, the articles or certificate of incorporation and the bylaws of such entity; (b) if a limited partnership, the limited partnership agreement and the certificate of limited partnership of such entity; (c) if a partnership, the partnership agreement and any statement of partnership of a general partnership; (d) if a limited liability company, the articles or certificate of organization or formation and the operating or limited liability company agreement of such entity; (e) if another type of Person, any other charter or similar document adopted or filed in connection with the creation, formation or organization of such Person; (f) any equityholders’ agreements applicable to such Person and (g) any amendment, modification or supplement to the foregoing. “Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi- governmental authority (to the extent that the rules, regulations or Orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction. “Hazardous Materials” means: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or man- made, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws; and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation, and polychlorinated biphenyls. “Healthcare-Related Laws” means all domestic or foreign, federal, state, cantonal or local mandatory and binding statutes, laws, ordinances, or regulations pertaining to healthcare regulatory matters applicable to the Acquired Companies’ businesses or operations, including (a) the Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), (b) statutes governing, and contracts with, healthcare programs funded, in whole or in part, by a Governmental Authority, including Medicare or Medicaid, (c) the civil False Claims Act of 1863 (31 U.S.C. § 3729 et seq.), (d) criminal false claims and false statements statutes (e.g., 18 U.S.C. §§ 287 and 1035), (e) the Administrative False

11 Claims Act (31 U.S.C. § 3801 et seq.), or (f) any other legal requirements applicable pertaining to the research, development, marketing, sale, distribution, or payment for healthcare items or services provided by the Acquired Companies. “HHS” has the meaning set forth in Section 4.15(a). “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976. “Information Statement” has the meaning set forth in Section 6.6. “Initial Cash Purchase Price” means an amount equal to (i) $270,000,000 plus (ii) the Estimated Closing Adjustment Amount, if any, plus (iii) the Estimated Closing Net Working Capital Positive Adjustment, if any, plus (iv) the Aggregate Option Exercise Price, plus (v) the Specified Investment Amount. “Initial Per-Share Cash Consideration” means an amount in cash equal to the quotient of (a) the difference of (i) Initial Cash Purchase Price, minus (ii) the Adjustment Escrow Amount, minus (iii) the Representative Expense Fund, divided by (b) the Company Fully Diluted Share Count. “Initial Per-Share Consideration” means, collectively, the Initial Per-Share Cash Consideration and the Per-Share Stock Consideration, subject to the right to receive Fractional Share Consideration. “Insurance Policies” has the meaning set forth in Section 4.12. “Intellectual Property” means any and all intellectual property and similar proprietary rights throughout the world, whether registered or unregistered, including any and all state, United States, international or foreign or other territorial or regional rights in, arising out of or associated with any of the following: (i) United States, foreign and international patents and patent applications, including all provisionals, nonprovisionals, substitutions, divisional, continuations, continuations- in-part, reissues, renewals, extensions, supplementary protection certificates, reexaminations, term extensions, confirmations, utility models, certificates of invention, and the equivalents of any of the foregoing, statutory invention registrations, invention disclosures and inventions, (ii) trademarks, service marks, trade names, domain names, corporate names, brand names, URLs, social and mobile media identifiers or other names and locators associated with the internet, trade dress, logos and other source identifiers, including registrations, applications for registration, renewals or extensions thereof and goodwill associated therewith and symbolized thereby, (iii) works of authorship (whether or not copyrightable) and all copyrights, copyrightable works, derivative works, including registrations and applications for registration thereof, and all renewals, extensions, restorations or reversions of the foregoing, including all rights of authorship, use, publication, publicity, reproduction, distribution, income, performance and transformation, (iv) software, including all source code, object code, application programming interfaces, firmware, architecture, development tools files, records and data, schematics, computerized databases, all media on which any of the foregoing is recorded, and all related specifications and documentation, (v) all inventions, invention disclosures, improvements, formulae, business and technical information, customer lists, trade secrets, know-how (including recipes, specifications, formulae, manufacturing and other processes, operating procedures, methods, techniques and all research and development information), technology, technical data, databases, data collections,

12 and other confidential information and all proprietary rights and intellectual property therein, whether patentable or not, and all documentation relating to any of the foregoing, and (vi) all rights to sue or recover and retain damages and costs and attorneys’ fees for the past, present or future infringement, dilution, misappropriation, or other violation of any of the foregoing anywhere in the world. “IRS” means the Internal Revenue Service. “IT System” has the meaning set forth in Section 4.11. “Key Employee” shall mean the individual identified on Schedule B. “Key Stockholders” has the meaning set forth in the Recitals. “Law” means any statute, law, ordinance, regulation, rule, code, Order, constitution, treaty, common law, judgment, decree, writ, Order, Permit, directive, other binding requirement or rule of law of any Governmental Authority. “Letter of Transmittal” has the meaning set forth in Section 3.2(d). “Liability” or “Liabilities” has the meaning set forth in Section 4.6. “Lien” means any lien, pledge, charge, claim, mortgage, security interest, defect in title, option, preemptive right, vesting limitation, right of first offer or refusal, community or marital property interest, transfer restriction of any kind or other encumbrance of any sort. “Material Adverse Effect” means any event, occurrence, fact, condition or change that (each, an “Effect”), individually or in the aggregate, is, or would reasonably be expected to be, materially adverse to the business, results of operations, condition (including financial condition), assets or Liabilities of the Person and its Subsidiaries, taken as a whole, provided, however, that any Effect to the extent resulting from any of the following (either alone or in combination) shall not be considered when determining whether a Material Adverse Effect shall have occurred: (a) general economic, political, financial, banking, credit or securities market conditions, including any disruption thereof, any failure of any financial institution and any interest or exchange rate fluctuations; (b) general conditions and trends in the industries, geographies or markets in which such Person or its Subsidiaries operate; (c) natural disasters, acts of terrorism or war (whether or not declared) or the worsening of any such events, cyberattacks, or epidemics or pandemics or other force majeure events, act of God or weather conditions, including any worsening of such conditions threatened or existing as of the date of this Agreement or any applicable Law, directive, pronouncement or guideline issued by a Governmental Authority (including for this purpose, the Centers for Disease Control and Prevention, Health Canada, the World Health Organization or any industry group) providing for business closures, “sheltering-in-place”, curfews or other restrictions that relate to, or arise out of, an epidemic, pandemic or disease outbreak or any change in such Law, directive, pronouncement or guideline or interpretation thereof or any material worsening of such conditions existing as of the date of this Agreement; (d) the announcement, performance of, compliance with or pendency of this Agreement or the Transactions; (e) any changes in, or announced changes in, applicable Laws, GAAP, or the interpretation thereof; (f) the taking of any action (or the omission of any action), which is taken (or omitted to be taken) with the written consent of Parent (in the case of the Company) or the Company (in the case of Parent) or is

13 otherwise required or contemplated by this Agreement or any failure to take any action, if such action is prohibited by this Agreement or for which Parent (in the case of the Company) or the Company (in the case of Parent) declined to consent; (g) FDA approval (or other clinical or regulatory developments), market entry or threatened market entry of any product competitive with, or related to, any product of such Person or product candidates, including public announcements related thereto; (h) the failure of such Person to meet any of their internal forecasts or projections (provided, that the exception in this clause shall not prevent or otherwise affect a determination that any Effect underlying such failure has resulted in, or contributed to, a Material Adverse Effect on such Person); and (i) any matter of which Parent (in the case of the Company) or the Company (in the case of Parent) is aware (including awareness of the consequences thereof) on the date of this Agreement (including any matter set forth on the Disclosure Schedules), provided, that adverse development or worsening of such matter occurring after the date of this Agreement shall be considered; except, in the case of clauses (a), (b), (c) and (e) above, to the extent that any such Effect has a disproportionate and adverse effect on the business of the Acquired Companies or Parent, as applicable, taken as a whole, relative to other businesses in the industries in which the Acquired Companies or Parent, as applicable, operate (in which case, only the disproportionate effects of such Effect shall be considered in determining whether a Material Adverse Effect has occurred). “Material Contract” has the meaning set forth in Section 4.8(a). “Material Permits” has the meaning set forth in Section 4.14. “Merger” has the meaning set forth in the Recitals above. “Merger Consideration” means, with respect to each Company Equity Holder, the consideration into which such Company Equity Holder’s Company Stock, Options or RSAs is converted in accordance with Section 3.1. “Merger Sub” has the meaning set forth in the introductory paragraph above. “Milestone” has the meaning set forth in Section 3.7(a). “Milestone Payment” has the meaning set forth in Section 3.7(a). “Milestone Per-Share Consideration” has the meaning set forth in Section 3.7(a). “Milestone Statements” has the meaning set forth in Section 3.7(f). “NDA” means a New Drug Application (or similar application), as defined in the Federal Food, Drug, and Cosmetic Act, as amended, and applicable regulations promulgated thereunder by the FDA (or an equivalent foreign agency). “Net Sales” means, with respect to a Product, the gross amount invoiced by a Selling Entity to Third Parties for such Product, less the following items applied consistent with GAAP: (a) trade, quantity and cash discounts allowed;

14 (b) discounts, refunds, rebates, chargebacks, retroactive price adjustments, and any other allowances which effectively reduce the net selling price; (c) Product returns and allowances; (d) any tax imposed on the production, sale, delivery or use of the Product, including, without limitation, sales, use, excise or value added taxes, but expressly excluding income taxes; (e) wholesaler inventory management fees; (f) allowance for distribution expenses; and (g) any other similar and customary deductions which are in accordance with GAAP. Such amounts shall be determined from the books and records of the Selling Entities maintained in accordance with GAAP consistently applied. In the event a Product is a Combination Product, the Net Sales for such Combination Product will be calculated on a country-by-country basis by multiplying actual net sales (calculated on the basis as if they were Net Sales) of such Combination Product by the fraction A/(A+B) where A is the average invoice price, in the relevant country during the relevant quarterly period, of the Compound contained in such Combination Product when sold separately by a Selling Entity, and B is the average invoice price in such country during such period of any other active ingredient(s) or drug delivery device(s) in the Combination Product when sold separately by a Selling Entity (“Other Components”). If the Compound has not been sold separately by a Selling Entity in the relevant country in the relevant quarterly period, Net Sales shall be calculated by multiplying actual net sales (calculated on a basis as if they were Net Sales) of such Combination Product by the fraction A/C where A is the average invoice price, in such country during the last quarterly period, of a Product containing only the Compound when sold separately and C is the average invoice price of the Combination Product in such country during such period. If neither the Compound nor the Other Components are sold separately, then Net Sales of such Combination Product shall be adjusted to reflect the relative market value of the Compound, as reasonably apportioned by the applicable Selling Entity in good faith based on the relative market value in such country of the Compound, compared to the relative market value of the Other Components. Transfers or dispositions of Product: (i) in connection with patient assistance programs; (ii) for charitable or promotional purposes; (iii) for preclinical, clinical, regulatory or governmental purposes or under so-called “named patient” or other limited access programs; or (iv) for use in any tests or studies reasonably necessary to comply with any Law, regulation or request by a Governmental Authority shall not, in each case of (i) through (iv), be deemed sales of such Product for purposes of this definition of “Net Sales.” Sales to, between or among Selling Entities for re-sale shall be excluded from the computation of Net Sales, but subsequent sales by Selling Entities to Third Parties shall be included in the computation of Net Sales. “Net Working Capital” means, as of any specific date, the positive or negative difference between (i) the sum (without duplication) of the “current assets” of the Acquired Companies reflected on

15 the sample calculation of Net Working Capital attached hereto as Schedule C (the “Sample Net Working Capital Calculation”) and subject to the methodologies with respect to “current assets” reflected thereon, determined in accordance with the Accounting Principles, on a consolidated basis, as of such date and time; and (ii) the sum (without duplication) of the “current liabilities” of the Acquired Companies reflected on the Sample Net Working Capital Calculation and subject to the methodologies with respect to “current liabilities” reflected thereon, determined in accordance with the Accounting Principles, on a consolidated basis, as of such date and time; provided, however, that any “current assets” or “current liabilities” of the Acquired Companies shall only include those line items set forth on the Sample Net Working Capital Calculation; provided, further, however, that in no event will Net Working Capital take into account any amounts in respect of (A) Cash, (B) Debt or Transaction Expenses; or (C) income or deferred Tax assets and income or deferred Tax liabilities. “New Litigation Claim” has the meaning set forth in Section 6.10. “Nonparty Affiliates” has the meaning set forth in Section 11.14. “Notice of Disagreement” has the meaning set forth in Section 3.5(b). “OFAC” means the U.S. Office of Foreign Assets Control. “Option” means an option to purchase shares of Common Stock that was granted pursuant to either of the Company Equity Plans. “Optionholder” means any holder of an Option. “Order” means all judgments, writs, stipulations, decrees, injunctions, rules, orders, determinations, rulings, awards or binding agreements, or any settlement agreement with or subject to, whether temporary, preliminary or permanent, of any Governmental Authority. “Outside Date” has the meaning set forth in Section 9.1(d). “Parent” has the meaning set forth in the introductory paragraph above. “Parent Common Stock” has the meaning as set forth in Section 5.5(a). “Parent Disclosure Schedules” means the Disclosure Schedules delivered by the Parent to the Company concurrently with the execution and delivery of this Agreement. “Parent’s Knowledge” or “Knowledge of the Parent” means the actual knowledge, after reasonable inquiry, of Bobak Azamian, Bryan Wahl, Scott Sieckert, and Jeff Farrow. “Parent Preferred Stock” has the meaning as set forth in Section 5.5(a). “Parent Released Parties” has the meaning as set forth in Section 11.14. “Parent SEC Documents” has the meaning set forth in Section 5.12(b). “Parent Stock” has the meaning as set forth in Section 5.5(a).

16 “Parent Stock Price (Upfront Consideration)” means $61.38. “Parent Stock Price (Milestone Consideration)” means the volume-weighted average price of a share of Parent Stock as reported on NASDAQ Global Select Market for the period of sixty (60) consecutive Trading Days ending on (and including) the second Trading Day prior to the Milestone Instruction Date (such period, the “Milestone VWAP Measurement Period”). “Party” or “Parties” means the Company, the Representative, Merger Sub and Parent. “Paying Agent” has the meaning set forth in Section 3.2(a). “Payoff Letter” has the meaning set forth in Section 3.3(c). “Per-Share Portion” means the quotient of (a) one (1), divided by (b) the Company Fully Diluted Share Count. “Per-Share Stock Consideration” means a number of shares of Parent Common Stock equal to the quotient of (a) the Stock Purchase Price Shares, divided by (b) the Company Fully Diluted Share Count. “Permits” means all permits, licenses, franchises, approvals, consents, waivers, exemptions, notices, applications, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities. “Permitted Liens” means all (a) Liens set forth on Section 1.1 of the Disclosure Schedules, (b) Liens disclosed in policies of title insurance or recorded in public records, (c) statutory Liens for Taxes, assessments or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings, in each case for which appropriate reserves have been established in accordance with GAAP, (d) mechanics’, carriers’, workers’, repairers’ and similar Liens arising or incurred in the ordinary course of business or the amount or validity of which is being contested in good faith, (e) pledges, deposits or other Liens to the performance of bids, trade contracts (other than for borrowed money), leases or statutory obligations (including, workers’ compensation, unemployment insurance or other social security legislation), (f) as to any Real Property Lease, (A) any interest or title of a landlord under any Real Property Lease, (B) any statutory Lien in favor of the landlord under any Real Property Lease or landlord Lien permitted by the terms of any Real Property Lease, or assignments of insurance or condemnation proceeds provided to landlords (or their mortgagees) pursuant to the terms of any Real Property Lease, and (C) the terms and conditions of any Real Property Lease, (g) title of a lessor under a capital or operating lease, (h) (A) non-exclusive licenses of Intellectual Property granted by any Acquired Company in the ordinary course of business consistent with past practice, and (B) licenses of commercially available, off-the-shelf software granted to any Acquired Company, (i) Liens created by operation of law arising in the ordinary course of business and that do not materially interfere with the business of the Acquired Companies, (j) title of a lessor under a capital or operating lease and Liens securing rental payments on capital lease obligations and purchase money obligations, and (k) Liens arising under the applicable securities laws. “Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

17 “Personal Information” has the same meaning as “personal information”, “personal data”, or any similar term under applicable Privacy Laws. “Post-Closing Plans” has the meaning set forth in Section 8.4(b). “Post-Closing Release” means any disbursement of cash amounts (i) in respect of the Milestone Payments pursuant to Section 3.7, (ii) in respect of the Royalty Payments pursuant to Section 3.7(g), (iii) from the Adjustment Escrow Amount pursuant to Section 3.6, (iv) with respect to a positive Purchase Price Adjustment Amount pursuant to Section 3.6, or (v) to Company Stockholders from the Representative Expense Fund Balance pursuant to Section 11.13(a). “Pre-Closing Tax Amount” means the sum of the aggregate liability (which shall not be less than zero) for all unpaid income Taxes of any Acquired Company attributable to any Pre-Closing Tax Period beginning on or after October 1, 2025 (solely in respect of those jurisdictions in which any Acquired Company is currently filing Tax Returns with respect to income Taxes or jurisdictions in which any Acquired Company first began doing business on or after October 1, 2025) in respect of which (i) a Tax Return has not been filed prior to the Closing Date, or (ii) a Tax Return has been filed prior to the Closing Date but any Tax shown as due thereon has not been fully paid as of the Closing Date; provided, that the amount in (i) above shall be determined (A) with respect to any Straddle Period, in accordance with Section 8.1(c), (B) treating any deferred revenue, advance amounts, or prepaid amounts received, arising or accrued in any such period as subject to Tax in a Pre-Closing Tax Period, (C) including in taxable income all adjustments pursuant to any change in accounting method made prior to the Closing, including pursuant to Section 481 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law), (D) as if such Acquired Company used the accrual method of Tax accounting throughout such Pre-Closing Tax Periods, (E) by including in such Pre-Closing Tax Period any Taxes attributable to any amount required to be included in the income of any Person under Section 951 or Section 951A of the Code (or, in each case, any corresponding or similar provision of state, local or non-U.S. Law) with respect to or attributable to operations of any Acquired Company or any of its Affiliates to the extent such amount would be allocable to the Pre-Closing Tax Period if the taxable year of such Acquired Company and the relevant Person ended on the Closing Date, (F) without regard to deferred Tax balances or any accruals or reserves established under GAAP methodologies for contingent Taxes or with respect to uncertain Tax positions, in each case, for which adequate reserves have been maintained in accordance with GAAP, (G) in accordance with the Accounting Principles and the past practices (including reporting positions, elections and accounting methods) of the Acquired Company in preparing Tax Returns with respect to such Taxes, to the extent permitted by applicable Law at a “more likely than not” (or higher) level of comfort, and (H) taking into account any estimated Tax payments, overpayments of Taxes or prepaid Taxes, any losses or net operating losses or carryovers of the Acquired Companies, in each case, to the extent that such items actually reduce such applicable Tax liabilities in the same jurisdiction as such estimated payments, overpayments, prepayments, losses, net operating losses or carryovers relate to as a matter of applicable Tax laws (on a “more likely than not” or higher level of comfort). “Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date, and the portion of any Straddle Period ending on (and including) the Closing Date. “Preferred Stock” means, collectively, the Series A Preferred Stock, Series B-1 Preferred Stock, Series B-2 Preferred Stock and Series B-3 Preferred Stock.

18 “Privacy Laws” means any applicable Law relating to Processing of Personal Information, data security, data privacy, or data security breach notification. “Privacy Requirements” means (a) all applicable Privacy Laws and (b) the Company’s externally- published and posted policies and contractual commitments relating to the Company’s Processing or security of Personal Information. “Process” or “Processing” means with respect to Personal Information, the use, collection, processing, storage, recording, organization, transfer, retrieval, disclosure, dissemination or combination of such Personal Information. “Pro Rata Portion” means, for each Company Equity Holder, a quotient equal to (a) the sum of all Merger Consideration payable to such Company Equity Holder at Closing (calculated assuming compliance by all Company Equity Holders with Section 3.2(d)), divided by (b) the aggregate amount of Merger Consideration payable to all Company Equity Holders at Closing (calculated assuming compliance by all Company Equity Holders with Section 3.2(d)). “Product” means any product in any form that contains one or more Compound as an active ingredient, in any dosage form, formulation or method of delivery, including Combination Products that contain active ingredients in addition to a Compound. “Promised Option Closing Payment” shall have the meaning set forth in the applicable Promised Option Waiver. “Promised Option Waiver” shall mean an acknowledgement and consent, containing a release and waiver of claims with respect to promised but unissued options, in a form to be mutually agreed between Parent and the Company. “Property Taxes” means all real property Taxes, personal property Taxes and similar ad valorem Taxes. “Proposed Closing Statement” has the meaning set forth in Section 3.5(a). “Purchaser Arrangements” has the meaning set forth in Section 8.4(c). “Purchase Price Adjustment Amount” means (a) the Cash Purchase Price as finally determined pursuant to Section 3.5 minus (b) the Initial Cash Purchase Price as set forth on the Estimated Closing Statement (as modified pursuant to Section 3.3, if applicable) (which may be a positive or negative number). “R&W Insurance Policy” means the representation and warranty insurance policy to be issued to Parent with respect to this Agreement in substantially the form delivered to the Company (with a copy to the Representative) prior to the execution of this Agreement, and any excess policies thereto. “Real Property Lease” means the real property leased or subleased by any Acquired Company, together with all buildings, structures and facilities located thereon. “Registered Intellectual Property” has the meaning set forth in Section 4.10(a).

19 “Regulatory Approval” means, with respect to any Product and country, the approval by the applicable Governmental Authority necessary to market, distribute and sell such Product in such country or jurisdiction, but excluding any emergency use authorization. In the United States, Regulatory Approval for a Product means approval of an NDA for such Product. “Regulatory Approval Milestone” has the meaning set forth in Section 3.7(a). “Regulatory Exclusivity” means any exclusive marketing rights, data exclusivity rights, or other exclusivity rights or market protections (other than Patent Rights) conferred by any Governmental Authority with respect to a biologic or pharmaceutical product that prevent: (a) such Governmental Authority from reviewing or granting approval of an NDA; or (b) a Third Party from referencing any data in an approved NDA, including without limitation orphan drug exclusivity, new chemical entity exclusivity, data exclusivity, pediatric exclusivity, or other such exclusivity conferred in the U.S. under the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.), as amended, and § 351 of the Public Health Service Act (42 U.S.C. § 262); in the EU under Directive 2001/83/EC (Article 10), Regulation (EC) No 726/2004 (Articles 14 and 14a), Regulation (EC) No. 1901/2006 (Article 37), Regulation (EC) No 141/2000 (Article 8) and Council Regulation (EC) 469/2009, all as amended; or rights similar thereto in other countries. “Release” means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape or migrate into or through the environment (including, ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata or within any building, structure, facility or fixture). “Remedy” or “Remedies” means any conditions, measures, commitments, undertakings, remedies (including disposals, whether before or following completion of the Merger, and any pre- divestiture reorganizations) or assurance (financial or otherwise) offered or required in connection with the obtaining of any requisite clearances or approvals under the HSR Act or any other applicable requirements of Antitrust Laws. “Representative” means Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the representative, agent, proxy and attorney-in-fact for the Company Equity Holders for all purposes under this Agreement pursuant to Section 11.13. “Representative Expense Fund” has the meaning set forth in Section 11.13(a). “Representative Expense Fund Balance” has the meaning set forth in Section 11.13(a). “Restrictive Covenant Agreement” shall mean the Restrictive Covenant Agreement to be executed and delivered by the Key Employee in a form to be mutually agreed between Parent and the Company. “Review Period” has the meaning set forth in Section 3.5(b). “Royalty Option Payments” shall have the meaning set forth in Schedule 3.8. “Royalty Payments” has the meaning set forth in Section 3.7(g).

20 “Royalty Term” has the meaning set forth in Section 3.8(b). “RSA” means a restricted stock award that was granted pursuant to either of the Company Equity Plans, including pursuant to the early exercise of an Option. “RSA Holder” means any holder of an RSA. “RSA Repurchase Price” has the meaning set forth in Section 3.1(c). “SEC” means the Securities and Exchange Commission. “SEC Filing Fees” has the meaning set forth in Section 8.7. “Securities Act” means the Securities Act of 1933, as amended. “Selling Entity” means (a) Parent, any Affiliates of Parent, or any assignee, licensee or sublicensee with respect to rights to develop or commercialize a Product, or (b) any transferee, successor or assignee of the rights of any of the foregoing to develop or commercialize a Product. “Series A Preferred Stock” means the Company’s Series A Preferred Stock, par value $0.0001 per share. “Series B Preferred Stock” means, collectively, the Series B-1 Preferred Stock, the Series B-2 Preferred Stock and the Series B-3 Preferred Stock. “Series B-1 Preferred Stock” means the Company’s Series B-1 Preferred Stock, par value $0.0001 per share. “Series B-2 Preferred Stock” means the Company’s Series B-2 Preferred Stock, par value $0.0001 per share. “Series B-3 Preferred Stock” means the Company’s Series B-3 Preferred Stock, par value $0.0001 per share. “Software” means any and all computer programs, including any and all software implementations of algorithms, models, smart contracts, operating systems, application systems, firmware or other software code of any nature, whether operational or under development, and any derivations, updates, enhancements, and customizations of any of the foregoing and related documentation, operating procedures, methods, tools, developers’ kits, utilities, developers’ notes, technical manuals, user manuals and other documentation thereof, including comments and annotations related thereto, whether in machine-readable form, source code or a programming language or any other language or symbols and whether stored, encoded, recorded or written on disk, tape, film, memory device, paper or other media of any nature. “Source Code” means computer Software and code, in form other than object code form, including related programmer comments and annotations, help text, data and data structures, instructions and procedural, object-oriented and other code, which may be printed out or displayed in human readable form.

21 “Specified Investment Amount” has the meaning set forth on Schedule D. “Stock Purchase Price Value” means an amount equal to $180,000,000. “Stock Purchase Price Shares” means the quotient of (a) the Stock Purchase Price Value, divided by (b) the Parent Stock Price (Upfront Consideration). “Straddle Period” means any taxable period beginning before or on and ending after the Closing Date. “Subsidiary” with respect to a specified Person, (a) in the case of a corporation or limited liability company, fifty percent (50%) or more of the capital stock or membership interests, as applicable, the holders of which are regularly entitled to vote for the election of directors or managers, is owned directly or indirectly by such specified entity, or (b) in the case of a trust, partnership or other entity, a trust, partnership or entity of which such specified entity owns directly or indirectly fifty percent (50%) or more of the beneficial interest or equity. “Surviving Company” has the meaning set forth in Section 2.1. “Target Net Working Capital” means negative $5,000,000. “Tax Return” means any return, declaration, report, information return, estimate, schedule, notice, notification, form, election, certificate or statement or other document or information relating to Taxes filed with or submitted to, or required to be filed with or submitted to, any Taxing Authority or Governmental Authority, including any schedule or attachment thereto, and including any amendment thereof. “Tax” (and, with correlative meaning “Taxes” and “taxable”) means, without duplication, all federal, state, local, foreign and other net income, gross income, income, alternative or add-on minimum, gross receipts, sales, use, ad valorem, value added, transfer, franchise, fringe benefit, share capital, registration, profits, license, service, withholding, payroll, social security (or equivalent), employment, unemployment, disability, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), windfall profits, customs, duties or other taxes, fees, assessments or charges (direct or reverse) imposed by any Governmental Authority in the nature of a tax, together with any interest, additions or penalties with respect thereto (whether disputed or not). “Taxing Authority” means any Governmental Authority having or exercising jurisdiction with respect to any Tax. “Trading Day” means a day on which the NASDAQ Global Select Market is open for trading. “Transaction Expenses” means (a) the fees, costs and other expenses (to the extent unpaid) incurred by or on behalf of the Acquired Companies to financial advisors, legal advisors, accountants, consultants, brokers, finders and any other advisors or service providers (including the Representative), in each case, for services performed in connection with the negotiation, execution and delivery of this Agreement, any Ancillary Document, the consummation of the Merger and the other Transactions, (provided, that the Contingent Financial Advisor Fees shall not constitute a Transaction Expense and shall instead reduce the Milestone Payment as provided in

22 Section 3.7(b) and Section 3.8(f)), (b) any transaction, change of control or retention bonuses or payments (including the Accrued Seller 2026 Cash Incentive Bonuses, any spot bonuses payable (as contemplated by Section 6.1(b) of the Disclosure Schedules), the RSA Repurchase Price and the aggregate Promised Option Closing Payment that becomes payable in connection with, or pursuant to, the Promised Option Waivers, in each case payable by the Acquired Companies to its current or former employees or other individual service providers as a result of, or in connection with, the consummation of the Transactions, pursuant to Benefit Plans in effect with any Acquired Company prior to the Closing (and for the avoidance of doubt, excluding any arrangements entered into by or at the direction of Parent or its Affiliates and/or any double-trigger arrangements requiring both the occurrence of a change in control and a termination of service), (c) Transaction Payroll Taxes, (d) any payments, fees or other consideration paid or payable in connection with obtaining any consent, waiver, approval or authorization required to be obtained by any Acquired Company in connection with the consummation of the Transactions, including under any Material Contract or Permit (for clarity, in the case of costs incurred after Closing in connection with obtaining third party contractual consents, limited solely to those amounts required pursuant to the terms of the underlying contract in order to obtain such consents), (e) 50% of any fees, costs, taxes and expenses of the Paying Agent, the Escrow Agent and any exchange agent in connection with this Agreement, the Merger and the other transactions contemplated hereby, (f) the fees, costs, taxes and expenses of each Tail Policy, (g) 50% of the fees, costs, taxes and expenses of the R&W Insurance Policy, (h) the Pre-Closing Tax Amount, (i) to the extent payable following the Closing, the cash severance obligations (including, without limitation, obligations to pay for the premium and administrative costs for continuation of health insurance under COBRA or otherwise) set forth on Schedule G, and any other outstanding cash and cash equivalent severance obligations arising under those agreements listed under the heading “Separation Agreements” in Section 4.17(a) of the Disclosure Schedules, which are owed to former employees of the Acquired Companies, were incurred prior to the Closing due to terminations of service prior to the Closing and arose from severance agreements or arrangements entered into with an Acquired Company and in effect prior to the Closing (and for the avoidance of doubt, excluding any arrangements entered into by or at the direction of Parent or its Affiliates and/or any double-trigger arrangements requiring both the occurrence of a change in control and a termination of service) and (j) 50% of all Transfer Taxes as contemplated by Section 8.1(a) (Transfer Taxes). “Transaction Expense Invoice” has the meaning set forth in Section 3.3(c). “Transaction Payroll Taxes” shall mean the employer portion of any payroll or employment Taxes incurred in connection with (i) any Transaction Expenses, (ii) the payment of any Closing Option Consideration and (iii) any payments made to any former holder of Options or RSAs, who is or was an employee of the Company, in respect of any Post-Closing Release. “Transaction Tax Deductions” means, without duplication, all Tax items of loss or deduction of any Acquired Company resulting from or attributable to (a) any bonuses or other compensatory payments paid by such Acquired Company as a result of or in connection with the consummation of the Transactions, (b) any Transaction Expenses (including amounts paid before the Closing Date that would have been Transaction Expenses if paid on the Closing Date) that are deductible under applicable Law, (c) any fees, expenses, premiums and penalties with respect to the prepayment or repayment of any Debt in connection with the transactions contemplated by this Agreement, (d) the write-off or acceleration of the amortization of deferred financing costs of such Acquired Company as a result of the Closing or the payment of any debt on the Closing Date, (e)

23 all amounts payable to Optionholders pursuant to this Agreement and (f) any applicable expenses or other amounts not otherwise described in clauses (a) - (e) of this definition that are paid by or on behalf of the Acquired Companies in connection with the Transactions to the extent that such expenses or amounts were either paid by the Company prior to the Closing or otherwise are economically borne by the Company Equity Holders through a reduction to the Closing Purchase Price. For these purposes, the Acquired Companies shall be deemed to have elected to apply Revenue Procedure 2011-29 and treat the seventy percent (70%) of any “success based fee” as defined in Treasury Regulations Section 1.263(a)-5(f) incurred by the Acquired Companies in connection with the transactions contemplated hereby as an amount that does not facilitate the transaction. “Transactions” has the meaning set forth in the Recitals. “Transfer Taxes” means any and all direct and indirect transfer, documentary, sales, use, court, gross receipts, stamp, registration, goods and services, reporting, filing, value added, recording, escrow and other similar Taxes and fees (including any real property transfer Tax), including any penalties and interest. “Valid Claim” means a claim within (a) an issued and unexpired Acquired Patent that has not been held revoked, unenforceable or invalid by a decision of a court or other Governmental Authority of competent jurisdiction; or (b) a pending patent application within an Acquired Patent which has not been cancelled, abandoned, withdrawn or finally rejected or expired without the possibility of revival, reinstatement, appeal or refiling. “Voting Agreement” means that certain Voting Agreement, dated as of November 22, 2022, by and among the Company and the Voting Agreement Parties, as amended on April 28, 2023. “Voting Agreement Party” means those certain holders of Company Stock that are party to the Voting Agreement. “Waiver” has the meaning set forth in Section 8.4(c). “WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar state or local law requiring notice to employees and their appropriate union representatives of a plant closing, mass layoff or similar action. Section 1.2 Interpretation. Unless otherwise expressly provided or unless the context requires otherwise: (i) all references in this Agreement to Articles, Sections, Schedules and Exhibits shall mean and refer to Articles, Sections, Schedules and Exhibits of this Agreement; (ii) all references to statutes and related regulations shall include all amendments of the same and any successor or replacement statutes and regulations; (iii) words using the singular or plural number also shall include the plural and singular number, respectively; (iv) references to “hereof”, “herein”, “hereby” and similar terms shall refer to this entire Agreement (including, solely to the extent incorporated by reference herein, the Disclosure Schedules and Exhibits hereto); (v) references to any Person shall be deemed to mean and include the successors and permitted assigns of such Person (or, in the case of a Governmental Authority, Persons succeeding to the relevant functions of such Person); (vi) the term “including” shall be deemed to mean “including, without limitation”; (vii) words of any gender include each other gender; (viii) whenever this Agreement

24 refers to a number of days, such number shall refer to calendar days, unless such reference is specifically to “Business Days”; (ix) unless the context of the sentence requires otherwise, the word “or” is not exclusive (i.e., it means and/or); (x) all references to “$” shall mean U.S. dollars; (xi) an item arising with respect to a specific representation or warranty shall be deemed to be “reflected on” or “set forth in” a balance sheet or financial statements, to the extent any such phrase appears in such representation or warranty, if (A) there is a reserve, accrual or other similar item underlying a number on such balance sheet or financial statements that relates to the subject matter of such representation, (B) such item is otherwise specifically set forth on the balance sheet or financial statements, or (C) such item is reflected on the balance sheet or financial statements and is specifically set forth in the notes thereto; (xii) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded (if the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day); and (xiii) the phrase “made available to Parent” means documents, information and disclosures made available to Parent and its representatives at least two (2) Business Days prior to the date hereof, including as made available to Parent and its representatives in that certain “data room” hosted by Datasite (the “Data Room”). ARTICLE II. THE MERGER Section 2.1 Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate legal existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation and as a Subsidiary of Parent (“Surviving Company”). Section 2.2 Effective Time. Unless this Agreement is earlier terminated pursuant to Section 9.1, the closing of the Merger (the “Closing”) will take place remotely via the exchange of documents and signatures at 10:00 a.m. Eastern Time on the third (3rd) Business Day after the satisfaction or, if permissible, waiver of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied by deliveries made on the Closing Date, but subject to the satisfaction thereof at the Closing), unless otherwise agreed by the Parties in writing. The date upon which the Closing actually occurs is herein referred to as the “Closing Date”. On the Closing Date, the Parties shall cause the Merger to be consummated by executing and filing a certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with, the relevant provisions of the DGCL (the date and time of acceptance by the Secretary of State of Delaware of such filing, or, if another date and time is specified in such filing, such specified date and time, being the “Effective Time”). Section 2.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, assets, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Company, and all debts, liabilities, duties and obligations of the Company and Merger Sub shall become the debts, liabilities, duties and obligations of the Surviving Company (subject to the provisions of this Agreement).

25 Section 2.4 Certificate of Incorporation; Bylaws. At the Effective Time, the certificate of incorporation of the Surviving Company shall be amended and restated in its entirety to read as the certificate of incorporation of Merger Sub read immediately prior to the Effective Time. At the Effective Time, the bylaws of the Surviving Company shall be amended and restated in their entirety to read as the bylaws of Merger Sub read immediately prior to the Effective Time. Section 2.5 Directors and Officers. The members of the board of directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Company, each to serve in accordance with the Governing Documents of the Surviving Company. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Company, each to hold office in accordance with the Governing Documents of the Surviving Company. ARTICLE III. CONVERSION OF SECURITIES Section 3.1 Conversion of Company Stock, Options and RSAs. (a) At the Effective Time, automatically by virtue of the Merger and without any action on the part of any Party, each share of Company Stock that is issued and outstanding immediately prior to the Effective Time which is held by (i) the Acquired Companies (in treasury or otherwise), or (ii) Parent, Merger Sub or any of their Subsidiaries (all such shares described in the foregoing clauses (i) and (ii), the “Excluded Shares”), shall cease to be outstanding and shall automatically be canceled without payment of any consideration therefor, and shall cease to exist. (b) At the Effective Time, automatically by virtue of the Merger and without any action on the part of any Party, each share of Company Stock that is issued and outstanding as of immediately prior to the Effective Time (other than Excluded Shares and Dissenting Shares) shall thereupon be converted into and become the right to receive, subject to and conditioned upon compliance by the relevant holder with Section 3.2(d), (1) an amount in cash equal to the Initial Per-Share Cash Consideration, (2) a number of shares of Parent Common Stock equal to the Per- Share Stock Consideration, subject to the right to receive Fractional Share Consideration pursuant to Section 3.1(e), and (3) the Per-Share Portion of any Post-Closing Release (if any). At the Effective Time, automatically by virtue of the Merger and without any action on the part of any Party, each share of Company Stock shall cease to be outstanding, shall be cancelled and shall cease to exist and each holder of shares of Company Stock issued and outstanding immediately prior to the Effective Time shall thereafter cease to have any rights with respect to such shares of Company Stock except (i) the right to receive payment in accordance with this Section 3.1(b) or (ii) as provided by Law. (c) At the Effective Time, automatically by virtue of the Merger and without any action on the part of any Party, (i) each outstanding Option that is subject solely to service-based vesting conditions shall become fully vested, (ii) the portion of each outstanding Option that is vested as of the Effective Time (after giving effect to any vesting that occurs as of the Effective Time) shall be cancelled and converted into the right to receive, subject to and conditioned upon compliance by the relevant holder with Section 3.2(d), the following with respect to each share subject to such vested Option: (x) the excess, if any, of the Closing Option Consideration over the Option’s per

26 share exercise price, plus (y) the Per-Share Portion of any Post-Closing Release (if any), in each case, less applicable Tax withholdings, and (iii) the portion (if any) of each Option that is unvested as of the Effective Time (after giving effect to any vesting that occurs as of the Effective Time) shall be cancelled for no consideration. For the avoidance of doubt and as described further herein, the portion of any such payments made to any former holder of Options, who is or was an employee of the Company, that is attributable to such former holder of Options, in respect of the Post-Closing Release shall be subject to any applicable withholding Taxes at the time of payment. Further, for the avoidance of doubt, all applicable withholding from the Closing Option Consideration and any Post-Closing Release shall be withheld from the cash consideration portion of such amounts. (d) At the Effective Time, automatically by virtue of the Merger and without any action on the part of any Party, (i) each outstanding RSA that is subject solely to service-based vesting conditions shall become fully vested, (ii) the portion of any RSA that is vested as of the Effective Time (after giving effect to any vesting that occurs as of the Effective Time) shall be cancelled and converted into the right to receive, subject to and conditioned upon compliance by the relevant holder with Section 3.2(d), (x) an amount in cash equal to the Initial Per-Share Cash Consideration, (y) a number of shares of Parent Common Stock equal to the Per-Share Stock Consideration, subject to the right to receive Fractional Share Consideration pursuant to Section 3.1(e) ((x) and (y) collectively, the “Closing RSA Consideration”), and (z) the Per-Share Portion of any Post- Closing Release (if any), in each case, less applicable Tax withholdings, and (iii) the portion (if any) of each outstanding RSA that remains unvested as of the Effective Time (after giving effect to any vesting that occurs as of the Effective Time) shall either (x) to the extent required under the terms of the applicable RSA, be repurchased by the Company as of immediately prior to the Effective Time for such amount set forth in the award agreement evidencing such RSA (any such repurchase amount, the “RSA Repurchase Price”), or (y) be cancelled for no consideration. (e) The amount of cash each holder is entitled to receive shall be rounded down to the nearest whole cent and to the nearest whole share, respectively, and computed after aggregating all cash amounts and shares of Parent Common Stock payable or issuable, as applicable, to such holder. No fractional shares of Parent Common Stock will be issued hereunder. Each Company Equity Holder who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock pursuant to the terms of this Section 3.1 (after aggregating all shares of Parent Common Stock issuable to such Company Equity Holder pursuant to this Section 3.1) shall receive, in lieu thereof, cash, rounded down to the nearest whole cent and without interest, in an amount equal to such fraction, multiplied by the Parent Stock Price (Upfront Consideration) (“Fractional Share Consideration”). (f) At the Effective Time, each share of common stock of Merger Sub issued and outstanding immediately as of the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Company. Each stock certificate, if any, of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Company. (g) The calculation of the aggregate Per-Share Stock Consideration and aggregate shares of Parent Common Stock, if any, payable as Milestone Per Share Stock Consideration shall be equitably adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities of a Subsidiary of Parent or the Company or of securities convertible into Parent Common Stock or Company Stock),

27 recapitalization, reclassification, combination, exchange of shares or other like change with respect to Parent Common Stock with a record date occurring (i) with respect to the Per-Share Stock Consideration, on or after the date hereof until the Closing, or (ii) with respect to any Milestone Payment payable in shares of Parent Common Stock, occurring within the Milestone VWAP Measurement Period; provided that nothing in this Section 3.1(g) shall be construed to permit the Company or Parent to take any of the foregoing actions with respect to Company Stock or Parent Common Stock, as applicable, to the extent otherwise prohibited by the terms of this Agreement, including Section 6.1 and Section 6.2. (h) Subject to the provisions of Section 3.2(h) and Section 3.2(i), no dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered shares of Company Stock with respect to the Parent Common Stock issuable to such holder hereunder, and all such dividends and other distributions, if any, shall be paid by Parent to the Paying Agent and shall be included in the Payment Fund, in each case until the surrender of such Company Stock in accordance with this Agreement. Subject to applicable Laws and the provisions of Section 3.2(g), following surrender of any such Company Stock, there shall be paid to the holder thereof, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time and with a payment date prior to such surrender with respect to the Parent Common Stock to which such holder is entitled pursuant to this Agreement and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such Parent Common Stock. Section 3.2 Payment and Exchange. (a) As promptly as practicable after the date hereof, Parent shall designate an entity of national reputation reasonably acceptable to the Company to act as the paying agent (the “Paying Agent”) for the purpose of exchanging shares of Company Stock for such share’s Merger Consideration. (b) Investor Suitability Documentation. The Company shall use its reasonable best efforts to cause each Company Equity Holder to return to the Company, at least five (5) Business Days prior to the Closing, a duly completed and validly executed investor questionnaire or accredited investor certification in the form attached hereto as Exhibit K (the “Investor Suitability Documentation”). To be eligible to receive shares of Parent Common Stock as consideration hereunder a Company Equity Holder must have provided duly completed and validly executed Investor Suitability Documentation demonstrating such Company Equity Holder is an Accredited Investor. Notwithstanding the delivery or non-delivery of any Investor Suitability Documentation to Parent prior to the Closing, any such Company Equity Holder may, in the reasonable discretion of Parent, be deemed an “Unaccredited Investor” or an “Accredited Investor” for purposes of this Agreement. Notwithstanding anything to the contrary in this Agreement, Parent shall be entitled, in its discretion, to not issue any shares of Parent Common Stock to which an Unaccredited Investor would otherwise be entitled under this Agreement, and in lieu thereof Parent shall deliver or cause to be delivered an amount in cash to such Unaccredited Investor equal to the number of such shares of Parent Common Stock issuable to such Unaccredited Investor as the aggregate consideration issuable pursuant to Section 3.1(b) (determined as if they were an Accredited

28 Investor) multiplied by the Parent Stock Price (Upfront Consideration) or Parent Stock Price (Milestone Consideration), as applicable. (c) On the Closing Date, Parent shall deposit, or shall cause to be deposited: (i) in the account designated by the Paying Agent, the aggregate amount necessary to pay to Company Stockholders the cash portion of the Merger Consideration to which such Company Stockholders are entitled at the Closing (calculated assuming compliance by all Company Equity Holders with Section 3.2(d)) (the “Payment Fund”), (ii) in the account of the Surviving Company, the cash portion of the Merger Consideration to which Optionholders and RSA Holders are entitled at the Closing (calculated assuming compliance by all Company Equity Holders with Section 3.2(d)), (iii) in the Escrow Account, the Adjustment Escrow Amount, and (iv) in the account designated by the Representative, the Representative Expense Fund. At the Closing, Parent shall instruct its transfer agent to issue the shares of Parent Common Stock included in the Merger Consideration payable at Closing, subject to delivery of such shares upon compliance by all Company Equity Holders with Section 3.2(d). (d) As promptly as practicable after the date hereof and prior to the Closing Date: (i) Parent shall cause the Paying Agent, on behalf of Parent, to distribute a letter of transmittal in the form attached hereto as Exhibit B, containing a customary stockholder release of claims, in addition to confidentiality covenants (a “Letter of Transmittal”) to each Company Stockholder at the address of record with the Company advising such holder of the Merger and the procedures for delivering such Company Stockholder’s Letter of Transmittal (with all other documentation required to be delivered pursuant to the Letter of Transmittal) in exchange for the Merger Consideration into which such holder’s Company Stock shall have been converted as a result of the Merger, and (ii) the Company will deliver or cause to be delivered to each holder of an Option or RSA an acknowledgment in the form attached hereto as Exhibit C (an “Option/RSA Acknowledgement”). After the Effective Time, (i) each holder of shares of Company Stock who has delivered or subsequently delivers a properly completed and duly executed Letter of Transmittal and Investor Suitability Documentation to Parent or the Paying Agent, and (ii) each holder of Options or RSAs who has delivered or subsequently delivers a properly completed and duly executed Option/RSA Acknowledgement and Investor Suitability Documentation, shall be entitled to receive in exchange therefor the Merger Consideration into which such holder’s Company Stock, Options or RSAs (as applicable) shall have been converted as a result of the Merger and (i) Parent shall pay, or shall cause the payment of, the cash portion of such Merger Consideration to such holder and (ii) Parent shall cause its transfer agent to issue the number of shares of Parent Common Stock included in the Merger Consideration payable at Closing to such holder, in each case, as soon as reasonably practicable after the Effective Time or such delivery, as applicable (and in any event within three (3) Business Days); provided, that any cash payment made hereunder in respect of Options or RSAs shall be made through the Surviving Company’s, or one of its Affiliates’ payroll system or accounts payable system (subject to any applicable withholding Taxes) at the first reasonably practicable payroll after the Closing (but no later than the next regularly scheduled payroll date that is at least ten (10) Business Days after the Effective Time or such delivery (as applicable)). At and after the Effective Time each holder of issued and outstanding shares of Company Stock immediately before the Effective Time will cease to have any rights as a holder of securities of the Company, except for the right of a Company Stockholder to surrender its, his or her Company Stock in exchange for the consideration payable in respect of such Company Stock under this Agreement (including such Per-Share Portion of any Post-Closing

29 Release (if any)), or in the case of a Dissenting Stockholder, to perfect its, his or her right to receive payment (if any) for Dissenting Shares in accordance with the DGCL, if applicable. (e) The Merger Consideration paid in accordance with the terms of this Agreement as a result of the conversion of any shares of Company Stock, or the cancellation of any Options or RSAs, shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Stock, Options or RSAs, as applicable, and no former holder of Company Stock, Options or RSAs shall have any further rights in respect thereof except the right to receive the Merger Consideration expressly provided under this Agreement. (f) At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of Company Stock thereafter on the records of the Company or the Surviving Company. (g) Notwithstanding anything to the contrary in this Agreement, none of Parent, the Surviving Company, the Escrow Agent, the Paying Agent, nor the Representative shall be liable to any Person for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar Law. (h) Notwithstanding anything in this Agreement to the contrary, shares of Company Stock outstanding immediately prior to the Effective Time and held by a Company Stockholder who has not voted in favor of the Merger or consented thereto in writing and who has properly demanded appraisal for such shares in accordance with Section 262 of the DGCL (“Dissenting Stockholder”), if such section provides for appraisal rights for such shares in the Merger (any of such shares, “Dissenting Shares”), shall not be converted into or be exchangeable for the right to receive the Initial Per-Share Consideration or the Per-Share Portion of any Post-Closing Release (if any) unless and until such holder fails to perfect or withdraws or otherwise loses his, her or its right to appraisal and payment under the DGCL. If, after the Effective Time, any such Company Stockholder fails to perfect or withdraws or loses his, her or its right to appraisal, such Dissenting Shares shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive the Initial Per-Share Consideration or the Per-Share Portion of any Post-Closing Release (if any) to which such Company Stockholder is entitled, without interest. Prior to the Effective Time, the Company shall give Parent (i) reasonably prompt notice of any demands received by the Company for appraisal of Company Stock pursuant to the DGCL or any withdrawals of demand received by the Company, and (ii) the opportunity to direct all negotiations and proceedings with respect to such demands. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle any such demands. (i) Any portion of the payment fund held by the Paying Agent in connection with the Initial Per-Share Cash Consideration to be paid in connection with the Closing and which remains undistributed to the holders of Company Stock for twelve (12) months after the Effective Time shall be delivered to Parent, upon demand, and any holder of Company Stock who has not previously complied with this Section 3.2 at such time shall be entitled to receive from Parent the Merger Consideration that such holder has the right to receive pursuant to the provisions of this Article III. (j) The parties intend that all payments with respect to Options will be either exempt from, or subject to but compliant with, Section 409A of the Code and the Treasury regulations and

30 other guidance promulgated thereunder. To the extent that Parent reasonably determines that a payment or payments with respect to Options may result in adverse tax consequences under Section 409A of the Code and the Treasury regulations and other guidance promulgated thereunder, as a result of either a change in applicable law, guidance from the Internal Revenue Service or as a result of an audit, Parent reserves the right to modify or amend the treatment of future payments with respect to Options (in consultation with the Shareholder Representative) to avoid such adverse tax consequences. For the avoidance of doubt, if any amounts or payments of any Post-Closing Release, Milestone Payment or Royalty Payment cannot be made with respect to Options as a result of the preceding sentence, any such amounts and payments shall be reallocated pro-rata to the Company Stockholders. Section 3.3 Pre-Closing Purchase Price Adjustment. (a) No later than the third (3rd) Business Day prior to the Closing Date, the Company shall prepare and deliver to Parent (a) a written statement (the “Estimated Closing Statement”) setting forth in reasonable detail the Company’s calculation and good faith estimation of (i) Closing Cash (the “Estimated Closing Cash”), (ii) Closing Debt (the “Estimated Closing Debt”), (iii) Closing Transaction Expenses (the “Estimated Closing Transaction Expenses”), (iv) Closing Net Working Capital (“Estimated Closing Net Working Capital”), (v) the Estimated Closing Adjustment Amount, (vi) Aggregate Option Exercise Price, (vii) Specified Investment Amount and (viii) Company Fully Diluted Share Count, and based on such calculations, the Company’s good faith determination of the Initial Cash Purchase Price, the Initial Per-Share Cash Consideration, the Per-Share Stock Consideration and applicable Fractional Share Consideration; and (b) a schedule (the “Consideration Schedule”) in a form reasonably acceptable to Parent, setting forth as of the Closing (i) the number of issued and outstanding shares of Common Stock and Preferred Stock, broken down by series of Preferred Stock, (ii) for each Company Stockholder, in their capacity as such: (A) such Company Stockholder’s name, address and email address, (B) the number and type of shares of Company Stock held by such Company Stockholder, (iii) for each Option and RSA award, broken out on an Option-by-Option and RSA award-by-RSA award basis: (A) the grant date of such Option or RSA award, (B) whether the holder filed an election under Section 83(b) of the Code in respect of any early-exercised shares, and (C) the vested and unvested breakdown of each Option and RSA award (on an Option-by-Option RSA award-by- RSA award basis), (iv) for each Company Equity Holder: (A) the Company’s calculation of the Merger Consideration to be paid to such holder at the Closing, (B) the Company’s calculation of the Milestone Payment to be paid to such holder assuming full achievement of all Milestone Events, (C) such holder’s Pro Rata Portion, expressed both as a percentage and as a dollar amount, (D) such holder’s allocable share of the Adjustment Escrow Amount, (E) such holder’s allocable share of the Representative Expense Fund, (F) whether such holder is an Accredited Investor or an Unaccredited Investor, and (G) any tax reporting and additional information reasonably requested by the Paying Agent, (v) Closing Debt, including, for each Person to whom payoff of such Closing Debt is owed (“Debt Payoff Recipient”): (A) the identity of such Debt Payoff Recipient, (B) the aggregate amounts required to pay off in full such Closing Debt as of the Closing Date (including outstanding principal, accrued and unpaid interest, and any prepayment premiums or penalties), and (C) corresponding wire instructions for payment to such Debt Payoff Recipient, and corresponding applicable Payoff Letter, and (vi) the Closing Transaction Expenses, including, for each Person to whom a payment of Closing Transaction Expense is owed: (A) the identity of such Person, (B) the amount owed to such Person, and (C) corresponding wire instructions for payment to such holder, and corresponding applicable Transaction Expense Invoice (or, where

31 applicable, a designation that such amount is to be paid through the Surviving Company’s normal payroll practices). Upon Parent’s reasonable written request, the Company shall promptly provide Parent and its representatives with copies of supporting schedules, working papers, access at reasonable times to relevant employees and accountants during regular business hours, books and records, and such other information as Parent may reasonably request in order to permit Parent to review the Estimated Closing Statement and the Consideration Schedule; provided, that Parent shall be entitled to rely conclusively, without independent investigation, on the Consideration Schedule and on any updated Consideration Schedule for purposes of making payments of the Merger Consideration at the Closing, and any payments made by Parent in accordance with the Consideration Schedule or any such updated Consideration Schedule shall be deemed to satisfy in full Parent’s obligations to pay the Merger Consideration at the Closing to the applicable Company Equity Holders. The Company shall consider in good faith any comments made by Parent with respect to the foregoing calculations and the final version of the Estimated Closing Statement shall be reasonably satisfactory to Parent, acting in good faith. The Estimated Closing Statement shall be prepared in accordance with the Accounting Principles and the definitions of the applicable components of the Initial Cash Purchase Price. (b) No later than five (5) Business Days prior to the date on which any post-closing payment becomes due under this Agreement (including, without limitation, each Milestone Payment pursuant to Section 3.7, each Royalty Payment pursuant to Section 3.8, and any adjustment payment pursuant to Section 3.6), subject to Parent and the Surviving Company timely providing Representative with such reasonable cooperation and assistance as the Representative may reasonably request, the Representative shall deliver to Parent an updated Consideration Schedule, in form and substance reasonably acceptable to Parent, setting forth, as of the applicable payment date, the full amounts payable to each Company Equity Holder and Debt payoff recipient (together with a related Payoff Letter), Transaction Expense payee (together with a related invoice and wire instructions), including for the avoidance of doubt, any Contingent Financial Advisor Fee in respect of such post-closing payment (including such detail (as applicable) contemplated by the foregoing clause (a)). (c) No later than two (2) Business Days prior to the Closing Date, the Company shall deliver to Parent fully executed payoff letters (each, a “Payoff Letter”) from each Debt Payoff Recipient and the Company shall deliver to Parent an invoice from each holder of Closing Transaction Expenses to be repaid at or prior to the Closing (each, a “Transaction Expense Invoice”). Each Payoff Letter shall be in customary form reasonably satisfactory to Parent and shall: (i) set forth the total amount required to fully pay off and discharge such Closing Debt as of the anticipated Closing Date (including, as applicable, all outstanding principal, accrued and unpaid interest, prepayment penalties, breakage costs, and any other fees or charges), together with a per diem interest rate for each day after the anticipated Closing Date; (ii) provide wire transfer instructions for the payment of such amounts; (iii) confirm that, upon receipt of such payment, all obligations in respect of such Closing Debt shall be fully discharged and released; and (iv) as applicable, authorize the filing of UCC-3 termination statements (or equivalent termination filings in applicable jurisdictions) for all UCC-1 financing statements or comparable Lien filings made in connection with any Lien on any assets or equity interests of any Acquired Company. Each Transaction Expense Invoice shall: (i) set forth the total amount required to fully pay off and discharge such Closing Transaction Expense as of the anticipated Closing Date and (ii) provide wire transfer instructions for the payment of such amounts. At or prior to the Closing, the Company shall pay or cause to be paid to each applicable lender or Closing Transaction Expense payee the

32 amounts set forth in each Payoff Letter or Transaction Expense Invoice, as applicable, in accordance with the wire instructions contained therein. Section 3.4 Closing Deliveries. Subject to the conditions set forth in this Agreement, at or prior to the Closing: (a) Parent shall make or cause the payments and issuances set forth in Section 3.2(b) in accordance with the terms set forth therein. (b) The Company shall pay, by wire transfer of immediately available funds, the applicable portion of the Estimated Closing Transaction Expenses to the applicable recipients thereof as set forth on the Estimated Closing Statement, except that any amounts payable to employees, directors or individual independent contractors of the Acquired Companies shall be paid via the Surviving Company’s normal payroll practices or accounts payable system following the Closing. (c) Parent, the Representative and the Escrow Agent shall duly execute the escrow agreement in the form attached hereto as Exhibit D (the “Escrow Agreement”). (d) The Company shall deliver to Parent an affidavit and notice addressed to the IRS, dated as of the Closing Date and in the form of Exhibit E. (e) Parent and Merger Sub shall have received an executed counterpart of the Certificate of Merger, signed by the Company. (f) Each executed resignation delivered by the officers and directors (or equivalent members of a governing body) of each Acquired Company shall remain in full force and effect as of the Closing and shall not have been rescinded, withdrawn, or modified. (g) The Company shall deliver to Parent, at or prior to the Closing, evidence, in form and substance reasonably satisfactory to Parent, that all Affiliate Transactions (other than those permitted to survive pursuant to Section 3.4(g) of the Disclosure Schedules) have been terminated effective as of the Closing, with no further Liability to any Acquired Company. (h) The Company shall deliver to Parent, at or prior to the Closing, the Post-Signing Financial Statements as contemplated by Section 6.11. (i) The Company shall deliver to Parent, at or prior to the Closing, a certificate duly executed by the secretary (or equivalent officer) of the Company, dated as of the Closing Date, certifying and attaching: (i) a true, correct and complete copy of the organizational documents of the Company as in effect as of the Closing Date; (ii) true, correct and complete copies of the resolutions of the board of directors of the Company authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby; and (iii) a certificate as to the incumbency and signatures of the officers of the Company executing this Agreement and any Ancillary Documents on behalf of the Company. (j) The Company shall deliver to Parent, at or prior to the Closing, a certificate of good standing (or equivalent) for each Acquired Company from the Secretary of State of its jurisdiction of formation, in each case, dated no earlier than ten (10) days prior to the Closing Date.

33 Section 3.5 Post-Closing Purchase Price Adjustment and Payments. (a) Delivery of Closing Statement. As promptly as practicable, but not later than ninety (90) days after the Closing, Parent shall deliver to the Representative a written statement (the “Proposed Closing Statement”) setting forth Parent’s good faith determination of (i) Closing Cash, (ii) Closing Debt, (iii) the Closing Transaction Expenses, (iv) Closing Net Working Capital, and (v) the Closing Adjustment Amount and based on such calculations, Parent’s proposed calculations of the Cash Purchase Price and the Purchase Price Adjustment Amount. For the avoidance of doubt, Parent’s delivery of the foregoing shall not (i) permit the introduction of different or new judgments, accounting methods, policies, principles, practices, procedures, classifications or estimation methodologies for the purpose of preparing Closing Cash, Closing Debt, Closing Transaction Expenses and Closing Net Working Capital or (ii) adjust for errors or omissions that may be found with respect to the Financial Statements referenced in Section 4.5 or any inconsistencies between the Financial Statements and GAAP, in the case of the foregoing clauses (i) and (ii), unless explicitly required in accordance with the Accounting Principles or the definitions of Cash, Debt, Transaction Expenses and Net Working Capital. At the Representative’s reasonable written request, Parent shall, and shall cause the Surviving Company and its and their respective officers, employees, agents and representatives to, provide reasonable assistance during regular business hours to the Representative and its agents in their review of the Proposed Closing Statement and shall provide the Representative and its agents access at reasonable times to the personnel, properties, books and records of the Surviving Company as the Representative may reasonably request for such purpose, subject to execution of any applicable access letters required by accountants. (b) Notice of Disagreement. In the event the Representative disputes the correctness of the Proposed Closing Statement, the Representative shall notify Parent in writing of its objections within thirty (30) days after receipt of the Proposed Closing Statement (the “Review Period”) and shall set forth, in writing and in reasonable detail, the reasons for the applicable line items that are the subject of the Representative’s objections, the Representative’s proposed revised amount for such line item and the basis for each of the Representative’s objections (subject to the following proviso, a “Notice of Disagreement”). Any component of the Proposed Closing Statement as to which no objection is raised in the Notice of Disagreement shall be deemed final and binding on the Parties for all purposes of this Section 3.5. (c) Initial Method of Resolution. During the thirty (30) days immediately following the delivery of any Notice of Disagreement, Parent and the Representative shall seek in good faith to resolve any differences that they may have with respect to any matter specified in such Notice of Disagreement. During such period, Parent and the Representative and their respective agents shall each have reasonable access to the other Party’s working papers, trial balances and similar materials prepared in connection with the other Party’s preparation of the Proposed Closing Statement and the Notice of Disagreement, as the case may be; provided, that such access will be subject to the execution of any applicable access letters required by accountants. The matters set forth in any such written resolution executed by Parent and the Representative shall be final and binding on the Parties on the date of such written resolution for all purposes of this Section 3.5. (d) Dispute Resolution Procedure. If, at the end of such thirty (30) day period specified in Section 3.5(c) (or such longer period agreed to between Parent and the Representative in writing), Parent and the Representative have not been able to resolve, in writing, all differences

34 that they may have with respect to any matter specified in such Notice of Disagreement, Parent and the Representative shall submit to KPMG LLP or, if such firm is unable to serve in such capacity, to such other nationally recognized independent accounting firm that is assigned by the American Arbitration Association (the “Accounting Firm”) for review and resolution of solely those matters specified in such Notice of Disagreement that remain in dispute (and as to no other matter), as an expert and not an arbitrator. The Accounting Firm shall reach a final, binding resolution of such matters, which final resolution shall not be subject to collateral attack for any reason and shall be (i) in writing and signed by the Accounting Firm, (ii) within the range of the amount of each item in dispute contested by the Representative and Parent, respectively, on an item by item basis, (iii) furnished to Parent and the Representative as soon as practicable after the items in dispute have been referred to the Accounting Firm, which shall not be more than sixty (60) days after such referral, (iv) made in accordance with the Accounting Principles and the applicable defined terms of the components of Cash Purchase Price in this Agreement, and (v) conclusive and binding upon the Parties on the date of delivery of such written resolution for all purposes of this Section 3.5. The scope of the disputes to be resolved by the Accounting Firm shall be limited to fixing mathematical errors and determining whether the items in dispute were determined in accordance with the Accounting Principles and the applicable defined terms of the components of Cash Purchase Price in this Agreement. Parent and the Representative agree to execute, if requested by the Accounting Firm, a reasonable engagement letter in customary form. There shall be no ex-parte communications with the Accounting Firm. Parent and the Representative agree to cooperate fully and in good faith with the Accounting Firm and promptly provide all documents and information reasonably requested by the Accounting Firm so as to enable it to make such determination as quickly and as accurately as practicable. The procedure outlined in this Section 3.5(d) is referred to as the “Dispute Resolution Procedure”. (e) Final Closing Statement. The Proposed Closing Statement shall become the “Final Closing Statement” on the earlier of (i) the first (1st) day following the end of the Review Period, if a Notice of Disagreement has not been delivered to Parent by the Representative, (ii) the date upon which the Representative acknowledges in writing that it has no objections to the Proposed Closing Statement, (iii) the date of resolution of all matters set forth in the Notice of Disagreement pursuant to Section 3.5(c) and (iv) the date upon which the Accounting Firm reaches a final, binding resolution of solely those matters specified in any Notice of Disagreement pursuant to Section 3.5(d). The date on which the Proposed Closing Statement shall become the Final Closing Statement pursuant to the immediately foregoing sentence is referred to as the “Final Determination Date”. The Closing Cash, Closing Debt, Closing Transaction Expenses and Closing Net Working Capital, as finally determined in accordance with this Section 3.5, shall be deemed to be the final and binding calculations of “Closing Cash”, “Closing Debt”, “Closing Transaction Expenses” and “Closing Net Working Capital” for all purposes of this Section 3.5, including for purposes of calculating the Cash Purchase Price. (f) Dispute Resolution Expenses. Parent and the Representative shall each pay their own costs and expenses incurred in connection with the Dispute Resolution Procedure. The fees, costs and expenses of the Accounting Firm shall be allocated to and borne by Parent and the Representative (for the account of the Company Stockholders) based on the inverse of the percentage that the Accounting Firm’s determination (before such allocation) bears to the total amount of the total items in dispute as originally submitted to the Accounting Firm. For example, should the items in dispute total in amount to one thousand dollars ($1,000) and the Accounting Firm awards six hundred dollars ($600) in favor of the Representative’s position, sixty percent

35 (60%) of the costs of its review would be borne by Parent and forty percent (40%) of the costs would be borne by the Representative (for the account of the Company Stockholders). The Representative shall be reimbursed by the Company Equity Holders in accordance with Section 11.13 (Representative) for any charges incurred by the Representative under this Section 3.5, including, for the reasonable fees and expenses of any accountants, advisors or other representatives engaged by the Representative in connection with the determination of the Final Closing Statement under this Section 3.5 (including, any Dispute Resolution Procedure, hereunder). Section 3.6 Final Adjustment Payment. (a) No later than the fifth (5th) Business Day following the Final Determination Date: (i) if the Purchase Price Adjustment Amount is positive: A. Parent shall pay or cause to be paid to the Paying Agent and the Surviving Company, as applicable, an amount in cash equal to the Purchase Price Adjustment Amount for further distribution to the Company Equity Holders in the manner contemplated by Section 3.1; and B. Parent and the Representative shall provide a joint written instruction to the Escrow Agent to release any remaining amount of the Adjustment Escrow Amount to the Paying Agent for further distribution to the Company Equity Holders in the manner contemplated by Section 3.1. (ii) If the Purchase Price Adjustment Amount is negative, Parent and the Representative shall provide a joint written instruction to the Escrow Agent instructing the Escrow Agent to (A) release the absolute value of the Purchase Price Adjustment Amount to Parent first from the Adjustment Escrow Amount, and (B) release any portion of the Adjustment Escrow Amount remaining following such payment to Parent to the Paying Agent for further distribution to the Company Equity Holders in the manner contemplated by Section 3.1. (b) Notwithstanding anything to the contrary in this Agreement, the Company Equity Holders’ sole recourse for payment of any such positive Purchase Price Adjustment Amount pursuant to Section 3.6(a)(i) shall be limited to, and shall not exceed, an amount equal to the Adjustment Escrow Amount. Neither any Company Equity Holder nor the Representative or any of their respective Affiliates shall have any claim against Parent or the Acquired Companies or any of their respective Affiliates in respect of any positive Purchase Price Adjustment Amount pursuant to Section 3.6(a)(i) in excess of the Adjustment Escrow Amount. Notwithstanding anything to the contrary in this Agreement, Parent’s sole recourse for payment of any such negative Purchase Price Adjustment Amount pursuant to Section 3.6(a)(ii) shall be the Adjustment Escrow Amount. Neither Parent nor the Acquired Companies or any of their respective Affiliates shall have any claim against any Company Equity Holders or the Representative or any of their respective Affiliates in respect of any such negative Purchase Price Adjustment Amount that is in excess of the Adjustment Escrow Amount pursuant to Section 3.6(a)(ii). Section 3.7 Milestone Payments.

36 (a) In addition to the Initial Per-Share Consideration, each individual Company Equity Holder may become entitled to receive, and Parent shall deliver to the Paying Agent and the Surviving Company for payment, in the case of the First Commercial Sale Milestone, in cash, and in the case of the Regulatory Approval Milestone, in cash and/or shares of Parent Common Stock at the Parent Stock Price (Milestone Consideration) in such proportions as determined by Parent in its sole discretion to the Company Equity Holders, subject to the limitations in Section 3.7(b) and Section 3.7(j), the right to receive Fractional Share Consideration pursuant to Section 3.1(e) and subject to the satisfaction of each of the following conditions (each such condition, a “Milestone”), each Company Equity Holder’s Per-Share Portion of the following corresponding additional payment (each such aggregate payment, a “Milestone Payment” and each Company Equity Holder’s Per-Share Portion of a Milestone Payment, “Milestone Per-Share Consideration”): Milestone No. Milestone Event (“Milestone Event”) Milestone Payment (in US$) 1 Upon first Regulatory Approval of a Product in the United States (the “Regulatory Approval Milestone”) $250,000,000 2 Upon First Commercial Sale of a Product in the United States (the “First Commercial Sale Milestone”) $100,000,000 Total $350,000,000 (b) Notwithstanding anything herein to the contrary, the aggregate amount of Milestone Payments payable to the Company Equity Holders shall be reduced by the aggregate payments to the holders of Promised Options (as defined in the Disclosure Schedules) that become payable in connection with, or pursuant to, the Promised Option Waivers and the employer portion of any payroll or employment Taxes incurred in connection therewith (but excluding any Promised Option Closing Payment and the employer portion of any payroll or employment Taxes incurred in connection with the Promised Option Closing Payments). The aggregate amount of a Milestone Payment shall be further reduced by the amount of any applicable Transaction Payroll Taxes that become payable in connection with the achievement of an applicable Milestone Event and any Contingent Financial Advisor Fee that becomes payable pursuant to the terms of the Financial Advisor Engagement Letter in connection with the achievement of an applicable Milestone Event or that is otherwise unpaid and outstanding (to the extent that such outstanding Contingent Financial Advisor Fees are remitted to the Financial Advisor pursuant to the terms of the Financial Advisor Engagement Letter. In addition, notwithstanding anything herein to the contrary, the Milestone Payments that may become due hereunder shall be payable only once with respect to the satisfaction of such Milestone, regardless of the number of times the satisfaction of such Milestone occurs. If more than one Milestone is achieved in a particular calendar year, then the Milestone Payments for all Milestones achieved in such calendar year shall become due and payable according to the terms hereof. (c) The Milestone Payments shall be payable regardless of whether a Milestone was achieved by Parent, an Affiliate thereof, any of their sublicensees, or transferees of the Product (including, without limitation, spin-off entities of Parent that take ownership in the Product).

37 (d) No later than [***] after the end of the calendar quarter in which a Milestone Event is achieved, Parent shall (i) provide written notice to the Representative of the achievement of such Milestone Event, (ii) deposit by wire transfer of immediately available funds to the Paying Agent and the Surviving Company, as applicable, the aggregate amount necessary to pay to the Company Equity Holders the Milestone Payment payable in cash in respect of such Milestone Event to which such Company Equity Holders are entitled to in accordance with Section 3.1 and this Section 3.7 (including any Fractional Share Consideration), and (iii) if applicable, instruct its transfer agent to promptly issue the shares of Parent Common Stock included in the aggregate amount necessary to pay to the Company Equity Holders the Milestone Payment payable in shares of Parent Common Stock in respect of the Regulatory Approval Milestone to which such Company Equity Holders are entitled to in accordance with Section 3.1 and this Section 3.7 (the date of such instruction to the transfer agent “Milestone Instruction Date”). After the deposit of the cash portion of the applicable Milestone Payment and/or instruction to Parent’s transfer agent to issue such shares of Parent Common Stock, as applicable, each Company Equity Holder that had previously delivered to the Paying Agent or the Surviving Company, as applicable, a Letter of Transmittal and any other documents as required by Section 3.2(b), shall be entitled to receive from the Paying Agent, the Surviving Company or Parent’s transfer agent, as applicable, the Milestone Per-Share Consideration in respect of such Milestone Event to which such Company Equity Holders are entitled to in accordance with Section 3.1 and this Section 3.7; provided, that any cash payments made in respect of Options or RSAs shall be made through the Surviving Company’s, or one of its Affiliates’, payroll system or accounts payable system (subject to any applicable withholding Taxes) at the first reasonably practicable payroll after Milestone Instruction Date. (e) Prior to [***], Parent shall use Commercially Reasonable Efforts to achieve Regulatory Approval of a Product in the United States for Stargardt disease. For the avoidance of doubt, Parent’s obligation to use Commercially Reasonable Efforts under this Section 3.1(e) shall terminate on [***], regardless of whether Regulatory Approval has been obtained by such date. “Commercially Reasonable Efforts” means those reasonable, good faith efforts normally used by Parent under similar circumstances for similar products or product candidates developed by Parent, or to which Parent has similar rights, which product or product candidate is of similar market potential and is at a similar stage in its development or product life, taking into account all Relevant Factors; provided, however, that the potential payment of the Milestone Payments and Royalty Payments under this Agreement shall not be taken into account by Parent in determining the level of efforts to be asserted to achieve a milestone. “Relevant Factors” means, with respect to Commercially Reasonable Efforts to achieve Regulatory Approval of a Product, all relevant factors that may affect the development and commercialization of such Product, including, to the extent relevant to such Product: efficacy, safety and labeling profile of such Product and competing products, anticipated likelihood of obtaining Regulatory Approval and the timing thereof, Regulatory Exclusivity and patent position, present and future market potential of such Product, present and future competitive market conditions, payer coverage, past performance of such Product, and the commercial viability of such Product in light of pricing and reimbursement. Without limiting the generality of the foregoing, Parent shall not, and shall cause each of its Affiliates (including the Surviving Company) not to, take any actions with the purpose of hindering or frustrating the achievement of any Milestone in a timely manner. (f) Within [***] after the end of each calendar year following the Closing Date, and ending on the earliest of (i) the date upon which both Milestone Payments have been made and (ii) the [***] following the end of the calendar year in which the Closing Date occurs, Parent shall

38 provide the Representative with a written report setting forth a reasonable detail of its activity and progress toward achievement of the Milestones during the previous calendar year (collectively, the “Milestone Statements”). Within thirty (30) days following receipt by the Representative of each such Milestone Statement, the Representative may request one meeting with representatives of Parent having detailed knowledge of such efforts, progress and plans, for the purpose of providing the Representative with an opportunity to inquire about the content of such Milestone Statement. If the Representative so requests a meeting, the Representative and the appropriate representatives of Parent shall use commercially reasonable efforts to, within sixty (60) calendar days following such request, meet in person or by telephone conference or video conference as mutually agreed by the parties. (g) Notwithstanding anything in this Agreement to the contrary, it is the intent of the parties that a Milestone shall be deemed to constitute a substantial risk of forfeiture within the meaning of Section 409A of the Code and that the Milestone Payments be exempt from or comply with Section 409A of the Code. (h) The right to receive the Milestone Payments shall not be evidenced by a certificate or other instrument. (i) Notwithstanding any other provision of this Agreement, each Company Equity Holder who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock pursuant to the terms of this Section 3.7 (after aggregating all shares of Parent Common Stock issuable to such Company Equity Holder pursuant to this Section 3.7) shall receive, in lieu thereof, cash, rounded down to the nearest whole cent and without interest, in an amount equal to such fraction, multiplied by the Parent Stock Price (Milestone Consideration). (j) Notwithstanding anything to the contrary in this Agreement, in no event shall the aggregate number of shares of Parent Common Stock issued or issuable (i) as Per-Share Stock Consideration pursuant to Section 3.1(b) and (ii) as Milestone Per-Share Consideration in respect of the Regulatory Approval Milestone pursuant to this Section 3.7, taken together, exceed a number of shares equal to 19.9% of the shares of Parent Common Stock issued and outstanding as of immediately prior to the date hereof, rounded down to the nearest whole share (such maximum number of shares, the “Exchange Cap”). If Parent elects to pay all or a portion of the Milestone Per-Share Consideration payable upon achievement of the Regulatory Approval Milestone in the form of shares of Parent Common Stock, such number of shares of Parent Common Stock that would be issuable as Milestone Per-Share Consideration in respect of the Regulatory Approval Milestone, when aggregated with the shares of Parent Common Stock issued as Per-Share Stock Consideration pursuant to Section 3.1(b), shall not exceed the Exchange Cap, and any remaining portion of the Milestone Per-Share Consideration payable upon achievement of the Regulatory Approval Milestone shall be paid in the form of cash. Subject to the Exchange Cap, Parent shall pay the Milestone Per-Share Consideration payable upon achievement of the Regulatory Approval Milestone in the form of cash to any Company Equity Holder if the payment of such Milestone Per-Share Consideration in the form of Parent Common Stock to such Company Equity Holder would be subject to any required consent, approval, waiver, or Order required to be obtained in connection with the consummation of the Transactions from, any Governmental Authority under the HSR Act or any other applicable Antitrust Laws, including any applicable notification and waiting period requirements.

39 Section 3.8 Royalty Payments. (a) In addition to the Initial Per-Share Consideration and the Milestone Payments set forth in Section 3.7, subject to the terms of Schedule 3.8 for payments to former holders of Options, each individual Company Equity Holder may become entitled to receive, and Parent shall deliver to the Paying Agent and the Surviving Company for payment in cash to the Company Equity Holders (or, in the case of cash payments to be made to former holders of Options who were employees of the Company, to the Surviving Company, or one of its Affiliates, for payment via payroll, subject to any applicable withholding Taxes), each Company Equity Holder’s Per-Share Portion of royalty payments (“Royalty Payments,” which shall, for the avoidance of doubt, include Royalty Option Payments as defined in Schedule 3.8) on aggregate annual worldwide Net Sales of all Products, counting for each Product in each country only those Net Sales during the Royalty Term of such Product in such country, for each calendar year, calculated as follows: (i) for that portion of such annual Net Sales less than or equal to [***]: [***]%; (ii) for that portion of such annual Net Sales greater than [***] but less than or equal to [***]: [***]%; and (iii) for that portion of such annual Net Sales greater than [***]: [***]%. (b) For purposes of this Section 3.8(b), “Royalty Term” shall mean, on a Product-by- Product and country-by-country basis, the time period commencing on the First Commercial Sale of such Product in such country, and ending on the latest of (a) expiration of all Valid Claims Covering such Product in such country; (b) expiration of all Regulatory Exclusivity for such Product in such country; and (c) ten (10) years from the date of the First Commercial Sale of any Product in such country. (c) The royalty rates set forth in Section 3.8(a) applicable to the Net Sales of a Product in a country shall be reduced by [***] upon the expiration of both (a) all Valid Claims Covering such Product in such country and (b) all Regulatory Exclusivity for such Product in such country. For purposes of calculating Royalty Payments under this Section 3.8 where royalty rates differ among countries as a result of the reductions described in this Section 3.8(c), the Net Sales of each Product in each country shall be allocated across each applicable tier set forth in Section 3.8(a), based on the portion of aggregate annual worldwide Net Sales of all Products actually falling within such tier for the applicable calendar year, on a pro rata basis, in proportion to such Product- country combination’s share of aggregate annual worldwide Net Sales of all Products in all countries during the applicable calendar year. The royalty rate applicable to each applicable tier (whether full or reduced pursuant to this Section 3.8(c)) shall then be applied to each Product- country combination’s allocated portion of such tier. By way of illustration, if a Product in Country A accounts for [***] of aggregate annual worldwide Net Sales of all Products and no Valid Claim Covers such Product in Country A and there is no Regulatory Exclusivity for such Product in Country A, and a Product in Country B accounts for [***] of aggregate annual worldwide Net Sales of all Products and a Valid Claim Covers such Product in Country B, then [***] of the amounts in each applicable tier set forth in Section 3.8(a) shall be allocated to Country A (and subject to the reduced royalty rate applicable to Country A at each applicable tier) and [***] of the amounts in each applicable tier shall be allocated to Country B (and subject to the unreduced royalty rate applicable to Country B at each applicable tier).

40 (d) If any Selling Entity is required to pay royalties or other consideration to any Third Party in order to obtain a license under Intellectual Property of such Third Party that are necessary to make use, sell, offer to sell, import or otherwise exploit any Product, Parent shall have the right to reduce the Royalty Payments payable pursuant to Section 3.8(a) by [***] of the amount of such payments actually paid to such Third Party. (e) Notwithstanding anything to the contrary herein, in no event shall any Royalty Payment be reduced to less than [***] of the amount that would otherwise be payable under Section 3.8(a) as a result of any reductions under Section 3.8(c) and/or Section 3.8(d) (whether alone or in combination). (f) From and after the commencement of the Royalty Term, within [***] after the end of each calendar year during the Royalty Term, Parent shall provide the Representative a written royalty report showing (A) on a country-by-country and Product-by-Product basis, the Net Sales of each Product in each country and the gross-to-net deductions applied to each Product in each country for such calendar year; (B) the exchange rates used in determining royalty amounts expressed in any currency other than U.S. Dollars; and (C) the Royalty Payments (in U.S. Dollars) payable for each Product in each country. Subject to Schedule 3.8, Parent shall pay or cause to be paid each Company Equity Holder’s Per-Share Portion of each annual Royalty Payment to the Paying Agent within [***] after the end of each calendar year during the Royalty Term for further distribution to the Company Equity Holders in the manner contemplated by Section 3.1. (g) The aggregate amount of a Royalty Payment shall be further reduced by the amount of any applicable Transaction Payroll Taxes that become payable in connection with any Royalty Option Payment and any Contingent Financial Advisor Fee that become payable pursuant to the terms of the Financial Advisor Engagement Letter in connection with any Royalty Option Payment or that is otherwise unpaid and outstanding (to the extent that such outstanding Contingent Financial Advisor Fees are remitted to the Financial Advisor pursuant to the terms of the Financial Advisor Engagement Letter). Due to potential divergence of timing between applicable Royalty Payments and Royalty Option Payments, the deductions described in this Section 3.8(f) may be applied by Parent in good faith across several Royalty Payments and Royalty Option Payments so as to apply such deductions as evenly as practicable to each individual Company Equity Holder. (h) Parent shall keep, and shall cause each Selling Entity to keep, complete, true and accurate books and records in accordance with GAAP pertaining to the sale or other disposition of Products in sufficient detail to permit the Representative to confirm the accuracy of Royalty Payments due hereunder. Such books and records shall be retained for at least three (3) years after the end of the calendar year to which such books and records pertain. The Representative shall have the right, upon thirty (30) days’ prior written notice to Parent, to have an internationally recognized, independent, certified public accounting firm reasonably acceptable to Parent audit such records to confirm Net Sales and Royalty Payments for a period covering not more than three (3) years following the calendar year to which they pertain. Such audits may be conducted during normal business hours and not more than once per calendar year. If any such audit reveals an underpayment by Parent of more than [***] of the Royalty Payments due for the audited period, Parent shall bear the reasonable cost of such audit; otherwise, such cost shall be borne by the Representative (for the account of the Company Equity Holders). Any underpayment revealed by such audit shall be paid promptly, and in any event within thirty (30) days after the auditor’s final report.

41 (i) Notwithstanding anything in this Agreement to the contrary, it is the intent of the parties that any Royalty Option Payment shall be deemed structured as payable upon the lapse of a substantial risk of forfeiture within the meaning of Section 409A of the Code and that the Royalty Option Payments be exempt from Section 409A of the Code. Section 3.9 Contingent Financial Advisor Fee. Parent and its Affiliates (including the Company) shall have no liability to the Company Equity Holders or any other person in respect of the payment of any Contingent Financial Advisor Fee that becomes due to the Financial Advisor in accordance with any invoice or claim delivered by the Financial Advisor to Parent or the Company pursuant to the Financial Advisor Engagement Letter. The sole recourse for any Company Equity Holder for any allegations of improper or miscalculated payment to the Financial Advisor as contemplated in the immediately preceding sentence shall be against the Financial Advisor. Section 3.10 Withholding. Parent, Merger Sub, the Acquired Companies, the Surviving Company, the Representative, the Escrow Agent, the Paying Agent and any of their respective Affiliates or other Persons acting on their behalf shall be entitled to deduct and withhold from the consideration otherwise payable or deliverable in connection with the Merger to any Person any amounts as are required to be deducted and withheld under applicable Laws, and shall timely remit such amounts to the appropriate Governmental Authority; provided, that before making any such deduction or withholding, the applicable payor shall use commercially reasonable efforts to (i) give the applicable recipient prompt notice of the intention to make such deduction or withholding, and (ii) reasonably cooperate with the applicable recipient to reduce or eliminate such potential deduction or withholding. To the extent such amounts are deducted or withheld and paid to the appropriate Governmental Authority, such amounts shall be treated for purposes of this Agreement as having been paid to the Person in respect of whom such deduction or withholding was made and, upon such Person’s reasonable request, the applicable payor shall provide such Person any receipts or other documentation reasonably necessary for such Person to claim a credit, refund or otherwise file any Tax Return. ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF THE COMPANY Except as set forth in the correspondingly numbered Section of the Disclosure Schedules, the Company represents and warrants to Parent and Merger Sub that the statements contained in this Article IV are true and correct as of the date hereof (except for representations and warranties that address matters only as to a specified date or dates, which representations and warranties shall be true and correct with respect to such specified date or dates). The Disclosure Schedules shall be arranged in sections corresponding to the numbered and lettered sections contained in this Article IV, and disclosures in any section of the Disclosure Schedules shall qualify other sections in this Article IV to the extent it is reasonably apparent from a reading of the text of the disclosure that such disclosure is applicable to such other sections contained in this Article IV. Section 4.1 Organization, Qualification and Authority of the Company. (a) The Company is a corporation duly organized, validly existing and in good standing under the Laws of the state of Delaware and has full power and authority to (a) enter into this

42 Agreement, the Escrow Agreement, and each other agreement, document, instrument or certificate required to be delivered at Closing by this Agreement to be executed in connection with the Transactions (the “Ancillary Documents”) to which the Company is a party, to carry out its obligations hereunder and thereunder and to consummate the Transactions contemplated hereby and thereby and (b) own, operate or lease the material properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted. Section 4.1 of the Disclosure Schedules sets forth each jurisdiction in which the Company is licensed or qualified to do business, and the Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary, except where the failure to have such license(s) or to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Acquired Companies taken as a whole. Copies of the Governing Documents for the Company have been made available to Parent, and such Governing Documents are correct and complete. (b) The execution, delivery and performance by the Company of this Agreement and the other Ancillary Documents to which it is a party, and the consummation of the Transactions contemplated hereby and thereby, have been duly and validly authorized and approved by all requisite corporate action on the part of the Company, and no other act or proceeding on the part of the Company, the Company’s Board of Directors or the holders of any Company Equity Interests are necessary to authorize the execution, delivery or performance by the Company of this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby (other than, with respect to the Merger, the Company Stockholder Approvals). This Agreement has been, and each of the Ancillary Documents to which the Company is a party will be at or prior to the Closing, duly and validly executed and delivered by the Company, and assuming that this Agreement and each of such Ancillary Documents is a valid and binding obligation of the other parties hereto and thereto, this Agreement constitutes, and each of such Ancillary Documents when so executed and delivered will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar Laws relating to or affecting creditors’ rights or to general principles of equity. (c) Without limiting the foregoing, prior to the date of this Agreement, the Company’s Board of Directors has determined that this Agreement, the Ancillary Documents and the transactions provided for herein and therein are advisable, fair to and in the best interests of the Company and its stockholders, and has adopted written resolutions (a) approving this Agreement and the Ancillary Documents to which the Company is a party and approving and directing the execution and delivery thereof by the Company, (b) authorizing the Company to perform its obligations hereunder and thereunder and (c) declaring this Agreement, such Ancillary Documents and the transactions contemplated herein and therein advisable and in the best interests of the Company and its stockholders and directing that this Agreement be submitted to the Company Stockholders for their approval, which resolutions have not been subsequently withdrawn or modified in a manner adverse to Parent or Merger Sub. The only votes of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement and approve the Transactions are the Company Stockholder Approvals. The Key Stockholders collectively hold a sufficient number of shares of Common Stock and Preferred Stock to deliver the Company Stockholder Approvals without further stockholder support.

43 Section 4.2 Capitalization. (a) The authorized interests of the Company as of the date hereof consists of (i) 10,815,595 shares of Common Stock of which 3,538,598 shares are issued and outstanding, (ii) 369,591 shares of Series A Preferred Stock of which 369,591 shares are issued and outstanding, (iii) 3,237,617 shares of Series B-1 Preferred Stock of which 2,364,274 shares are issued and outstanding, (iv) 103,466 shares of Series B-2 Preferred Stock of which 100,741 shares are issued and outstanding and (v) 2,482,490 shares of Series B-3 Preferred Stock of which 2,482,488 shares are issued and outstanding. (b) (i) All of the issued and outstanding Company Stock have been duly authorized, validly issued, fully paid and non-assessable, and are owned of record and beneficially as set forth in Section 4.2(b) of the Disclosure Schedules, (ii) all of the issued and outstanding Company Stock have been issued in compliance in all material respects with all applicable federal and state securities Laws, (iii) none of the issued and outstanding Company Stock have been issued in material violation of any agreement, arrangement or commitment to which the Company or any of its Affiliates is a party or is subject to or in material violation of any preemptive or similar rights of any Person, and (iv) all of the shares of Company Stock have the rights, preferences, powers, restrictions and limitations set forth in the Company’s Governing Documents. (c) Section 4.2(c) of the Disclosure Schedules sets forth as of the date hereof all outstanding (i) RSAs and Options, including for each such RSA or Option (A) the name of the grantee, (B) the aggregate number of shares of Common Stock subject to such RSA or Option, (C) the exercise price, if applicable, and (D) the grant date, and (ii) any other warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to Company Stock or obligating the Company to issue or sell any Company Stock of, or any other interest in, the Company, in each case, including the number and kind of securities reserved for issuance on exercise or conversion of any such securities or other rights, the exercise or conversion price of any such securities or other rights and any applicable vesting schedule for any such securities or other rights. Other than Preferred Stock, RSAs and Options, there are no outstanding restricted stock, warrants, convertible securities or options to purchase any Company Stock as of the date hereof. Except as set forth on Section 4.2(c) of the Disclosure Schedules, the Company does not have outstanding, authorized, or in effect any stock appreciation, phantom stock, profit participation or similar rights. Except as set forth on Section 4.2(c) of the Disclosure Schedules, there are no voting trusts, member agreements, proxies or other agreements, understandings or obligations in effect with respect to the voting, transfer or sale (including any rights of first refusal, rights of first offer or drag-along rights), issuance (including any pre-emptive or anti-dilution rights), redemption or repurchase (including any put or call or buy-sell rights), or registration (including any related lock-up or market standoff agreements) of any Company Stock. The Company has delivered to Parent accurate and complete copies of the Company Equity Plans and has provided representatives of Parent with viewing access on Carta to all agreements and documents relating to the Options and the RSAs, including the forms of award agreements evidencing the grants of Options and RSAs. The terms of each of the Company Equity Plans permit the treatment of Options and RSAs granted thereunder as provided herein without the consent or approval of any holder thereof. (d) Except as set forth on Section 4.2(d) of the Disclosure Schedules, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any Person.

44 Except as contemplated in the Company’s Governing Documents, the Joinder Agreement or as set forth on Section 4.2(d) of the Disclosure Schedules, the Company is not a party or subject to any agreement or understanding and there is no agreement or understanding between any Persons which affects or relates to the voting or giving of written consents with respect to any security or by a manager of the Company. (e) Except as set forth on Section 4.2(e) of the Disclosure Schedules, the Company has not promised to grant any Option or other compensatory equity award covering Company Stock or Equity Interests of the Company or any of its Subsidiaries that, as of the date of this Agreement, has not been granted. (f) The Consideration Schedule will be true, correct and complete in all material respects as of the Effective Time. Section 4.3 Subsidiaries. Except as set forth on Section 4.3 of the Disclosure Schedules, the Company does not, directly or indirectly, own, control or have any ownership interest in any shares or other ownership interest in any other Person nor has the Company made any commitment or subscribed for the purchase of any such interest. The Company or one of its Subsidiaries holds of record and owns beneficially all of the outstanding equity securities of each Subsidiary of the Company disclosed on Section 4.3 of the Disclosure Schedules, free and clear of any Liens, other than Permitted Liens. Section 4.3 of the Disclosure Schedules sets forth each jurisdiction in which each Subsidiary listed thereon is licensed or qualified to do business, and each such Subsidiary is duly organized, validly existing and licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary, except where the failure to have such license(s) or to be so qualified would, individually or in the aggregate, not have a Material Adverse Effect on the Acquired Companies taken as a whole. Section 4.4 No Conflicts; Consents. Except as set forth on Section 4.4 of the Disclosure Schedules, the execution, delivery and performance by the Company of this Agreement and the other Ancillary Documents to which it is a party, and the consummation of the Transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of formation, operating agreement or other organizational documents of any Acquired Company; (b) conflict with or result in a violation or breach of any provision of any Law or Order applicable to the Acquired Companies; (c) require the consent or waiver of, notice to or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of, loss of rights or additional fees being payable under, or create in any party the right to accelerate, terminate, modify or cancel any Material Contract to which any Acquired Company is a party or by which any Acquired Company is bound or to which any of its Intellectual Property, properties or assets are subject or any Material Permit affecting the properties, assets or business of Acquired Companies; or (d) result in the creation or imposition of any Liens (other than Permitted Liens) on the Company Stock or, other than Permitted Liens, on any material Company Owned Intellectual Property, properties or assets of the Acquired Companies, except in the case of clause (c) or (d) that would not, individually or in the aggregate, be expected to be material to the Acquired Companies taken as a whole. Other than the Company Stockholder Approvals and applicable notifications and report forms pursuant to the HSR Act, no consent, approval, Permit, Order, declaration or filing

45 with, or notice to, any Governmental Authority is required by or with respect to the Acquired Companies in connection with the execution and delivery of this Agreement and the other Ancillary Documents and the consummation of the Transactions contemplated hereby and thereby. Section 4.5 Financial Statements. (a) True, correct and complete copies of (i) the Company’s audited consolidated financial statements consisting of the balance sheet of the Company as at September 30, 2024 and the related audited consolidated statements of operations and comprehensive loss, of redeemable convertible preferred stock, and stockholders’ deficit and cash flow for the year then ended, including the related notes, as well as the (i) audited consolidated financial statements consisting of the balance sheet of the Company as at September 30, 2025 and the related audited statements of operations and comprehensive loss, of redeemable convertible preferred stock, and stockholders’ deficit and cash flow for the year then ended, including the related notes (clauses (i) and (ii), the “Audited Financial Statements”) and (iii) the unaudited balance sheet of the Company as at May 31, 2026 and the related statements of income for the eight months then ended (the “Interim Financial Statements” and, together with the Audited Financial Statements, the “Financial Statements”) have been made available to Parent and are attached to Section 4.5(a) of the Disclosure Schedules. The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved. (b) Except as set forth on Section 4.5(b) of the Disclosure Schedules, the Financial Statements have been prepared from the books and records of the Acquired Companies, and (i) fairly present in all material respects the financial condition and cash flows of the Acquired Companies on a consolidated basis as of the respective dates they were prepared and the results of the operations of the Acquired Companies on a consolidated basis for the periods indicated therein, except as otherwise noted therein and (ii) were prepared in accordance with the GAAP, applied on a consistent basis throughout the periods covered thereby, except that the Interim Financial Statements are subject to normal and recurring quarterly-end adjustments (which if presented will not be material individually or in the aggregate) and lack footnotes (which if presented would not differ materially from those presented in the Audited Financial Statements). The balance sheet of the Company as of May 31, 2026 is referred to herein as the “Balance Sheet” and the date thereof as the “Balance Sheet Date”. The Acquired Companies maintain a standard system of accounting established and administered in accordance with GAAP. Section 4.6 Undisclosed Liabilities. Except as set forth on Section 4.6 of the Disclosure Schedules, the Acquired Companies have no liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise, in each case, whether or not required by GAAP to be shown or reserved against in a balance sheet (“Liabilities”), except (a) those which are specifically reflected and adequately reserved against in the Balance Sheet as of the Balance Sheet Date, (b) those which have been incurred in the ordinary course of business consistent with past practice and do not result from any breach of Contract, breach of warranty, tort, infringement, violation of Law or any cause of action, claims or lawsuits or an environmental Liability, or (c) those which are expressly contemplated by or incurred under this Agreement or the Transactions, or (d) those that would not, individually or in the aggregate, be material to the Acquired Companies taken as a whole.

46 Section 4.7 Absence of Certain Changes, Events and Conditions. Since the Balance Sheet Date other than as set forth on Section 4.7 of the Disclosure Schedules, the Acquired Companies have conducted the business of the Acquired Companies only in the ordinary course and there has not been, with respect to any Acquired Company, any: (a) Material Adverse Effect; (b) amendment of any Governing Document of any Acquired Company in any material respect; (c) split, combination or reclassification of any of the Equity Interests of the Acquired Companies, including the Company Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; (d) declaration or payment of any dividends or distributions on or in respect of any of the Equity Interests of the Acquired Companies, including the Company Stock, or redemption, purchase or acquisition of the Equity Interests of the Acquired Companies (other than redemptions, purchases or acquisitions solely for cash consideration), including Company Stock; (e) material change in any method of accounting or accounting practice of any Acquired Company, except as required by GAAP or as disclosed in the notes to the Financial Statements; (f) incurrence, assumption or guarantee of any indebtedness for borrowed money; (g) waiver, cancellation, compromise or release of any material right of any Acquired Company, or the cancellation of any material debt owed to, or material claim held by, any Acquired Company; (h) (i) transfer, assignment, sale or other disposition of any of the assets shown or reflected in the Balance Sheet that are material to the business of the Acquired Companies or (ii) cancellation, discharge or payment of any material debts, Liens or entitlements; (i) (i) transfer, assignment or grant of any license or sublicense of any rights under or with respect to, or imposition of any Lien (other than Permitted Liens) on, any Company Intellectual Property, other than non-exclusive licenses entered into in the ordinary course of business consistent with past practice, (ii) lapse, expiration, abandonment, failure to maintain, sale, disposition or dedication to the public, in whole or in part, of any material Company Owned Intellectual Property, other than abandonment or lapse of patent applications in the ordinary course of patent prosecution consistent with past practice, (iii) grant, extension, amendment, waiver, cancellation, modification or failure to exercise any material right of renewal or extension under any Contract relating to Company Intellectual Property or any other material Intellectual Property used or held for use in the business of the Acquired Companies, (iv) failure to use commercially reasonable efforts to file, prosecute and maintain any material patent applications or registrations included in the Company Intellectual Property, or (v) disclosure to any Person of any trade secrets, Company Source Code or other material confidential or proprietary information of or held by any Acquired Company, other than to Persons subject to written confidentiality or nondisclosure obligations protecting against further disclosure;

47 (j) imposition of any Liens upon any of the Equity Interests of the Acquired Companies, including the Company Stock, or properties or assets of any Acquired Company, tangible or intangible (other than Permitted Liens); (k) any loan or guarantee made by the Company to or for the benefit of its officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of the Company’s business; (l) adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law; (m) any material damage, destruction or loss, whether or not covered by insurance; or (n) Contract to do any of the foregoing, or, to the Company’s Knowledge, any action or omission that would result in any of the foregoing. Section 4.8 Material Contracts. (a) Section 4.8(a) of the Disclosure Schedules lists each of the following Contracts (excluding Benefit Plans) of the Acquired Companies (such Contracts, the “Material Contracts”): (i) each Contract of any Acquired Company involving annual aggregate consideration (to or from any Acquired Company) in excess of $100,000, with the same counterparty or its Affiliates; (ii) all Contracts relating to the disposition or acquisition of material assets or any material interest in any business enterprise outside the ordinary course of the Company’s business; (iii) all Contracts that grant a third Person any right of first refusal, right of first offer or right of first negotiation or that otherwise purport to limit the ability of any Acquired Company to own, sell, transfer, pledge or otherwise dispose of any assets or business of the Acquired Companies (other than the Ancillary Documents); (iv) Contract to issue, sell or otherwise distribute or to repurchase or retire any Equity Interests of the Common Stock, other than as set forth in the Company’s Governing Documents; (v) all Contracts with any current officer, employee or individual independent contractor of any Acquired Company containing noncompetition or non-solicitation provisions (other than customary employee agreements entered into in connection with employment); (vi) any Contract pursuant to which any Acquired Company licenses, sublicenses or otherwise grants or obtains any rights in or to any material Intellectual Property, other than (A) non-exclusive licenses granted by any Acquired Company in the ordinary course of business consistent with past practice and (B) licenses for commercially available off-the-shelf software entered into in the ordinary course of business consistent

48 with past practice; (C) Contracts that (1) have expired on their own terms, or (2) were terminated prior to the date hereof, in each case of clauses (1) through (2), where no Acquired Company has any continuing obligations, rights or interests thereunder (other than obligations to maintain confidentiality in the ordinary course of business) and no license granted thereunder survives, (D) non-disclosure agreements entered into (1) in the ordinary course of business or (2) in connection with discussions, negotiations and transactions related to this Agreement or any transactions that were evaluated or pursued as an alternative to the transactions contemplated hereby, and (E) materials transfer agreements entered into in the ordinary course of business, where no license is granted under any Company Owned Intellectual Property; (vii) all Contracts with any Governmental Authority to which any Acquired Company is a party; (viii) all settlement or release Contracts with respect to any settled action, claim, suit, audit, proceeding, investigation by a Governmental Authority, or any other dispute, or pursuant to which any Acquired Company has material outstanding obligations; (ix) all Contracts that materially limit or purport to materially limit the ability of any Acquired Company to compete in any line of business or with any Person or in any geographic area or during any period of time; (x) all Contracts to which any Acquired Company is a party that provide for any joint venture, partnership or similar arrangement with such Acquired Company; (xi) all Contracts evidencing indebtedness for borrowed money of or issued by any Acquired Company, or under which any Acquired Company has issued or been issued any outstanding note, bond, indenture, mortgage, security interest or other evidence of indebtedness, or has directly or indirectly guaranteed indebtedness, liabilities or obligations of any Person; (xii) any outstanding general or special powers of attorney by or on behalf of the Company; (xiii) all Contracts pursuant to which any individual independent contractor or consultant manages or provides material services to any Acquired Company; (xiv) all Contracts that contain most favored customer provisions or most favored supplier or vendor pricing provisions; (xv) all Contracts providing for indemnification by any Acquired Company with respect to infringement, misappropriation or other violation of Intellectual Property, and all other Contracts providing for material indemnification obligations of any Acquired Company, other than customary indemnification provisions in commercial Contracts entered into in the ordinary course of business consistent with past practice; (xvi) any Contract providing for (i) clinical development, supply or manufacture involving consideration (to or from any Acquired Company) in excess of $100,000, or (ii)

49 commercialization, distribution or similar arrangements, in each case, relating to any Products or Compounds; (xvii) any Contract with an employee of any Acquired Company that is not terminable at-will or which provides for severance, separation, termination, or change of control payments or benefits; (xviii) any Contract that is with an employee, individual consultant, or individual independent contractor, or any other service provider of an Acquired Company that contains deferred compensation, incentive compensation, a retention bonus, or non- discretionary bonus; and (xix) all Contracts pursuant to which any Acquired Company has provided funds to or made any loan, capital contribution or other investment in or assumed any liability or obligation of any Person. (b) Each Material Contract is valid and legally binding on such Acquired Company in accordance with its terms and is in full force and effect, in each case subject to bankruptcy, insolvency, reorganization, moratorium and similar Laws relating to or affecting creditors’ rights or to general principles of equity. None of the Acquired Companies or, to the Company’s Knowledge, any other party to any of the Material Contracts is in breach of or default under in any material respect any Material Contract. None of the Acquired Companies or, to the Company’s Knowledge, any other party to any of the Material Contracts has exercised termination rights with respect thereto that would result in the termination of such Contract prior to the expiration of its stated term, and none of the Acquired Companies or, to the Company’s Knowledge, any other party has given written notice of any material dispute with respect to such Material Contract. No Acquired Company has received any written notice that any other party to any Material Contract intends to cancel, terminate, materially reduce the business conducted under, breach, or attempt to materially alter the terms of any such Contract (including pricing terms), or to exercise or not to exercise any option to renew thereunder. Complete and correct copies of each Material Contract have been made available to Parent. Section 4.9 Title to Assets; Real Property; Assets of the Acquired Companies. (a) None of the Acquired Companies own any real property. (b) Section 4.9(b) of the Disclosure Schedules sets forth each Contract to which any of the Acquired Companies has entered into any lease, lease guaranty, sublease, agreement for the leasing, use or occupancy of, or otherwise granting a right in or relating to, any real property. (c) Each of the Acquired Companies has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests (subject to the terms of the respective leases) in, all of its tangible properties and assets, real, personal and mixed, used or held for use in or necessary for the conduct of the business of the Acquired Companies as currently conducted in all material respects, free and clear of any Liens, except for (i) Permitted Liens and (ii) such imperfections of title and encumbrances, if any, which do not materially detract from the value or materially interfere with the present or anticipated future use of the property subject thereto or affected thereby.

50 Section 4.10 Intellectual Property. (a) Section 4.10(a) of the Disclosure Schedules sets forth a complete and accurate list, as of the date hereof, of (i) all Company Intellectual Property that is subject to any issuance, registration, application or other filing by, to or with any Governmental Authority in any jurisdiction (collectively, “Registered Intellectual Property”), including, to the extent applicable, the date of application, issuance or registration, the application, issuance or registration number, the owner of such application, issuance or registration, and the jurisdiction where the application, issuance or registration was made, and (ii) all material unregistered trademarks in commercial use by an Acquired Company. Except as otherwise indicated on Section 4.10(a) of the Disclosure Schedules, (i) an Acquired Company is the sole and exclusive owner or the sole and exclusive licensee of the Company Intellectual Property and (ii) the Acquired Companies have sufficient rights to use all other material Intellectual Property used or held for use in the conduct of their businesses as currently conducted, in each case, free and clear of any Liens other than Permitted Liens. (b) Each item of Registered Intellectual Property is subsisting and all registrations and issuances constituting Registered Intellectual Property are valid and enforceable. All issuance, renewal, maintenance, annuity and similar payments that are due, and all filings and other actions required to maintain and enforce the Company Intellectual Property, have been timely paid, filed or taken. No Action is pending or threatened, challenging the validity, enforceability or ownership of any material Registered Intellectual Property. The Company is not subject to any Order that does or would restrict or impair the use of any Company Intellectual Property. (c) Except as set forth on Section 4.10(c) of the Disclosure Schedules, (i) no Acquired Company is a party to any Contract that grants to any Person any ownership interest in any Company Owned Intellectual Property, and (ii) no Acquired Company is subject to any Contract that materially restricts the use, exploitation, transfer, enforcement or licensing of any Company Intellectual Property or any other material Intellectual Property used or held for use in the business of the Acquired Companies. (d) There are no inventorship challenges, opposition, interference, reexamination, nullity or other proceedings pending or threatened with any Governmental Authority challenging the ownership, use, registrability, patentability, enforceability or validity of any material Company Intellectual Property. All duties of candor, disclosure and similar obligations to the applicable patent, trademark and copyright offices with respect to the patent, trademark and copyright applications within Registered Intellectual Property have been compiled with in all material respects. (e) No written claim or Action has been received by any Acquired Company and no claim or Action has been brought or asserted against any Acquired Company, and since January 1, 2024, no Acquired Company has received any written notice from any third party alleging that the operation of the business of the Acquired Companies as currently conducted infringes, misappropriates or otherwise violates the valid and enforceable Intellectual Property of any third party or that any Acquired Company must or may license, refrain from using or modify any Intellectual Property used in the business. The operation of the business of the Acquired Companies as currently conducted does not infringe, misappropriate or otherwise violate the valid and enforceable Intellectual Property of any third party. To the Knowledge of the Company, no

51 third party is currently infringing, misappropriating or otherwise violating any Company Intellectual Property. (f) The Acquired Companies use commercially reasonable efforts to preserve the confidentiality of all material trade secrets included in the Company Intellectual Property. (g) Except as set forth on Section 4.10(g) of the Disclosure Schedules, no university, college, other educational institution, research center or Governmental Authority, and no Person acting for or on behalf of any such entity, has any ownership interest, co-ownership right, license right or “march-in” right in or to any Company Owned Intellectual Property or any Intellectual Property that is exclusively licensed to any Acquired Company. Except as set forth on Section 4.10(g) of the Disclosure Schedules, no funding, Intellectual Property, facilities, personnel or other resources of any such entity were used in the conception, reduction to practice, development or other creation of any Company Owned Intellectual Property or any Intellectual Property exclusively licensed to any Acquired Company in a manner that would entitle such entity to any ownership interest, co-ownership right, license right or other right therein. Section 4.11 Data Privacy and Security. Except as would not reasonably be expected, individually or in the aggregate, to be material to the Acquired Companies, taken as a whole, since January 1, 2024: (a) the Acquired Companies are, and have been, in compliance with applicable Privacy Requirements and all contractual commitments of the Acquired Companies, and with their published or posted policies, in each case, relating to the collection, use, processing, storage, sharing, safeguarding, transmission and destruction of Personal Information; (b) the Acquired Companies have all requisite rights, consents and authorizations necessary to disclose Personal Information, to Parent and Merger Sub in connection with this Agreement and the Transactions; (c) the Acquired Companies’ information technology assets and equipment, computers, systems, networks, hardware, Software, websites, applications and databases (collectively, “IT Systems”) operate and perform in all respects as required in connection with the operation of the businesses of the Acquired Companies as currently conducted, and are free and clear of any program routine, device, code or instructions (including any code or instructions provided by third parties) or other undisclosed feature, including, without limitation, all bugs, errors, defects, Trojan horses, time bombs, malware, virus, software lock, drop-dead device, malicious logic, worm, trap door, or other corruptants designed to access, modify, delete, damage, disable, deactivate, interfere with, or otherwise harm the IT Systems, Personal Information, or other electronically stored information; (d) the Acquired Companies have implemented and maintained an information security program and commercially reasonable administrative, physical, and technical safeguards designed to protect the IT Systems and Personal Information processed in connection with their business; (e) no Acquired Company has received written communication from any Governmental Authority that any Acquired Company is in violation of any Privacy Laws or, to Knowledge of the Company, is under investigation for the potential violation of any Law relating to the Processing of Personal Information; and (f) there have been no breaches or unauthorized uses of or accesses to the IT Systems or Personal Information Processed by the Acquired Companies, and no Acquired Company has experienced any unauthorized access, loss, misuse, misappropriation, disclosure or acquisition of any Personal Information maintained by any Acquired Company or, to the Knowledge of the Company, by any third-party service provider on behalf of any Acquired Company.

52 Section 4.12 Insurance. Section 4.12 of the Disclosure Schedules sets forth a true and complete list of all current policies or binders of fire, liability, product liability, umbrella liability, real and personal property, workers’ compensation, vehicular, directors’ and officers’ liability, fiduciary liability and other casualty and property insurance maintained by any Acquired Company or their respective Affiliates and relating to the assets, business, operations, employees, officers and directors of the Acquired Companies (collectively, the “Insurance Policies”). Each Insurance Policy is in full force and effect in all material respects. All premiums due and payable under the Insurance Policies and bonds have been paid and the Acquired Companies are otherwise in material compliance with the terms of the Insurance Policies and bonds (or other policies and bonds providing substantially similar insurance coverage). Except as set forth on Section 4.12 of the Disclosure Schedules, there are no claims related to the business of the Acquired Companies pending under any such Insurance Policies as to which coverage has been questioned, denied or disputed or in respect of which there is an outstanding reservation of rights. Section 4.13 Legal Proceedings; Orders. (a) Except as set forth in Section 4.13(a) of the Disclosure Schedules or as would not reasonably be expected to, individually or in the aggregate, be material to the Acquired Companies taken as a whole, as of the date hereof, there are no, and during the three (3)-year period ending on the date hereof there have been no, Actions pending or, to the Company’s Knowledge, threatened against or by any Acquired Company affecting any of its properties or assets or any of its employees, officers or directors, in such capacity (or by or against any Acquired Company or any Affiliate thereof and relating to the Acquired Companies). (b) Except as set forth in Section 4.13(b) of the Disclosure Schedules or as would not reasonably be expected to, individually or in the aggregate, be material to the Acquired Companies taken as a whole, as of the date hereof, there are no outstanding Orders and no unsatisfied judgments, penalties or awards against or affecting any Acquired Company or any of its properties or assets or any of its employees, officers or directors, in such capacity. To the Company’s Knowledge, no event has occurred or circumstances exist that may constitute or result in (with or without notice or lapse of time) a violation of any such Order. Section 4.14 Compliance With Laws; Permits. Except as set forth in Section 4.14 of the Disclosure Schedules, each Acquired Company is, and for the last three (3) years has been, in compliance with all applicable Laws and all Material Permits (as defined below) except where the failure to so comply would not reasonably be expected to, individually or in the aggregate, be material to the Acquired Companies taken as a whole. Each Acquired Company holds all Permits required to conduct its business as currently conducted, except where the failure to so hold would not reasonably be expected to, individually or in the aggregate, be material to the Acquired Companies taken as a whole (each, a “Material Permit”). All such Material Permits are valid and in full force and effect, except as would not reasonably be expected to, individually or in the aggregate, be material to the Acquired Companies taken as a whole. During the last three (3) years, no Acquired Company has received any written notice from any Governmental Authority alleging any violation of, or liability under, any applicable Law that remains unresolved, except, in each case, as would not reasonably be expected to, individually or in the aggregate, be material to the Acquired Companies taken as a whole. Section 4.15 FDA Regulatory Matters and Compliance With Healthcare-Related Laws.

53 (a) Except where the failure to so hold would not reasonably be expected to be, material to the Acquired Companies taken as a whole: each of the Acquired Companies holds all Permits required by the FDA and comparable Governmental Authorities in other federal, state, or foreign jurisdictions for the operation of the business as currently conducted (collectively, the “FDA Permits”), and in the last three (3) years has fulfilled and performed all of its material obligations with respect to the FDA Permits. In the last three (3) years no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any such FDA Permit, except as would not reasonably be expected to be material to the Acquired Companies, taken as a whole. There is no materially false or misleading statement or fraudulent data in any submission made by the Acquired Companies to the FDA, Department of Health and Human Services (“HHS”) (including all agencies under HHS), or comparable Governmental Authorities related to any FDA Permit, grant or funding application, license, or in any other material correspondence with the FDA, HHS, or other comparable state, federal, or foreign Governmental Authority, and no such submission or correspondence omits any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not materially false or misleading. (b) The Acquired Companies are, and during the last three (3) years have been, in compliance with applicable Laws administered or enforced by the FDA and comparable Governmental Authorities in other state, federal, or foreign jurisdictions (“FDA Laws”), except where the failure to so comply would not reasonably be expected to be material to the Acquired Companies taken as a whole. Except as would not reasonably be expected to be material to the Acquired Companies, taken as a whole, during the last three (3) years, the Acquired Companies have not received written notice of any pending or threatened Action from the FDA or any comparable Governmental Authorities in other state, federal, or foreign jurisdictions alleging that any operation or activity of the Acquired Companies is in violation of any applicable FDA Law. (c) The clinical, pre-clinical and other studies and tests conducted by or on behalf of or sponsored by the Acquired Companies or in which any of the Acquired Companies or their products or product candidates have participated were and, if still pending, are being conducted in all material respects in accordance with all applicable Laws, including, but not limited to, the FDA Laws and applicable implementing regulations at 21 C.F.R. Parts 50, 54, 56, 58 and 312. Except to the extent disclosed on Section 4.15(c) of the Disclosure Schedules, no investigational new drug application filed by or on behalf of any Acquired Company with the FDA has been terminated or suspended by the FDA or comparable foreign regulatory agency, nor any institutional review board, ethics committee, or safety monitoring committee, and neither the FDA nor any comparable foreign regulatory agency has commenced, or threatened to initiate, any action to place a clinical hold order on, or otherwise terminate, delay or suspend, any proposed or ongoing clinical investigation conducted or proposed to be conducted by or on behalf of any Acquired Company. The manufacturing and servicing operations conducted by, or on behalf of the Acquired Companies with respect to their products and product candidates are and have been conducted in material compliance with applicable Laws, including applicable current good manufacturing practice requirements, except where the failure to so comply would not reasonably be expected to be material to the Acquired Companies taken as a whole. In the last three (3) years, no Acquired Company, nor any drug substance and drug product manufacturer acting on its behalf has, with respect to any company product or product candidate, (i) been subject to a Governmental Authority shutdown or import or export prohibition or (ii) received any Form FDA 483 or other Governmental Authority notice of inspectional observations, “warning letters,” “untitled letters”

54 alleging or asserting noncompliance with FDA Laws, FDA Permits, or any other applicable Law, and, to the Knowledge of the Company, no Governmental Authority is considering such action. (d) To the Knowledge of the Company, there are no facts or circumstances that would render the Compound ineligible for pediatric exclusivity under the Best Pharmaceuticals for Children Act, 21 U.S.C. § 355a, and any implementing regulations, FDA guidance, or related and applicable Laws. (e) The Acquired Companies are not a party to, and the Acquired Companies do not have any ongoing reporting obligations pursuant to, any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement Orders, plans of correction or similar agreements with or imposed by any Governmental Authority. During the last three (3) years, neither the Acquired Companies nor any of their respective employees, officers or directors has been excluded, suspended or debarred from participation in any federal health care program or human clinical research or is subject to any governmental Action that could reasonably be expected to result in debarment, suspension or exclusion. During the last three (3) years, neither any Acquired Company nor any of its officers, employees or agents has made any statement to the FDA or any comparable foreign Governmental Authority, or failed to disclose any material fact required to be disclosed to the FDA or any such comparable foreign Governmental Authority, that would reasonably be expected to provide a basis for the FDA or such agency to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities”, set forth in 56 Fed. Reg. 46191 (September 10, 1991), and any amendments thereto, or any similar policy or any other statute or regulation regarding the communication or submission of false information to any applicable Governmental Authority. True, complete and correct copies of all material submissions made by the Acquired Companies to, and material correspondence the Acquired Companies have had with, the FDA or any comparable foreign Governmental Authority have been made available to Parent. (f) In the past three years, the Acquired Companies have never (i) been a defendant in any unsealed qui tam, False Claims Act or similar Action, or (ii) made any voluntary disclosure to the U.S. Department of Justice, U.S. Office of Inspector General, or other Governmental Authority relating to any material violation of Healthcare-Related Laws. (g) The Acquired Companies, and their directors or officers with authority to bind the Acquired Companies while acting in their official capacity for the Acquired Companies, have not in the past three years violated any applicable Healthcare-Related Laws, except where the failure to so comply would not reasonably be expected to be material to the Acquired Companies taken as a whole. Section 4.16 Environmental Matters. (a) Except as would not reasonably be expected to, individually or in the aggregate, be material to the Acquired Companies taken as a whole, each Acquired Company is currently and has been in compliance with all Environmental Laws and has not received from any Person any: (i) Environmental Notice or Environmental Claim; or (ii) written request for information pursuant to Environmental Law, which, in each case, either remains pending or unresolved, or is the source of ongoing obligations or requirements as of the Closing Date.

55 (b) Except as would not reasonably be expected to, individually or in the aggregate, be material to the Acquired Companies taken as a whole, in the past three (3) years, there has been no Release of Hazardous Materials in contravention of Environmental Law with respect to the business or assets of the Acquired Companies or any real property currently or formerly operated or leased by any Acquired Company, and no Acquired Company has received an Environmental Notice that any real property currently or formerly operated or leased in connection with the business of such Acquired Company has been contaminated with any Hazardous Material. Section 4.17 Employee Benefit Matters. (a) Section 4.17(a) of the Disclosure Schedules sets forth, as of the date of this Agreement, a list of each Benefit Plan (other than (i) any employment offer letter or individual independent contractor or consulting agreement that is on substantially the scheduled form(s) set forth on Section 4.17(a) of the Disclosure Schedules and that does not provide for severance or change in control payments or benefits or otherwise materially deviates from such form(s), (ii) any award agreement evidencing the grant of Options or RSAs that is on substantially the scheduled form(s) set forth on Section 4.17(a) of the Disclosure Schedules and does not materially deviate from such form(s), and (iii) immaterial non-cash benefits). (b) For each Benefit Plan set forth on Section 4.17(a) of the Disclosure Schedules, the Company has provided or made available to Parent the following (to the extent applicable): (i) a copy of each trust or other funding arrangement, (ii) the most recent summary plan description and summary of material modifications, (iii) the plan document and all amendments thereto, (iv) the most recent summary plan description, (v) the most recent annual report on Form 5500 filed with the IRS for the most recent two (2) plan years, (vi) the most recently received IRS determination letter for each such Benefit Plan, or the most recent IRS prototype opinion or determination letter, as applicable, (vii) the most recently prepared actuarial report and financial statement in connection with each such Benefit Plan and (viii) all material, non-routine, written correspondence with a Governmental Authority in the past year. The Company has not made any commitment (whether written or oral) to create or enter into any new Benefit Plan or to amend or terminate any Benefit Plan, other than with respect to an amendment or termination required by ERISA, the Code or other applicable Law. (c) Each Benefit Plan that is intended to be qualified under Section 401(a) of the Code (i) (x) has received a favorable determination letter from the IRS, (y) may rely upon a favorable prototype opinion letter from the IRS as to its qualified status, or (z) has time remaining under applicable Laws to apply for a determination letter from the IRS or to make any amendments necessary to obtain a favorable determination letter from the IRS and (ii) nothing has occurred with respect to any such Benefit Plan that could reasonably be expected to adversely affect such plan’s qualification. (d) Each Benefit Plan has been maintained, funded, operated and administered in compliance in all material respects with its terms and the applicable requirements of ERISA, the Code and any other applicable Laws. With respect to each Benefit Plan, all contributions, premiums and other payments that are due have been timely paid, and any such amounts not yet due have been paid or properly accrued, in each case, other than as would not result in material Liability to the Acquired Companies.

56 (e) Other than routine claims for benefits or other similar claims, there is no claim or Action pending or, to the Knowledge of the Company, threatened against, or arising out of, a Benefit Plan, except for claims or Actions that would not reasonably be expected to materially adversely affect the operation of the Acquired Companies, taken as a whole. There has not been any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code and not otherwise exempt under Section 408 of ERISA) with respect to any Benefit Plan. As of the date of this Agreement, there are no audits, inquiries or proceedings pending or threatened in writing by the IRS, the United States Department of Labor, or other Governmental Authority of competent jurisdiction with respect to any Benefit Plan. (f) No Benefit Plan provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Company, except as required by Section 4980B of the Code, Part 6 of Title I of ERISA or similar applicable state law. (g) The Company does not sponsor, maintain, or contribute to, and has never sponsored, maintained, or contributed to (or been obligated to sponsor, maintain, or contribute to), any Benefit Plan subject to the laws of any jurisdiction outside of the United States. (h) Each Benefit Plan that is a group health plan (within the meaning of Section 4980B(g)(2) of the Code) complies in all material respects with all of the applicable requirements of Section 4980B of the Code, ERISA, Title XXII of the Public Health Service Act, the applicable provisions of the Social Security Act, the Health Insurance Portability and Accountability Act of 1996, the applicable requirements of the Family and Medical Leave Act of 1993 and the regulations thereunder, and other applicable Law. (i) No Benefit Plan is, and no Acquired Company or any of its respective ERISA Affiliates contributes to or otherwise has any Liability with respect to any employee pension benefit plan (within the meaning of Section 4(2) of ERISA) that is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Sections 412 or 430 of the Code or any “multiemployer plan,” as defined in Section 3(37) of ERISA. (j) Neither the execution of this Agreement nor the consummation of the Transactions contemplated hereby will (either alone or in combination with any other event) (i) entitle any employee or individual independent contractor of an Acquired Company to any material compensatory payment or benefit under any Benefit Plan, (ii) increase or accelerate any liability, whether actual or contingent, of the Company under any Benefit Plan, including any increase or acceleration of the vesting, funding or time of payment of any compensation or benefits under any Benefit Plan, (iii) entitle any employee or officer of the Company to severance pay, (iv) result in any restriction on the right of any Acquired Company to amend or terminate any Benefit Plan or (v) result in any “excess parachute payment” within the meaning of Section 280G of the Code. (k) All holders of outstanding RSAs that were non-transferable and subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code at the time of issuance, and that are U.S. taxpayers, have, timely filed valid elections under Section 83(b) of the Code. Each Acquired Company has made available true, correct and complete copies of all election statements under Section 83(b) of the Code in the possession of the Acquired Company.

57 (l) Neither the Company nor Parent will be obligated to pay or reimburse any Person for any Taxes imposed under Section 4999 of the Code as a result of any Contract currently in effect. The Company is eligible to seek stockholder approval in a manner that complies with Section 280G(b)(5) of the Code. (m) No Option (i) has an exercise price that has been or may be less than the fair market value of a share of the Company’s Common Stock as of the date such Option was granted, as determined in accordance with Section 409A of the Code, (ii) has any feature for the deferral of compensation other than the deferral of recognition of income until the later of exercise or disposition of such Option, or (iii) has been granted with respect to any class of stock of the Company that is not “service recipient stock” (within the meaning of Section 409A of the Code and the Treasury Regulations thereunder). (n) Each Benefit Plan that is a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, including any Options, is, and at all times has been, maintained, administered, operated, and funded in all material respects in accordance with the applicable requirements of Section 409A of the Code. The Company is not a party to any agreement or arrangement with any Person that requires the Company to pay a tax gross-up for Taxes due under Section 409A of the Code. Section 4.18 Employment Matters. (a) Each Acquired Company has included on Schedule 4.18(a) an accurate and complete table setting forth (i) the name or unique identifier (to the extent required by the laws of the particular jurisdiction at issue), (ii) hiring date, (iii) title, (iv) status (full-time or part-time employee status), (v) work location, (vi) basis for work authorization (citizenship or visa status); (vii) annual salary or applicable base wages, (viii) any commission and bonus opportunities, (ix) any leave status and applicable anticipated return to work date, (x) accrued but unpaid vacation or other applicable paid time off balance; and (xi) employing entity, of each current employee of the Acquired Companies as of the date of the Agreement, including any employee engaged through an employer of record. As of the date of this Agreement, no current employee of the Acquired Companies (including any employee engaged through an employer of record) has informed the Company (whether orally or in writing) of an intention to terminate such employee’s employment for any reason, other than in accordance with any employment arrangements as may be provided for in this Agreement. (b) The Company has included on Schedule 4.18(b) an accurate and complete table, as of the date of the Agreement, of all individuals that have a current contracting, consulting, worker, advisory, or similar relationship with any Acquired Company pursuant to which such individual either received $100,000 or more in remuneration from the Acquired Companies in the last 12 months or is party to an individual independent contractor agreement providing for future remuneration of $100,000 per year or more from the Acquired Companies (each, a “Contractor”), including (i) the name of such Contractor, (ii) notice period for termination (if applicable), (iii) a description of the services provided to the applicable Acquired Company, (iv) the affiliated third- party entity (if applicable), (v) rate of remuneration, (vi) the primary location of services, and (vii) which of the Acquired Company entities through which the Contractor is engaged.

58 (c) (i) No Acquired Company is a party to, or has ever been a party to, any labor or collective bargaining agreement with respect to its employees, and no such labor or collective bargaining agreement is in the process of or has been ordered to be negotiated between any Acquired Company and its employees; and (ii) no employee of an Acquired Company is represented by a labor union or other employee representative body in respect of his or her employment with such Acquired Company. There are no labor unions or other organizations representing, purporting to represent and, to the Knowledge of the Company, no union organization campaign is in progress with respect to, any employees of any Acquired Company. (d) There are no, and within the past three (3) years there have been no, strikes, work stoppages, labor disputes, concerted refusals to work overtime, work slowdowns or lockouts pending, or, to the Knowledge of the Company, threatened or reasonably anticipated against any Acquired Company, and there are no unfair labor practice charges or complaints pending or, to the Knowledge of the Company, threatened by or on behalf of any employee or group of employees of any Acquired Company against any Acquired Company. (e) The Acquired Companies are, and have been, in compliance in all material respects with all applicable Laws respecting employment including, without limitation, employment practices, terms and conditions of employment, collective bargaining, information and consultation obligations, worker classification (including the proper classification of individuals as independent contractors, workers or employees and classification of employees as exempt or non-exempt under applicable Laws), Tax declarations and withholding (including social security and/or other similar contributions and/or charges), breach of contract, constructive unfair dismissal, prohibited discrimination (including, but not limited to, direct or indirect discrimination), prohibited harassment, prohibited bullying, prohibited retaliation or victimization (including in relation to any of the aforementioned), equal employment, fair employment practices, meal and rest periods, leave of absence, calculation and payment of holiday pay, affirmative action, workers’ compensation, disability rights or benefits, employee privacy, immigration legislation including work permits, occupational safety and health, duties of care owed by any of the Acquired Companies (including under contract, statute or common law), wages (including overtime wages), compensation and hours of work. Each Acquired Company: (i) is not delinquent in payment of or otherwise liable for any arrears of wages, compensation, severance pay, bonuses, commissions, reimbursements, or any other compensation or other amounts payable to employees or any Taxes (including social security or other similar contributions or charges) or any penalty for failure to comply with any of the foregoing, and (ii) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no Actions pending or, to the Knowledge of the Company, threatened against any of the Acquired Companies or any employee or officer of any Acquired Company, in each case, relating to any of the Acquired Companies’ employees (with respect to their employment with the Acquired Companies), applicants for employment, Contracts with employees, or Benefit Plans. (f) There are no pending or threatened Actions against any of the Acquired Companies or any trustee of an Acquired Company under any worker’s compensation policy or long-term disability policy. None of the Acquired Companies are a party to a conciliation agreement, consent decree or other Contract or Order with any national, federal, state, or local agency or Governmental

59 Authority with respect to employment practices. None of the Acquired Companies, or any of their executive officers, have received any notice of intent by any Governmental Authority responsible for the enforcement of labor or employment laws to conduct an investigation relating to an Acquired Company, and to the Knowledge of the Company, no such investigation is in progress. (g) The Acquired Companies have not, at any time, proposed to terminate any employees in circumstances that triggered a collective consultation or notice requirement under any Law relating to collective redundancies, reduction in force, mass dismissals and/or collective consultation. (h) No Acquired Company has, within the past three (3) years, taken any action that would constitute a “plant closing” or “mass layoff” within the meaning of the WARN Act, issued any notification of a plant closing or mass layoff required by the WARN Act, or incurred any liability or obligation under the WARN Act. (i) In the last three (3) years, no allegations of workplace harassment, discrimination, retaliation, or other misconduct have been made, initiated, filed or, to the Knowledge of the Company, threatened against any of the Acquired Companies or any of their respective current or former employees, independent contractors, consultants, directors, or officers, in each case with respect to such individual’s engagement with an Acquired Company. To the Knowledge of the Company, no incidents of any such workplace harassment, discrimination, retaliation, or other misconduct have occurred. None of the Acquired Companies have entered into any settlement or severance agreement related to allegations of harassment, discrimination, retaliation, or other misconduct by any of their respective current or former employees, independent contractors, consultants, directors or officers. (j) There are no outstanding inspection orders or any pending or, to the Knowledge of the Company, threatened charges under the Occupational Safety and Health Administration (“OSHA”) or any other applicable occupational health and safety legislation with respect to the Company or any Acquired Company. Neither the Company nor any Acquired Company have been subject to any Orders issued under or by OSHA or under any other applicable occupational health and safety legislation and there are no Orders or appeals of any Orders that are currently outstanding. Section 4.19 Taxes. Except as set forth in Section 4.19 of the Disclosure Schedules: (a) Each Acquired Company has timely filed or caused to be timely filed with the appropriate Taxing Authority all income and other material Tax Returns that it was required to file (taking into account all applicable extensions). All such Tax Returns were complete and correct in all material respects. All material Taxes required to be paid by an Acquired Company have been timely paid in full (whether or not shown on any Tax Returns). Each Acquired Company has made available to Parent correct and complete copies of all U.S. federal income and state income Tax Returns, examination reports and statements of deficiencies, adjustments or proposed deficiencies and adjustments in respect of such Acquired Company for all taxable years remaining open under any applicable statute of limitations. (b) The Financial Statements accurately accrue (in all material respects) all actual and contingent Liabilities for Taxes with respect to all periods in accordance with GAAP. No Acquired

60 Company has incurred any material Liability for Taxes since the Balance Sheet Date other than in the ordinary course of business. (c) Each Acquired Company has withheld all material amounts of Taxes required to have been withheld by it in connection with amounts paid or owing to any employee, independent contractor, creditor, Company Stockholder or other Person and timely paid over to the proper Governmental Authority or Taxing Authority all material amounts required to be so withheld and paid over under all applicable Laws. (d) No extension of the statute of limitations in respect of material Taxes of any Acquired Company is currently in effect, nor has any request been made in writing for any such extension or waiver. (e) There are no Liens for Taxes (other than Permitted Liens) upon the assets of an Acquired Company, and all deficiencies asserted, or assessments of Taxes made, against any Acquired Company by any Taxing Authority have been satisfied by payment, settled or withdrawn. (f) No Tax Return of any Acquired Company has been examined or audited by any Taxing Authority within the five (5) years prior to the date of this Agreement. No Acquired Company has received from any Taxing Authority (i) a written notice indicating an intent to open a material Tax audit or other review, (ii) a request for information related to material Tax matters, or (iii) a notice of deficiency for any material Tax, contest of any material Tax refund claimed, or material proposed Tax adjustment, except for deficiencies, contests or proposals which have been fully and finally satisfied. No audits or examinations by a Taxing Authority for or relating to any material Liability in respect of Taxes of any Acquired Company are pending or threatened in writing. (g) No Acquired Company has ever been a member of an affiliated, consolidated, combined, unitary or similar Tax group for Tax purposes (other than a group the common parent of which is the Company). No Acquired Company has any Liability for Taxes of any Person (other than the Acquired Companies) under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local or non-U.S. Law), as transferee or successor, as a result of any obligation to assume such Taxes or to indemnify any other Person or by operation of Law. (h) No claim has ever been made in writing to an Acquired Company by a Taxing Authority in a jurisdiction where such Acquired Company does not file a Tax Return that such Acquired Company is or may be subject to Tax in such jurisdiction. (i) No Acquired Company is party to or bound by any Tax sharing, Tax allocation, Tax indemnity or similar agreement or arrangement (other than (i) such agreements solely between the Acquired Companies, or (ii) customary provisions contained in commercial Contracts entered into in the ordinary course of business with third parties the primary purpose of which is not related to sharing, indemnification or allocation of Taxes). (j) No Acquired Company is, or has ever been, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code or an entity that has ever made the election provided under Section 897(i) of the Code.

61 (k) There is no power of attorney given by or binding upon any Acquired Company with respect to Taxes for any period for which the statute of limitations (including any waivers or extensions) has not yet expired that is currently in effect. (l) No Acquired Company will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in, or use of improper, method of accounting for a taxable period ending on or prior to the Closing Date, (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) executed prior to the Closing, (iii) deferred intercompany gain or excess loss accounts described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) with respect to a transaction occurring prior to the Closing, (iv) installment sale or open transaction disposition made prior to the Closing, (v) prepaid amount or deferred revenue received or accrued prior to the Closing Date outside of the ordinary course of business, or (vi) election under Section 965(h) of the Code, including in each case pursuant to any corresponding or similar provision of state, local or non-U.S. Law. (m) Section 4.19(m) of the Disclosure Schedules sets forth an accurate and complete listing of each entity classification election and each change in entity classification that has ever been made by or on behalf of any Acquired Company under Treasury Regulations Section 301.7701-3, and the current entity classification for U.S. federal income Tax purposes of each Acquired Company. The Acquired Companies use and have always used the accrual method of accounting for income Tax purposes. (n) No Acquired Company is subject to Tax in any jurisdiction other than its country of incorporation, organization or formation by virtue of having employees, agents, a permanent establishment or place of business in such jurisdiction. (o) The Acquired Companies are in compliance in all material respects with the terms and conditions of any Tax exemption, Tax holiday or other Tax reduction Contract or Order (each, a “Tax Incentive”). (p) All material amounts of sales, use, value added, ad valorem, personal property, transfer, goods and services, and similar Taxes required to be collected by the Acquired Companies have been timely collected and remitted (in all material respects) to the appropriate Taxing Authority, and for all sales made without charging or remitting such Taxes, the Acquired Companies have materially complied with all record-keeping associated therewith. (q) No Acquired Company will be required to make any material adjustment pursuant to Section 481(a) of the Code or any similar provisions of applicable Laws by reason of any change in any accounting methods employed prior to the Closing and will not be required to make such an adjustment as a result of the Transactions, and there is no application pending with any Governmental Authority or Taxing Authority requesting permission for any changes in any accounting methods for Tax purposes. (r) No Acquired Company has ever requested or received any private letter ruling from the IRS or any Taxing Authority or signed a comparable ruling, technical advice memorandum,

62 closing agreement or similar written guidance from any other Governmental Authority or Taxing Authority with respect to any Tax matter, and no such request is currently pending. (s) Each Acquired Company is in material compliance in all respects with all applicable transfer pricing Laws, including the execution and maintenance of contemporaneous documentation substantiating its transfer pricing practice and methodology. All material intercompany agreements have been adequately documented, and such documents have been duly executed in a timely manner. The prices for any material amounts of property or services (or for the use of any property), including interest and other prices for financial services, provided by or to any Acquired Company are arm’s-length prices for purposes of the relevant transfer pricing Laws, including Treasury Regulations promulgated under Section 482 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law). (t) No Acquired Company has participated in a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) or has participated within the past two (2) years in a transaction that was intended to qualify under Section 355 of the Code (or under so much of Section 356 of the Code as relates to Section 355 of the Code). Section 4.20 Brokers. Except as set forth on Section 4.20 of the Disclosure Schedule, there are no claims for brokerage commissions, finders’ fees, financial advisors’ fees or similar compensation in connection with the Transactions contemplated by this Agreement or the Ancillary Documents based on any Contract to which any Acquired Company is a party or that is otherwise binding upon any Acquired Company and no Person is entitled to any fee or commission or like payment in respect thereof. Section 4.21 Minute Books. The minute books of the Company made available to Parent contain a complete summary of all meetings of directors and stockholders since January 1, 2024 and reflect all actions referred to in such minutes accurately in all material respects. Section 4.22 Transactions with Affiliates. Except as set forth on Section 4.22 of the Disclosure Schedules or pursuant to a Benefit Plan, there are no Contracts or other transactions between or among any Acquired Company, on the one hand, and any director, officer, manager, employee, present or former member or Affiliate (other than wholly-owned Subsidiaries) of any Acquired Company, on the other hand (each, an “Affiliate Transaction”). Section 4.23 International Trade Compliance. (a) Except as set forth on Section 4.23(a) of the Disclosure Schedules, the Company and its Subsidiaries are, and since April 24, 2019 have been, in material compliance with all applicable Customs and International Trade Laws and the Company and its Subsidiaries have not committed any material violation of applicable Customs and International Trade Laws, and there are no actions, claims, or proceedings pending for which the Company or its Subsidiaries have received written notice to which any of the Company or its Subsidiaries is a party concerning any liability with respect to any such Laws. Without limiting the foregoing, the Company and its Subsidiaries have not, since April 24, 2019 received any written notice that they are subject to any civil or criminal investigation, audit or any other inquiry involving or otherwise relating to any alleged or actual violation of applicable Customs and International Trade Laws. Since April 24, 2019, neither the Company, its Subsidiaries, nor any officer or director of the Company or its

63 Subsidiaries, nor, to the Knowledge of the Company, any agent acting on behalf of any of the Company or its Subsidiaries (i) has been or is designated on any restricted persons or parties list maintained by OFAC, the U.S. Department of State, the U.S. Department of Commerce or any other U.S. Governmental Authority (including the OFAC Specially Designated Nationals and Blocked Persons List, the OFAC Sectoral Sanctions Identification List, or the U.S. Department of State Debarred List, the U.S. Department of Commerce Entity List or Denied Persons List), the United Nations Security Council, the European Union, or the United Kingdom, (ii) has, to the Knowledge of the Company, participated in any transaction involving such designated person or entity, or any country that is or was at the time subject to U.S. sanctions administered by OFAC (Iran, North Korea, Cuba, Syria prior to July 1, 2025, or the Crimea, so-called Donetsk People’s Republic, or so-called Luhansk People’s Republic regions of Ukraine) in violation of applicable Laws, (iii) has exported (including deemed exportation), reexported, or transferred (in-country), directly or indirectly, any goods, technology or services in violation of any applicable U.S. export control Laws administered by the U.S. Department of Commerce or the U.S. Department of State. Except as set forth on Section 4.23(a) of the Disclosure Schedules, since January 1, 2024, the Company and its Subsidiaries and their directors, officers and employees and, to the Knowledge of the Company, agents, acting on behalf of the Company or its Subsidiaries have been in material compliance with the U.S. Foreign Corrupt Practices Act of 1977 and all other applicable Laws relating to anti-bribery and anti-corruption. The Company and its Subsidiaries have instituted and maintain formal policies and procedures designed to ensure material compliance with such Laws. Section 4.24 No Other Representations and Warranties. Notwithstanding anything herein to the contrary, the representations and warranties of the Company expressly set forth in this Article IV are and shall constitute the sole and exclusive representations and warranties made with respect to the Company and its Subsidiaries in connection with this Agreement or the Transactions. Except for the representations and warranties referred to in the previous sentence, none of the Company, its Subsidiaries or any other Person has made or is making any express or implied representations or warranty, statutory or otherwise, of any nature, including with respect to any express or implied representation or warranty as to the merchantability, quality, quantity, suitability or fitness for any particular purpose of the business or the assets of the Company and its Subsidiaries. Except for the representations and warranties expressly set forth in this Article IV, all other warranties, express or implied, statutory or otherwise, of any nature, including with respect to any express or implied representation or warranty as to the merchantability, quality, quantity, suitability or fitness for any particular purpose of the business or the assets of the Company and its Subsidiaries, are hereby expressly disclaimed. Section 4.25 No Outside Reliance. The Company acknowledges and agrees that Parent and Merger Sub have not made, nor are making, any representation or warranty whatsoever, express or implied (and the Company has not relied on any representation, warranty or statement of any kind by Parent or Merger Sub), beyond those expressly given in Article V. Without limiting the generality of the foregoing, it is understood that no representation or warranty is made as to the accuracy or completeness of any of the foregoing or the omission of any material information, whether express or implied, except as may be expressly set forth in Article V.

64 ARTICLE V. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB Except as disclosed in Parent’s reports, schedules, forms, statements and other documents filed with or furnished to the SEC by Parent and publicly available during the time period between January 1, 2024 and the Agreement Date (excluding, in each case, any disclosure contained under the headings “Risk Factors” or “Forward-Looking Statements” and any other disclosure that is predictive, cautionary or forward-looking in nature), or as set forth in the correspondingly numbered Section of the Parent Disclosure Schedules, Parent and Merger Sub represent and warrant to the Company that the statements contained in this Article V are true and correct. The Parent Disclosure Schedules shall be arranged in sections corresponding to the numbered and lettered sections contained in this Article V, and disclosures in any section of the Disclosure Schedules shall qualify other sections in this Article V to the extent it is reasonably apparent from a reading of the text of the disclosure that such disclosure is applicable to such other sections contained in this Article V. Section 5.1 Organization of Parent and Merger Sub. Each of Parent and Merger Sub is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, formation or organization. Section 5.2 Ownership of Merger Sub; No Prior Activities. Merger Sub is a wholly owned subsidiary of Parent, was formed solely for the purpose of engaging in the Transactions contemplated by this Agreement and the Ancillary Documents and has engaged in no business activity other than as contemplated by this Agreement and the Ancillary Documents. Except for Liabilities incurred in connection with the Transactions contemplated by this Agreement and the Ancillary Documents, Merger Sub has not and will not have incurred, directly or indirectly, through any Subsidiary or Affiliate, any Liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person. Section 5.3 Authorization. Each of Parent and Merger Sub possesses all requisite organizational power and authority to execute, deliver and perform its obligations under this Agreement and the other Ancillary Documents to which it is or will be a party and to consummate the Transactions contemplated hereunder and thereunder. All organizational actions and proceedings required to be taken by or on the part of Parent and Merger Sub to authorize and permit the execution, delivery and performance by Parent and Merger Sub of this Agreement and the other Ancillary Documents to which it is or will be a party, and the compliance by Parent and Merger Sub with the provisions of this Agreement and each Ancillary Document to which it is or will be a party, have been duly and validly taken. Section 5.4 No Defaults or Conflicts. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the other Ancillary Documents to which it is a party, and the consummation of the Transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of formation, operating agreement or other organizational documents of Parent or Merger Sub; (b) conflict with or result in a violation or breach of any provision of any Law or Order applicable to Parent or Merger Sub; (c) result in the creation or imposition of any Liens, other than Permitted Liens, on any properties or assets of the Parent or Merger Sub, except in the

65 case of clause (c) that would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Other than applicable notifications and report forms pursuant to the HSR Act, no consent, approval, Permit, Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement and the other Ancillary Documents and the consummation of the Transactions contemplated hereby and thereby. Section 5.5 Capitalization. (a) As of June 30, 2026, the authorized interests of Parent consist of (i) 200,000,000 shares of common stock of Parent, par value $0.0001 per share (the “Parent Common Stock”), of which 43,271,347 shares are issued and outstanding, and (ii) 10,000,000 shares of preferred stock of Parent, par value $0.0001 per share (the “Parent Preferred Stock”, and together with the Parent Common Stock, the “Parent Stock”), of which no shares are issued and outstanding. (b) (i) All of the issued and outstanding Parent Stock have been duly authorized, validly issued, fully paid and non-assessable, (ii) all of the issued and outstanding Parent Stock have been issued in compliance, in all material respects, with all applicable federal and state securities Laws, (iii) none of the issued and outstanding Parent Stock have been issued in material violation of any agreement, arrangement or commitment to which the Parent or any of its Affiliates is a party or is subject to or in material violation of any preemptive or similar rights of any Person, and (iv) all of the shares of Parent Stock have the rights, preferences, powers, restrictions and limitations set forth in Parent’s Governing Documents. Section 5.6 Brokers. Except as set forth on Section 5.6 of the Parent Disclosure Schedules, there are no claims for brokerage commissions, finders’ fees, financial advisors’ fees or similar compensation in connection with the Transactions contemplated by this Agreement or the Ancillary Documents based on any Contract to which Parent or Merger Sub is a party or that is otherwise binding upon Parent or Merger Sub and no Person is entitled to any fee or commission or like payment in respect thereof. Section 5.7 Absence of Certain Changes. Since March 31, 2026 until the date hereof, there has not been any Material Adverse Effect on Parent. Section 5.8 Litigation. There are no Actions pending or, to Parent’s Knowledge, threatened in writing against or affecting Parent, its Subsidiaries, any of their respective officers or directors (in their capacities as such) or any of the assets owned or used by Parent that, individually or in the aggregate, materially challenges, or that would have the effect of materially preventing, delaying, hindering, impeding, making illegal, imposing limitations or conditions on, or otherwise materially interfering with, any of the Transactions (including the Merger) contemplated by this Agreement or the other Ancillary Documents. Section 5.9 Compliance with Laws. Parent and Merger Sub are in compliance with all applicable Laws in connection with the operation of their business, except for instances of noncompliance that would not reasonably be expected to result in a Material Adverse Effect on Parent and its Subsidiaries, taken as a whole.

66 Section 5.10 Financial Ability. Parent will have at the Closing sufficient cash on hand or access to other sources of immediately available funds to permit Parent to perform timely its obligations under this Agreement and consummate the Transactions. Section 5.11 Issuance of Stock. The shares of Parent Common Stock issuable in the Merger, when issued by Parent in accordance with this Agreement, will be duly authorized and validly issued, fully paid, non-assessable, issued in compliance with applicable law, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the other Ancillary Documents, any stock restriction agreement entered into between Parent and any Company Stockholder, the certificate of incorporation of Parent, the bylaws of Parent and under applicable law. Section 5.12 Reporting Company; Parent SEC Documents. (a) Parent is a publicly held company subject to reporting obligations pursuant to Section 13 of the Exchange Act, and the shares of Parent Common Stock are registered pursuant to Section 12(b) of the Exchange Act. There is no Action pending or threatened in writing against Parent by the SEC with respect to the deregistration of the shares of Parent Common Stock under the Exchange Act. Parent has taken no action that is designed to terminate the registration of the shares of Parent Common Stock under the Exchange Act. Parent is eligible to use Form S-3 pursuant to General Instruction I.B.3. for secondary offerings and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act. (b) All statements, reports, schedules, forms and other documents (including exhibits and all information incorporated by reference) required to have been filed by Parent (or its predecessor) with the SEC (collectively, as they have been amended since the time of their filing and including all exhibits thereto, the “Parent SEC Documents”) since January 1, 2024, have been so filed on a timely basis. A true and complete copy of each Parent SEC Document is available on the website maintained by the SEC at http://www.sec.gov, other than portions in respect of which confidential treatment was granted by the SEC or portions that have been redacted as permitted by Item 601 of Regulation S-K. As of their respective filing dates (or, if amended or superseded by a filing prior to the date hereof, then on the date of such later filing), each of the Parent SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002, as the case may be, and the rules and regulations promulgated thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents contained (or, with respect to Parent SEC Documents filed after the date hereof, will contain) any untrue statement of a material fact or omitted (or with respect to Parent SEC Documents filed after the date hereof, will omit) to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since January 1, 2024, Parent has not received from the SEC any written comments with respect to any of the Parent SEC Documents (including the financial statements included therein) that have not been resolved, and, to the Parent’s Knowledge, none of the Parent SEC Documents is subject to ongoing SEC review or investigation. (c) The consolidated financial statements included or incorporated by reference into the Parent SEC Documents (including the notes thereto) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto as of their respective dates and have been prepared in accordance with GAAP applied on a consistent basis

67 and Regulation S-X and Regulation S-K, as applicable, throughout the periods covered thereby (except as may be indicated therein or in the notes thereto and except with respect to unaudited consolidated statements as permitted by Form 10-Q of the SEC) and present fairly (subject, in the case of the unaudited interim consolidated financial statements included therein, to normal year- end adjustments that are not expected to be individually or in the aggregate material) in all material respects the financial condition of Parent as of such dates and the results of operations, stockholders’ equity, and cash flows of Parent for such periods. (d) Parent Common Stock is listed on The Nasdaq Global Select Market (“Nasdaq”) and Parent is in compliance in all material respects with all applicable listing requirements, and Parent has not received any notice of delisting or non-compliance that remains unresolved. Parent has not taken any action designed to, and has no knowledge of any event that is reasonably likely to, cause the delisting of Parent Common Stock. Section 5.13 No Undisclosed Liabilities. Neither Parent nor any of its Subsidiaries have any liabilities of any nature, whether or not accrued, contingent, absolute or otherwise, that would be required to be set forth or reserved for on a consolidated balance sheet of Parent and its Subsidiaries prepared in accordance with GAAP, except for liabilities (a) set forth or reflected in the condensed balance sheet (or the notes thereto) as of March 31, 2026 included in the Parent SEC Documents filed or furnished prior to the date hereof (the “Parent Balance Sheet”), (b) incurred in the ordinary course of business since March 31, 2026, (c) incurred in connection with this Agreement and the transactions contemplated hereby or (d) that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. Section 5.14 Solvency. Immediately after the consummation of the transactions contemplated by this Agreement, including (a) the payment of the Initial Cash Purchase Price and any other amounts required to be paid pursuant to Article III, and (b) the payment of all fees and expenses and other payment obligations required to be paid or satisfied by Parent in connection with the transactions contemplated by this Agreement, each of Parent and its Subsidiaries, including the Company and its Subsidiaries following the Merger, shall be solvent and shall: (i) be able to pay its debts as they become due; (ii) own property that has a fair saleable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities); and (iii) have adequate capital to carry on its business. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of Parent or any of its Subsidiaries, including the Company and its Subsidiaries. In connection with the transactions contemplated under this Agreement, Parent has not incurred, nor plans to incur, debts beyond its ability to pay as they become absolute and matured. Section 5.15 Taxes. (i) Each of Parent and Merger Sub has timely filed or caused to be timely filed with the appropriate Taxing Authority all income and other material Tax Returns that it was required to file (taking into account all applicable extensions), (ii) all such Tax Returns were complete and correct, and (iii) all Taxes required to be paid by Parent and Merger Sub have been timely paid in full (whether or not shown on any Tax Returns), in each case of (i)-(iii) except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. There are no pending or, to the Knowledge of Parent, threatened audits, examinations or proceedings by any Taxing Authority with respect to any material Tax liability of

68 Parent or Merger Sub that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. Section 5.16 No Other Representations and Warranties. Notwithstanding anything herein to the contrary, the representations and warranties of Parent and Merger Sub expressly set forth in this Article V are and shall constitute the sole and exclusive representations and warranties made with respect to Parent and Merger Sub and their respective Subsidiaries in connection with this Agreement or the Transactions. Except for the representations and warranties expressly set forth in Article V, all other warranties, express or implied, statutory or otherwise, of any nature, by Parent and Merger Sub are hereby expressly disclaimed. Section 5.17 No Outside Reliance. Parent and Merger Sub acknowledge and agree that the Company has not made, nor is making, any representation or warranty whatsoever, express or implied (and Parent and Merger Sub have not relied on any representation, warranty or statement of any kind by any Acquired Company), beyond those expressly given in Article IV, including any implied warranty or representation as to the condition, merchantability, suitability or fitness for a particular purpose or trade as to or of the assets of the Company. Without limiting the generality of the foregoing, it is understood that any cost estimates, financial or other projections or other predictions that may be contained or referred to in the Disclosure Schedules or elsewhere, as well as any information, documents or other materials (including any such materials contained in any “data room” or reviewed by Parent and Merger Sub or any of their respective Affiliates, agents or representatives) or management presentations that have been or shall hereafter be provided to Parent and Merger Sub or any of their respective Affiliates, agents or representatives are not and will not be deemed to be representations or warranties of the Company, and no representation or warranty is made as to the accuracy or completeness of any of the foregoing or the omission of any material information, whether express or implied, except as may be expressly set forth in Article IV. The Company has not made any representations or warranties to Parent or Merger Sub regarding the probable success or profitability of the business conducted by the Acquired Companies. The disclosure of any matter or item in any section of the Disclosure Schedules shall not be deemed to constitute an acknowledgment that any such matter is required to be disclosed or is material. ARTICLE VI. PRE-CLOSING COVENANTS Section 6.1 Conduct of Business by the Company Pending the Closing. Except as set forth on Section 6.1 of the Disclosure Schedules, as required by applicable Laws, as expressly contemplated by any other provision of this Agreement or as otherwise consented to in writing by Parent (which consent shall not be unreasonably withheld, conditioned or delayed), from the date hereof until the earlier of the Closing or the date that this Agreement is terminated in accordance with its terms, the Company covenants and agrees that: (a) The Company shall, and shall cause its Subsidiaries to use their respective commercially reasonable efforts to (i) conduct their respective business in the ordinary course of business in the same manner as heretofore conducted, (ii) preserve intact its present business organization, and (iii) preserve its present relationships in all material respects with suppliers, licensors, licensees, distributors and others having material business dealings with it.

69 (b) Except in the ordinary course of business, consistent with past practice, or as otherwise required by a Benefit Plan in effect on the date hereof, the Company shall not, and shall not permit any Acquired Company to, (i) hire any employee of any Acquired Company whose annual base salary is greater than $100,000, (ii) increase compensation, bonus, commission or other benefits payable to any employee of any Acquired Company whose annual base salary is greater than $100,000 (except as required by any applicable Law), (iii) grant any severance or termination pay to (or amend any such existing arrangement with) any employee of any Acquired Company whose annual base salary is greater than $100,000 or (iv) enter into, adopt, terminate or materially amend any Benefit Plan (other than employment offer letters for “at will” employment that provide for no severance or change in control benefits). (c) The Company shall not permit any Acquired Company to issue, reissue, deliver, pledge, transfer or sell, or authorize or propose the issuance, reissuance, delivery, pledge, transfer or sale of, any Equity Interests of, or any securities convertible into, or any rights, warrants, calls, subscriptions or options to acquire, any such Equity Interests, or convertible securities of any such Acquired Company, other than shares of Common Stock issuable upon exercise of Options in accordance with their terms. (d) The Company shall not permit any Acquired Company to adjust, reclassify, combine, split, subdivide or redeem, directly or indirectly, any of its Equity Interests. (e) The Company shall not permit any Acquired Company to amend its Governing Documents. (f) The Company shall not permit any Acquired Company to sell, lease, sublease, license, assign, transfer, encumber or otherwise dispose of (including through any spin off), abandon or fail to maintain, or agree to sell, lease (as lessor), sublease (as sublessor), abandon, let lapse, or fail to maintain, any of its material assets (other than Company Intellectual Property), in each case, other than the sale or other disposition of inventory or obsolete or worthless equipment in the ordinary course of business, consistent with past practice. (g) The Company shall not permit any Acquired Company to dispose, sell, transfer, assign, encumber, pledge, abandon, dedicate to the public, fail to maintain, or allow to lapse, in whole or in part, any Company Owned Intellectual Property, except in the ordinary course of business, consistent with past practice. (h) The Company shall not permit any Acquired Company to grant to any third party any exclusive license, or enter into any release, immunity or covenant not to sue with respect to any Company Owned Intellectual Property, except in the ordinary course of business, consistent with past practice. (i) The Company shall not permit any Acquired Company to fail to maintain or protect the confidentiality of any trade secret, Company Source Code or other confidential information related to the business of the Acquired Companies, except in the ordinary course of business, in a commercially reasonable manner and consistent with past practice. (j) The Company shall not permit any Acquired Company to enter into any Contract pursuant to which any Acquired Company obtains any license or other rights in or to any

70 Intellectual Property of any third party (other than licenses for commercially available, off-the- shelf software with annual license, maintenance, support and other fees of less than $25,000). (k) The Company shall not permit any Acquired Company to grant, extend, amend, waive, cancel, modify or fail to exercise any material right of renewal or extension under any Contract relating to Company Intellectual Property or any other material Intellectual Property used or held for use in the business of the Acquired Companies. (l) The Company shall not permit any Acquired Company to, in a single transaction or a series of related transactions, acquire or agree to acquire in any manner (whether by merger or consolidation, contributions to capital or purchase) any Equity Interest in, or any material assets of, any business or any corporation, partnership, association, joint venture, or other business organization or division thereof of any other Person other than the purchase of supplies in the ordinary course of business, consistent with past practice. (m) The Company shall not permit any Acquired Company to incur, create, assume, guarantee or otherwise become obligated with respect to any debt or incur, create or assume, or permit the incurrence, creation or assumption of, any Liens on the assets or properties of any Acquired Company, except for Permitted Liens. (n) The Company shall not permit any Acquired Company to (i) amend, refile or otherwise modify any previously filed Tax Return, (ii) make or change any material Tax election, (iii) change any annual Tax accounting period, (iv) adopt or change a Tax accounting method, (v) settle, compromise, concede or otherwise resolve any claim, notice, audit report or assessment in respect of material Taxes, (vi) consent to any extension or waiver of the statute of limitations period applicable to any material Tax claim or assessment, (vii) enter into any Tax sharing, Tax indemnity or Tax allocation agreement relating to any Tax (other than any customary provisions contained in commercial Contracts entered into in the ordinary course of business with third parties the primary purpose of which is not related to sharing, indemnification or allocation of Taxes), or (viii) initiate any voluntary disclosure process with any Taxing Authority, or enter into any voluntary disclosure agreement with any Taxing Authority with respect to Taxes, in each case, in each case, only to extent such action could adversely affect Parent or the Acquired Companies with respect to a Tax period (or portion thereof) beginning after the Closing Date. (o) The Company shall not declare, set aside, or pay any dividend or other distribution in respect of any of the Acquired Companies’ Equity Interests (whether in cash, stock or property) or any direct or indirect redemption, purchase, or other acquisition of such Equity Interests. (p) The Company shall not permit any Acquired Company to (i) make any payment or provide any other form of consideration to, or for the benefit of, any Company Equity Holder, Affiliate, present or former director, manager, officer, employee, representative, agent, successor or assignee of any Company Stockholder or Acquired Company (other than to the extent required by a then-existing Affiliate Transaction) or (ii) enter into, amend or terminate any Affiliate Transaction (other than, in the case of clause (i) and clause (ii) above, increases in employee compensation, granting of employee benefits, hiring and termination of employees and adopting and entering into any collective bargaining, employment, severance, bonus, profit-sharing, compensation, equity-based compensation award or plan, pension, retirement, vacation, deferred compensation or other agreement or Benefit Plan, in each case, to the extent permitted by

71 Section 6.1(a) without the consent of Parent) or waive, release or assign any rights or claims under any such Contract. (q) The Company shall not permit any Acquired Company to (i) make any loans, advances or capital contributions to, or investments in, any other Person other than (A) to or in any wholly owned Acquired Companies or (B) extensions of trade credit to customers and other persons doing business with the Acquired Companies (but excluding any employees of the Acquired Companies), in each case, in the ordinary course of business, consistent with past practice, or (ii) waive, release or forgive any loan or amount otherwise owed to any Acquired Company (other than among any wholly owned Acquired Companies). (r) The Company shall not permit any Acquired Company to adopt or effect a plan of or Contract for any complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization with respect to any Acquired Company. (s) The Company shall not permit any Acquired Company to (i) waive, compromise, settle, forgive or grant any release of any claim (other than any claim covered entirely by insurance), in each case, relating to any Action where the amount involved exceeds $100,000 or such matter would reasonably be expected to result in a material restriction to any Acquired Company or its business or (ii) enter into any consent decree or settlement agreement with any Governmental Authority. (t) The Company shall not (i) permit any Acquired Company to make any change in any method of accounting or accounting principles and practices, except as required by concurrent changes in GAAP or applicable Laws or (ii) fail to pay any accounts payable and accrued expenses of the Acquired Companies when due in the ordinary course of business consistent with past practice, other than those being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP. (u) make or agree to make any capital expenditure or expenditures in the aggregate excess of $25,000. (v) The Company shall not enter into any Contract that requires any Acquired Company to do any of the foregoing. Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company’s or its Subsidiary’s businesses or operations. Section 6.2 Conduct of Business by Parent Pending the Closing. Except as set forth on Section 6.2 of the Parent Disclosure Schedules, as required by applicable Laws, as expressly contemplated by any other provision of this Agreement or as otherwise consented to in writing by the Company, from the date hereof until the earlier of the Closing or the date that this Agreement is terminated in accordance with its terms, the Parent covenants and agrees that: (a) Parent shall not amend its certificate of incorporation. (b) Parent shall not enter into any Contract that requires Parent to do the foregoing. Section 6.3 Efforts to Consummate; Regulatory Matters and Approvals.

72 (a) Parent and Company shall use reasonable best efforts, and shall cause their respective Affiliates, to: (i) consummate and make effective the Transactions as promptly as reasonably practicable (and, in any event, no later than the Outside Date); (ii) obtain from any Governmental Authority any consents, licenses, Permits, waivers, approvals, authorizations, clearances or Orders that are required or, in the reasonable judgment of Parent after reasonable consultation with the Company, advisable to be obtained by Parent, the Company or any of their respective Subsidiaries in order to consummate the Transactions contemplated by this Agreement; (iii) resolve any objections and avoid any proceeding by any Governmental Authority, in connection with the authorization, execution and delivery of this Agreement and the consummation of the Transactions contemplated by this Agreement, including the Merger; and (iv) as promptly as reasonably practicable, and in any event within five (5) Business Days after the date of this Agreement (unless otherwise agreed in writing by the Parties to this Agreement), make, and as applicable cause their respective “ultimate parent entities” (as determined under the HSR Act) to make, all necessary filings and submissions under the HSR Act and thereafter supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to any Law. (b) Without limiting the generality of anything contained in this Section 6.3, each Party shall: (i) give the other Parties prompt notice of the making or commencement of any request or proceeding by or before any Governmental Authority with respect to the Transactions contemplated by this Agreement; (ii) keep the other Parties informed as to the status of any such request or proceeding; (iii) to the extent practicable, give the other Parties notice and an opportunity to participate in any meeting, conference, telephone call, or other communication made to the United States Federal Trade Commission (“FTC”), the United States Department of Justice (“DOJ”), or any other competition authority or other domestic or foreign Governmental Authority regarding the Transactions; and (iv) promptly notify the other Parties of the substance of any communication from the FTC, DOJ, or any other domestic or foreign Governmental Authority regarding the Transactions. (c) Notwithstanding anything in this Agreement to the contrary, Parent shall, on behalf of the Parties, control and lead (i) the scheduling of, and strategic planning for any meeting with, and the strategy for the manner of obtaining any required consent, approval, waiver, or Order required to be obtained in connection with the consummation of the Transactions from, any Governmental Authority under the HSR Act or any other applicable Antitrust Laws, and (ii) the process and strategy for resolving any pending or threatened request, inquiry, proceeding, or investigation brought by a Governmental Authority, or brought by a third party before any Governmental Authority, in each case with respect to the Transactions (each, an “Antitrust Investigation”); provided, that Parent shall consult in good faith with the Company prior to implementing any material strategic decision or course of action contemplated by the foregoing clauses (i) and (ii), to the extent permitted by applicable Law. Subject to applicable Law, Parent and the Company shall (A) give each other prompt written notice of any Antitrust Investigation upon receiving knowledge thereof; (B) promptly inform the other Party of any material written or oral communication to or from the FTC, the DOJ, or any other Governmental Authority in connection with any Antitrust Investigation (and if in writing, furnish the other Party with a copy of such communication); (C) to the extent reasonably practicable, consult in advance and cooperate with the other Party and consider in good faith the views of the other Party in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion, or proposal to be made or submitted to any Governmental Authority; and (D) except as may be prohibited by any

73 Governmental Authority or by any applicable Law, provide reasonable advance notice of and permit authorized representatives of the other Party to be present at each meeting or conference with any Governmental Authority relating to the Transactions contemplated by this Agreement. (d) Subject to applicable Laws relating to the exchange of information, Parent and the Company shall have the right to review in advance and, to the extent reasonably practicable, each will consult with the other on and consider in good faith the views of the other in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made, submitted, or communicated to, any third party and/or any Governmental Authority in connection with the Transactions; provided, further, however, that such materials may be redacted as necessary to comply with contractual arrangements or as necessary to address reasonable privilege or confidentiality concerns. Each Party, as each deems advisable and necessary, may designate any competitively sensitive material provided to the other under this Section 6.3 as “outside counsel only.” Such materials and the information contained therein shall be given only to the outside counsel of the recipient unless express written permission is obtained in advance from the party that has so designated such materials. (e) Notwithstanding anything to the contrary contained in this Agreement, Parent shall not have any obligation under this Agreement (with respect to itself or any Affiliate) to take, and without the prior written consent of Parent, the Company shall not (and the Company shall not offer or agree to take): (i) any action (including any Remedy) that would or would reasonably be expected to result in any hold-separate, sale, divestiture or other disposal of any assets or businesses of Parent or any of its Subsidiaries or any other action with respect to any assets or businesses of Parent or any of its Subsidiaries (including, from and after the Closing, the Company and any Subsidiaries of the Company) if such action (including any Remedy), individually or in the aggregate, would reasonably be expected to have a material impact on the business of Parent and its Subsidiaries (including, from and after the Closing, the Company and its Subsidiaries) taken as a whole; (ii) any action (including any Remedy) that, individually or in the aggregate, would reasonably be expected to result in an impact that is materially adverse to the business, assets, financial position or profits or prospects or operational performance of the Company and any Subsidiaries of the Company, taken as a whole; or (iii) any action (including any Remedy) that would or would reasonably be expected to result in the violation, in any material respect, of any Law applicable to any of Parent, the Company or any of their respective Subsidiaries. The Company will not, nor will it permit any of its representatives to, make any material proposals relating to, or enter into, any material understanding, undertaking or agreement with, any Governmental Authority relating to the Transactions contemplated by this Agreement without Parent’s prior review and written approval. Notwithstanding anything to the contrary in this Section 6.3, neither Parent nor the Company shall be required to commit to or effect any action that is not conditioned on the consummation of the Closing (and, subject to the foregoing, the Company shall agree to any such action if instructed to do so by Parent). (f) Prior to the Closing, Parent shall not, and shall cause its Affiliates not to, acquire, enter into any agreement to acquire (including by merging or consolidating with or by purchasing a substantial portion of the assets or equity of) or publicly announce an acquisition of any business that would reasonably be expected to (i) impose a material delay in the consummation of the Merger beyond the Outside Date or (ii) materially impair the ability to obtain any authorization, consent, clearance, approval, non-disapproval, declarations or order of a Governmental Authority

74 necessary to consummate the Transactions, including receipt of any approvals and expiration of waiting periods pursuant to the HSR Act or other applicable Antitrust Laws. Section 6.4 Publicity. The Company and Parent shall mutually agree in good faith on a form of press release to be issued following the date hereof. Neither the Company nor Parent shall, and shall not permit any of their representatives to, issue any other press release or make any other public announcement relating to the subject matter of this Agreement without the prior written consent of the other Party (which consent shall not be unreasonably delayed or withheld); provided, however, that the foregoing shall not restrict or prohibit (i) either Party from making any announcement to its employees, customers and suppliers to the extent such Party reasonably determines in good faith that such announcement is necessary or advisable and such announcement is consistent in all material respects with the Parties’ prior public disclosures regarding the Transactions, (ii) disclosures made in connection with informational or reporting activities of Parent’s or its Affiliates, (iii) either Party from making any other announcement as may be required by applicable Laws or by obligations pursuant to any listing agreement with any national securities exchange, or (iv) consistent with and substantially similar to the content of the press release announcing the transactions contemplated by this Agreement and after the issuance of such press release, it being understood and agreed that each Party shall provide the other Parties with copies of any such announcement in advance of such issuance. Section 6.5 Access. From the date hereof until the earlier of the Closing or the date that this Agreement is terminated in accordance with its terms, subject to confidentiality obligations and similar restrictions that may be applicable to information furnished to the Company by third parties that may be in the Company’s possession from time to time and restrictions imposed by applicable Laws, the Company will permit Parent and its representatives (including legal counsel and accountants) to have, at Parent’s expense and upon prior written notice, reasonable access during normal business hours and under reasonable circumstances to the premises, management, books, records, contracts and documents of or pertaining to the Acquired Companies in each case for the sole purpose of consummating the Transactions, in each case in a manner so as not to (i) unreasonably interfere with the normal business operations of the Acquired Companies, or (ii) impose any costs on the Acquired Companies that are not reimbursed by Parent, and the Company shall furnish, as promptly as practicable, to Parent all information concerning the Acquired Companies’ business, properties and personnel as Parent may reasonably request. Notwithstanding the foregoing, the Company shall not be required to afford such access or furnish such information (x) that relates to the sale process for the Company and information and analysis (including financial analysis) related thereto, or (y) if such disclosure would reasonably be expected to result in the loss of attorney-client privilege or trade secret protection held by the Acquired Companies; provided, however, that if any information is withheld by the Acquired Companies pursuant to the foregoing clause (y), the Company shall inform Parent as to the general nature of what is being withheld and the Company shall cooperate in good faith to design and implement alternative disclosure arrangements to enable the evaluation of any such information without resulting in the loss of attorney-client privilege or trade secret protection held by the Acquired Companies. Notwithstanding the foregoing, in no event shall Parent or any of its representatives have any right to perform invasive or subsurface investigations of the properties or facilities of the Acquired Companies. Parent shall comply with, and its representatives shall comply with, all of its and their obligations under the Confidentiality Agreement with respect to the information disclosed pursuant to this Section 6.5, which agreement will remain in full force and effect.

75 Section 6.6 Drag-Along; Stockholder Action. Following the execution of the Written Consent by the Key Stockholders, the Company shall promptly send the Drag-Along Notice to each Company Stockholder. The Company shall prepare a joint information statement describing this Agreement, the Merger and the provisions of Section 262 of the DGCL and notice under Section 228 of the DGCL regarding the Written Consent (the “Information Statement”), and, in connection with the Closing, shall deliver the Information Statement to Company Stockholders for the purpose of informing them of the approval of the Merger and the adoption of this Agreement, and soliciting their execution and delivery of a joinder to the Written Consent and a Joinder Agreement. The Company shall give Parent the opportunity to review and comment on the Information Statement reasonably in advance of the distribution thereof. As soon as reasonably practicable following the later of delivery of the Information Statement to the Company Stockholders and delivery of the Drag-Along Notice to the Company Stockholders, the Company shall use reasonable best efforts to cause each Company Equity Holder to duly execute and deliver to the Company and Parent a joinder to the Written Consent, a Joinder Agreement, Letters of Transmittal, Option/RSA Acknowledgment and any other required documentation thereunder as promptly as practicable following the distribution of such Information Statement. Section 6.7 Exclusivity. (a) From the date hereof until the earlier of the termination of this Agreement in accordance with its terms or the Closing, the Company shall, and shall cause each other Acquired Company, its other Affiliates, the Company Stockholders and each of its and their respective directors, officers, employees, Company Stockholders, financial advisors, attorneys, accountants, and other, representatives (collectively, “Company Representatives”) to, cease any and all existing activities, discussions or negotiations with any Person other than Parent and its Affiliates and representatives with respect to, and to deal exclusively with Parent and its Affiliates and representatives regarding, any and all acquisitions of, and investments in, any Acquired Company, whether by way of merger, consolidation or other business combination with any other Person, purchase or exchange of Equity Interests, purchase of assets or otherwise (an “Alternative Transaction”) and, without the prior written consent of Parent, the Company shall not, and shall cause each other Acquired Company, its other Affiliates, the Company Stockholders and each of its and their respective Company Representatives not to (directly or indirectly): (a) solicit, initiate, encourage, facilitate or respond to any proposal, offer or inquiry from, or otherwise engage in any negotiations, discussions or other communications with, any other Person relating to any Alternative Transaction; (b) provide or furnish information or documentation to any other Person with respect to the Acquired Companies or any of their respective businesses or assets in furtherance of any Alternative Transaction; or (c) enter into any Contract, understanding or commitment with any other Person in respect of any Alternative Transaction. (b) The Company shall notify Parent promptly, but in any event within twenty-four (24) hours, if any proposal, offer or inquiry in respect of any Alternative Transaction, or any other inquiry or contact with any Person with respect thereto, is made or received by any Acquired Company, any of its Affiliates, any Company Stockholder or any of its or their respective representatives, and any such notice shall indicate in reasonable detail the material terms of, and the identity of the Person making, such proposal, offer, inquiry or contact (provided the Company is not subject to existing confidentiality obligations with respect to such identity). Without the prior written consent of Parent, the Company shall not, and shall cause each other Acquired Company not to, release any Person from, or waive any provision of, any confidentiality or

76 standstill agreement to which any Acquired Company is a party. The Company shall request in writing that each Person that has heretofore received confidential information of any Acquired Company in connection with, or in anticipation of, any Alternative Transaction promptly return or destroy all such information. Section 6.8 Notification of Certain Matters. From the date hereof until the earlier of the Effective Time or the termination of this Agreement pursuant to Article IX, Parent shall give prompt notice to the Company, and the Company shall give prompt notice to Parent, of (a) the occurrence, or failure to occur, of any event, which occurrence or failure to occur is reasonably likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in each case at any time from and after the date of the Agreement until the Effective Time to the extent such occurrence or failure to occur would result in the failure of the condition set forth in Section 7.2(a) or Section 7.3(a), as applicable or (b) any failure of Parent and the Merger Sub or the Company, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case at any time from and after the date of this Agreement until the Closing Date to the extent such failure would result in the failure of the condition set forth in Section 7.2(b) or Section 7.3(b), as applicable. Notwithstanding the above, the delivery of any notice pursuant to this Section 6.8 will not (i) limit or otherwise affect the remedies available hereunder to the party receiving such notice or the conditions to such party’s obligation to consummate the Merger or (ii) constitute an acknowledgment or admission of a breach of this Agreement. Notwithstanding anything to the contrary in this Agreement, any failure by a party to comply with this Section 6.8 shall not, in and of itself, result in the failure of the condition set forth in Section 7.2(b) or Section 7.3(b), as applicable, unless such failure is a willful and material breach. Section 6.9 Nasdaq. Parent shall timely submit to Nasdaq any notification form required by Nasdaq for the listing of Parent Common Stock to be issued in connection with this Agreement and the transactions contemplated hereby. Section 6.10 Litigation. The Company shall (a) notify Parent in writing promptly after learning of any suit initiated by or against the Company, or known by the Company to be threatened against the Company or any of its Subsidiaries, or any of the Company’s or any of its Subsidiaries’ respective directors, officers, employees, independent contractors or equityholders (including, the Company Stockholders), in each case, in their capacity as such in connection with the Transactions (a “New Litigation Claim”), and (b) notify Parent promptly of ongoing material developments in any New Litigation Claim. The Company shall give Parent the opportunity to participate in the defense and settlement of any New Litigation Claim and shall give due consideration to Parent’s views with respect thereto; provided, that the Company shall control such defense and the provisions of this Section shall not give Parent the right to direct such defense; and provided, further, that no New Litigation Claim shall be settled or compromised without Parent’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). Section 6.11 Post-Signing Financial Statements. The Company shall deliver (i) audited balance sheets and statements of operations, comprehensive loss, stockholders’ equity and cash flows of the Company as of and for the fiscal years ended September 30, 2025 and 2024, together with the auditor’s reports thereon, and (ii) unaudited balance sheets and statements of operations,

77 comprehensive loss, stockholders’ equity and cash flows of the Company as of and for the nine months ended June 30, 2026 and 2025 (clauses (i) and (ii) collectively, the “Post-Signing Financial Statements”) prior to the Closing (and shall use reasonable best efforts to deliver the Post-Signing Financial Statements by [***]). The Company will use commercially reasonable efforts to cause the Post-Signing Financial Statements (i) to be prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except, in the case of any audited financial statements, as may be specifically indicated in the notes thereto and subject, in the case of any unaudited financial statements, to normal year-end audit adjustments) and (ii) to comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act (including Regulation S-X or Regulation S- K, as applicable). Section 6.12 Consents and Approvals. The Company shall use commercially reasonable efforts to obtain the third party consents and contract modifications listed on Schedule 6.12. ARTICLE VII. CONDITIONS PRECEDENT TO THE CLOSING Section 7.1 Conditions Precedent to Each Party’s Obligations. The respective obligations of each Party to consummate the Transactions will be subject to the satisfaction, as of the Closing, of all of the following conditions, any one or more of which may be waived in writing (to the extent permitted by applicable Law) by all of such Parties: (a) No Legal Prohibition. No applicable Law or Order shall be enacted, promulgated, entered or enforced by any Governmental Authority of competent jurisdiction which would prohibit or make illegal the consummation by such Party of the Transactions. (b) Antitrust Approvals. The applicable waiting period under the HSR Act shall have expired or been terminated and no agreement not to consummate the transactions contemplated by this Agreement shall be in effect with any Governmental Authority. (c) Company Stockholder Approval. The Company Stockholder Approvals shall have been obtained in accordance with the DGCL and the Company’s certificate of incorporation and bylaws. Section 7.2 Conditions Precedent to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub under this Agreement to consummate the Transactions will be subject to the satisfaction, as of the Closing, of the following conditions, which may be waived in writing (to the extent permitted by applicable Law) at the option of Parent: (a) Accuracy of Representations and Warranties. (i) The representations and warranties of the Company contained in Section 4.1 (Organization, Qualification and Authority of the Company), Section 4.2(a) and Section 4.2(b) (Capitalization), Section 4.3 (Subsidiaries), Section 4.4(a) (No Conflicts; Consents), and Section 4.20 (Brokers) shall be true and correct in all material respects, at and as of the Closing as if made at and as of the Closing (or, in the case of those representations and warranties that are made as of a particular date or period, as of such date or period), and (ii) the other representations and warranties of the Company contained in Article

78 IV shall be true and correct (disregarding all qualifications or limitations as to “materially”, “Material Adverse Effect” and words of similar import set forth therein) at and as of the Closing as if made at and as of the Closing (or, in the case of those representations and warranties that are made as of a particular date or period, as of such date or period), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Acquired Companies taken as a whole. (b) Performance of Covenants. The Company shall have performed and complied with, in all material respects, all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing. (c) Restrictive Covenant Agreement. The Restrictive Covenant Agreement shall have been executed and delivered by the Key Employee, and shall be in full force and effect and shall not have been revoked, rescinded, or otherwise repudiated by the respective signatories thereto. (d) New Employment Arrangement. The Key Employee Offer Letter shall have been executed and delivered by the Key Employee concurrently with this Agreement, and shall be in full force and effect and shall not have been revoked, rescinded or otherwise repudiated by the respective signatories thereto, and the Key Employee shall not have terminated his employment with the Company or informed the Company of an intention (whether orally or in writing) to terminate his employment with the Company at or prior to the Closing, or with the Surviving Company or Parent following the Closing. (e) Certificates. Parent shall receive at the Closing a certificate from the Company, dated as of the Closing Date and executed on behalf of the Company by an executive officer of the Company, certifying the fulfillment of the conditions set forth in Section 7.2(a) (Accuracy of Representations and Warranties), Section 7.2(b) (Performance of Covenants) and Section 7.2(g) (No Material Adverse Effect), in each case, with respect to the Company. (f) Required Deliverables. All items required to be delivered by the Company under Section 3.4 shall have been delivered to Parent. (g) No Material Adverse Effect. Since the date of this Agreement, no Material Adverse Effect with respect to the Acquired Companies shall have occurred and be continuing. (h) Dissenters’ Rights. Holders of no more than five percent (5%) of the total outstanding shares of Company capital stock (on an as-converted to Common Stock basis) as of immediately prior to the Effective Time, in the aggregate, shall have exercised, perfected, or demanded appraisal rights under the DGCL with respect to such shares and not have withdrawn or otherwise lost such right to appraisal, and the period of time set forth in the DGCL for any holder of shares of Company capital stock to exercise such right to demand appraisal shall have lapsed. (i) Joinder Agreements. All the Joinder Agreements and Written Consents executed by the Key Stockholders shall continue to be in full force and effect as of the Closing Date, and no action shall have been taken by any party thereto to rescind, revoke, or otherwise repudiate any such Joinder Agreement or Written Consent.

79 Section 7.3 Conditions Precedent to Obligations of the Company. The obligations of the Company under this Agreement to consummate the Transactions will be subject to the satisfaction, at or prior to the Closing, of the following conditions, which may be waived in writing (to the extent permitted by applicable Law) at the option of the Company: (a) Accuracy of Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all material respects at and as of the Closing as if made at and as of the Closing (or, in the case of those representations and warranties that are made as of a particular date or period, as of such date or period). (b) Performance of Covenants. Parent and Merger Sub shall have performed and complied with, in all material respects, all covenants and agreements required by this Agreement to be performed or complied with by Parent and Merger Sub on or prior to the Closing. (c) Certificate. The Company shall receive at the Closing a certificate dated as of the Closing Date and validly executed on behalf of Parent and Merger Sub by an executive officer of Parent and Merger Sub, certifying the fulfillment of the conditions set forth in Section 7.3(a) (Accuracy of Representations and Warranties), Section 7.3(b) (Performance of Covenants) and Section 7.3(e) (No Material Adverse Effect), in each case, with respect to Parent. (d) Required Deliverables. All items required to be delivered by the Parent under Section 3.4 shall have been delivered to the Company. (e) No Material Adverse Effect. Since the date of this Agreement, no Material Adverse Effect with respect to Parent shall have occurred and be continuing. Section 7.4 Frustration of Conditions; Waiver at Effective Time. None of the Parent, Merger Sub or the Company may rely on the failure of any condition set forth in Section 7.1, Section 7.2 or Section 7.3 to be satisfied if such failure was caused by the failure of Parent or Merger Sub, on the one hand, or the Company, on the other hand, respectively, to (a) use commercially reasonable efforts to consummate the transactions contemplated hereby and (b) otherwise comply with their obligations under this Agreement. All conditions to the Closing shall be deemed to have been satisfied or waived from and after the Effective Time. ARTICLE VIII. OTHER COVENANTS Section 8.1 Tax Matters. (a) Transfer Taxes. All Transfer Taxes incurred in connection with this Agreement and the Transactions shall be borne fifty percent (50%) by Parent. Any Tax Return and other documentation with respect to any such Taxes will be prepared and timely filed by the Person(s) required by applicable Law to file the Tax Return and each of Parent, the Company and the Company Equity Holders will, and will cause their Affiliates to, cooperate fully, as reasonably requested by the other applicable Parties, in connection with the preparation and filing of any such Tax Return and other documentation (and, to the extent required by applicable Law, join in the execution of any such Tax Returns or other documentation).

80 (b) Cooperation. Parent and, after the Closing, the Representative shall use commercially reasonable efforts to cooperate, and Parent shall use commercially reasonable efforts to cause the Acquired Companies to cooperate, as and to the extent reasonably requested by the other Parties, in connection with the preparation and filing of Tax Returns and any audit, litigation or other proceeding with respect to Taxes or Tax Returns of Parent, the Surviving Company, or the other Acquired Companies. Notwithstanding anything to the contrary contained herein, in no event shall Parent be required to disclose any consolidated, combined, unitary, or other similar Tax Return of which Parent is the common parent or any information related to Taxes or Tax Return other than information relating solely to the Acquired Companies and/or the Transactions. (c) Allocation of Taxes. For purposes of this Agreement, the Taxes attributable to the taxable period (or the portion of any Straddle Period) ending on the Closing Date shall (i) in the case of any Property Tax, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in the Pre-Closing Tax Period and the denominator of which is the number of days in the entire taxable period and (ii) in the case of any other Tax, be deemed equal to the amount which would payable computed on a closing of the books basis as if the relevant taxable period ended as of the close of business on the Closing Date; provided, that, to the extent permitted by applicable Law at a “more likely than not” or higher level of comfort, all Transaction Tax Deductions shall be allocated to the Pre-Closing Tax Period. (d) Post-Closing Tax Actions. Notwithstanding anything to the contrary, the calculation of any Taxes for which the Company Stockholders have economic responsibility pursuant to this Agreement (including for purposes of the determination of any Tax liabilities included in Net Working Capital or Pre-Closing Tax Amount) shall not take into account any of the following actions after the Closing Date to the extent such actions would increase the amount of Taxes for which the Company Stockholders have economic responsibility pursuant to this Agreement: (i) amending or otherwise modifying any Tax Return of the Acquired Companies for any Pre-Closing Tax Period, (ii) making, changing or revoking any Tax election, changing any Tax accounting period, or changing any method of Tax accounting, in each case, with respect to the Acquired Companies with retroactive effect for any Pre-Closing Tax Period, (iii) making any voluntary disclosure, amnesty or similar filing or initiating any discussions with any Governmental Authority regarding any voluntary disclosure with respect to Taxes of the Acquired Companies for any Pre-Closing Tax Period, (iv) filing Tax Returns with respect to the Acquired Companies for a Pre-Closing Tax Period in a jurisdiction where the Acquired Companies have not historically filed Tax Returns, or (v) settling or compromising any Tax contest relating to a Pre-Closing Tax Period. (e) Tax Elections. From and after Closing, Parent shall not and shall not cause or permit any of its Affiliates (including, after the Closing, the Acquired Companies) to make any election under Section 338 or Section 336 of the Code with respect to the Merger. (f) Tax Certificate. The Company shall deliver to Parent on the Closing Date a certificate, in the form of Exhibit E, dated as of the Closing Date, pursuant to Treasury Regulation Sections 1.897-2(h) and 1.1445-2(c)(3) certifying that the Company is not a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code (which certificate Parent shall deliver to the IRS within thirty (30) days after the Closing).

81 (g) Tax Treatment. Except as otherwise required by applicable Law, the Parties shall treat any payment made pursuant to Section 3.5, Section 3.7 and Section 3.8 as an adjustment to the Closing Purchase Price for all Tax purposes. (h) Tax Sharing Agreements. The Company shall cause any Tax sharing agreement to which any Acquired Company is a party to be terminated on or prior to the Closing Date. (i) Overlap. To the extent of any conflict between this Section 8.1 and any other provision of this Agreement, the provisions of this Section 8.1 shall control. Section 8.2 Access to Information. (a) From and after the Closing for a period of six (6) years, Parent and the Surviving Company shall afford (and shall cause their respective Subsidiaries to afford) the Representative and its representatives reasonable access, during normal business hours, to the books and records of the Acquired Companies (and shall permit such Persons to examine and copy such books and records at such Person’s sole expenses to the extent reasonably requested by such Party) solely to the extent as may be reasonably required by the Company Stockholders in connection with preparation of Tax Returns relating to one or more periods ending on or prior to the Closing Date, provided, however, Parent and the Surviving Company shall not be required to afford such access or furnish such copies or other information if (a) such information is pertinent to any action in which the Company Stockholders or any of their respective Affiliates, on the one hand, and Parent or any of its Affiliates, on the other hand, are adverse parties or (b) such disclosure would reasonably be expected to result in the loss of attorney-client privilege or trade secret protection held by Parent or the Acquired Companies or violate confidentiality obligations owing to third parties; provided, further, that, with respect to the foregoing clause (b), if any information is withheld by Parent or the Acquired Companies pursuant to the foregoing the Surviving Company shall inform the Representative as to the general nature of what is being withheld and the Surviving Company shall cooperate in good faith to design and implement alternative disclosure arrangements to enable the evaluation of any such information without resulting in the loss of attorney-client privilege or trade secret protection held by the Parent or the Acquired Companies or violation of confidentiality obligations owing to third parties. Section 8.3 Director and Officer Liability and Indemnification. (a) For a period of six (6) years after the Closing Date, the exculpation, indemnification and expense advance and reimbursement provisions contained in the Acquired Companies’ Governing Documents limiting the personal liability of managers, directors and officers for damages, shall not be amended, repealed or otherwise modified in any manner that would make any of such provisions less favorable to the managers, directors or officers of the Acquired Companies with respect to periods at or prior to the Closing than such provisions as they pertain to such managers, directors or officers on the date of this Agreement. Without limiting the foregoing, from the Closing Date and for a period of six (6) years after the Closing Date, Parent shall cause the Acquired Companies to, (i) indemnify, defend and hold harmless the present and former managers, officers and directors of the Acquired Companies (collectively, the “D&O Indemnified Parties”), from and against, and pay or reimburse the D&O Indemnified Parties for, all losses, obligations, expenses, claims, damages or liabilities (whether or not resulting from third- party claims and including interest, penalties, reasonable out-of-pocket expenses and attorneys’

82 fees incurred in the investigation or defense of any of the same or in asserting any of their rights hereunder) resulting from or arising out of actions or omissions of such D&O Indemnified Parties occurring at or prior to the Closing in their capacities as D&O Indemnified Parties (including the Transactions) to the fullest extent required under (A) applicable Laws, (B) the Acquired Companies’ Governing Documents, including provisions relating to advancement of expenses incurred in the defense of any action or suit, or (C) the indemnification agreements set forth on Section 8.3(a) of the Disclosure Schedules and (ii) advance to any D&O Indemnified Parties expenses incurred in defending any action or suit with respect to such matters, in each case to the extent such D&O Indemnified Parties are entitled to indemnification or advancement of expenses under the Acquired Companies’ Governing Documents or the indemnification agreements set forth on Section 8.3(a) of the Disclosure Schedules in effect on the date of this Agreement and subject to the terms of such Governing Documents and indemnification agreements; provided, however, that in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of each such claim shall continue until final disposition of such claim. (b) If following the Closing, Parent, the Surviving Company or any of their respective successors or assigns (i) reorganizes or consolidates with or merges into any other Person and is not the resulting, continuing or surviving entity of such reorganization, consolidation or merger, or (ii) liquidates, dissolves or transfers all or substantially all of its properties and assets to any Person or Persons, then, and in such case, proper provision will be made so that the successors and assigns of Parent or the Surviving Company, assume all of the obligations of Parent or the Surviving Company, as the case may be, as set forth in this Section 8.3. (c) Immediately prior to the Closing, the Company shall purchase, (a) from an insurer chosen by the Company, a single payment, run-off policy of directors’ and officers’ liability insurance covering current and former officers and directors of any Acquired Company, the material terms of which, including coverage and amount, are no less favorable in any material respect to the present and former managers, officers, directors and employees of the Acquired Companies (collectively, the “D&O Indemnified Parties”), than the policy in effect as of the date hereof, such policy to become effective at the Closing and remain in effect for a period of six (6) years after the Closing (the “D&O Policy”); (b) a Cyber Liability policy (the “Cyber Policy”) and (c) for the benefit of the Company, EPL liability insurance policy (such insurance policy, the “EPL Policy” and together with the D&O Policy and the Cyber Policy, the “Tail Policies”). The cost of such policy shall be Transaction Expenses borne entirely by the Company. (d) This Section 8.3 is intended for the benefit of, and to grant third party rights to, persons entitled to indemnification under this Section 8.3 and the benefits of the exculpation, indemnification and expense advance and reimbursement provisions contained in the Acquired Companies’ Governing Documents, whether or not Parties to this Agreement, and each of such persons shall be entitled to enforce the covenants contained herein. Section 8.4 Employee Matters. (a) For a period of [***] following the Effective Time, Parent shall cause the Surviving Company to provide to each employee of the Acquired Companies who continues as an employee of the Surviving Company or any of its Subsidiaries following the Closing Date (a “Continuing Employee”) with (i) a base salary or regular hourly wage, as applicable, that is no less than the base salary or regular hourly wage, as applicable, in effect for such Continuing Employee

83 immediately prior to the Effective Time, (ii) cash bonus or incentive opportunities that are no less favorable than the cash bonus or incentive opportunities in effect for such Continuing Employee immediately prior to the Effective Time, and (iii) other employee benefits (including, but not limited to, vacation/leave, health, welfare and retirement benefits, but excluding equity-based compensation) that are substantially comparable to those provided to such Continuing Employee under the Benefit Plans immediately prior to the Effective Time. In addition, without limiting the generality of the foregoing, (A) Parent shall cause the Surviving Company to provide each Continuing Employee with severance benefits and protections that are no less favorable than the greater of (x) those provided to similarly situated employees of Parent and its Affiliates or (y) those set forth on Section 8.4(a) of the Disclosure Schedules, in the case of clauses (x) and (y), taking into account such Continuing Employee’s additional period of service and increases (but not decreases) in compensation following the Closing, and (B) Parent shall maintain the Company’s health reimbursement account set forth on Section 4.17(a) (the “Company HRA”) for so long as any current or former employee of the Company or any of its Subsidiaries remains covered by the Company’s group health plan (via Section 4980B of the Code or otherwise) that is in effect as of immediately prior to the Effective Time. (b) Parent shall cause the Surviving Company to cause any employee benefit policies or plans (including, but not limited to, vacation plans or arrangements, short-term disability, 401(k) or other retirement plans and any severance or welfare plans) covering the Continuing Employees following the Effective Time (collectively, the “Post-Closing Plans”) to recognize the employment or service of each Continuing Employee with an Acquired Company (including any current or former Affiliate thereof or any predecessor) for all purposes, including for purposes of determining, as applicable, vesting, entitlement, eligibility to participate and level of benefits, except (i) to the extent such recognition would result in a duplication of benefits for the same period of service. Parent shall cause the Surviving Company to (A) for any Continuing Employee and their eligible dependents, as applicable, waive any pre-existing conditions or limitations, eligibility waiting periods, actively at work requirements, evidence of insurability requirements or required physical examinations under any Post-Closing Plan that is a health or similar plan, to the extent waived or not applicable under, or previously satisfied by such Continuing Employee or their eligible dependent, as applicable, under, the relevant Benefit Plan, and (B) fully credit each Continuing Employee under the applicable Post-Closing Plan for amounts incurred by such Continuing Employee and his or her covered dependents prior to the Closing during the plan year in which the Closing occurs for the purpose of determining the extent to which such Continuing Employee has satisfied the deductible, co-payments, or maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for such plan year under a corresponding Benefit Plan, as if such amounts had been paid in accordance with such Post-Closing Plan. (c) Within [***] following the Closing, Parent shall cause the Surviving Company to pay cash bonuses and, for the avoidance of doubt, without duplication with respect to any Benefit Plan or Post-Closing Plan, in respect of calendar year 2026 to each Continuing Employee in an amount equal to such Continuing Employee’s target annual cash incentive compensation opportunity with respect to calendar year 2026 in effect immediately prior to the Effective Time (each, a “Target Bonus”), in each case, pro-rated based on the portion of the calendar year elapsed through the Closing Date and to the extent unpaid as of the Closing (such bonuses, the “Accrued Seller 2026 Cash Incentive Bonuses”). In addition, Parent shall cause the Surviving Company to pay cash bonuses to each Continuing Employee in an amount equal to such Continuing

84 Employee’s Target Bonus, pro-rated based on the portion of calendar year 2026 commencing on the day following the Closing Date and ending on December 31, 2026, to be paid no later than March 15, 2027, subject to such Continuing Employee’s continued employment through December 31, 2026. (d) The provisions contained in this Section 8.4 are included for the sole benefit of the Parties, and nothing in this Agreement, whether express or implied, (i) shall be treated as an amendment or other modification or creation of any Benefit Plan, Post-Closing Plan or other employee benefit plan, agreement or other arrangement, (ii) shall create any third party beneficiary or other right (A) in any other Person, including any current or former director, officer, employee, independent contractor or other individual service provider of the Acquired Companies or any participant in any Benefit Plan or other employee benefit plan, agreement or other arrangement (or any dependent or beneficiary thereof) or (B) to continued employment with Parent, Merger Sub or the Acquired Companies, or (iii) shall restrict Parent or any of its Affiliates from terminating the employment of any employee following the Closing. Section 8.5 Termination of Benefit Plans. The Company shall terminate each (i) of the Benefit Plans, or the Company’s employer participation in any multiple employer Benefit Plans, that are intended to be qualified within the meaning of Sections 401(a) and 401(k) of the Code (collectively, the “401(k) Plan”) with such termination to be, effective as of the day immediately prior to the Closing Date and (ii) at the reasonable request of Parent, each other Benefit Plan (which for the avoidance of doubt, shall not include any severance arrangements or change in control- related Benefit Plans in effect as of the date of this Agreement and shall not include the Company HRA unless the Company’s healthcare plans are terminated concurrently), with such termination to be effective as of immediately prior to the Effective Time (for the avoidance of doubt, it will not be deemed a reasonable request of Parent if the termination of such a Benefit Plan pursuant to (ii) would result in any lapse of health and welfare benefits for a Continuing Employee). Any actions taken with respect to the foregoing shall be reflected in resolutions of the board of directors of the Company or any applicable committee thereof. Such resolutions effectuating the foregoing will be subject to the prior review and reasonable approval of Parent, which shall not be unreasonably withheld, conditioned, or delayed. Parent shall cause each defined contribution plan maintained by Parent or its Affiliates that is intended to qualify under Section 401(a) of the Code (and a related trust exempt from tax under Section 501(a) of the Code) to (i) permit participation by Continuing Employees as soon as administratively practicable after the Closing Date, subject to and on terms and conditions no less favorable than those applicable to similarly situated employees of Parent and its Affiliates, and (ii) allow any employee who is actively employed by an Acquired Company on the Closing Date and who receives an “eligible rollover distribution” within the meaning of Code Section 402(c)(4) from a terminated 401(k) Plan to elect to make a direct rollover of such distribution, including promissory notes evidencing any outstanding loans, to such tax-qualified defined contribution plan maintained by Parent or its Affiliates. Section 8.6 Section 280G. The Acquired Companies will (a) at least five (5) days prior to the Closing Date, use commercially reasonable efforts to obtain a waiver from each “disqualified individual” with respect to the Company who may receive any payments or benefits that could constitute “parachute payments” (each, within the meaning of Section 280G of the Code and the Department of Treasury regulations promulgated thereunder) as a result of the consummation of the Transactions contemplated by this Agreement such that the vote described in clause (b) shall establish such disqualified individual’s right to such payment or other compensation (a “Waiver”)

85 and (b) at least three (3) days prior to the Closing, solicit the approval of the stockholders of the Company in a manner intended to comply with Section 280G(b)(5)(A)(ii) and Section 280G(b)(5)(B) of the Code, and the regulations promulgated thereunder, of all potential “parachute payments” that would reasonably be expected to be received by such disqualified individual as a result of the consummation of the Transactions contemplated by this Agreement. Prior to distribution of the Waivers or disclosure statement, Parent and its counsel shall be given an opportunity to review and comment on such Waivers and disclosure statement, and the Acquired Companies will consider in good faith all reasonable comments of Parent thereon. To the extent that any Contract, agreement or plan will be entered into by, or at the direction of, Parent or any of its Affiliates and a “disqualified individual” at or prior to the Closing (the “Purchaser Arrangements”), Parent shall provide to the Company appropriate and sufficient information for the Company to calculate or determine the value (for purposes of Section 280G of the Code) of any payments or benefits granted or contemplated by the Purchaser Arrangements that may constitute “parachute payments.” Notwithstanding the foregoing, the Company shall not be deemed to be in breach of this Section 8.6 due to any disqualified individual’s refusal to enter into a Waiver or a failure to include the Purchaser Arrangements in the stockholder voting materials described in this Section 8.6 due to Parent’s breach of its obligation under this Section 8.6 to provide information regarding the Purchaser Arrangements. Section 8.7 Registration Rights Agreement. The Company shall use commercially reasonable efforts to cause each Company Stockholder (other than the Key Stockholders) that will receive shares of Parent Common Stock as Per-Share Stock Consideration in connection with the Closing to execute a joinder agreement to the Registration Rights Agreement in the form of Exhibit A to the Registration Rights Agreement prior to the Closing. The Registration Rights Agreement shall be in full force and effect and shall not have been revoked, rescinded, or otherwise repudiated by the respective signatories thereto. Parent shall be responsible for all fees and expenses related to Parent’s obligations set forth in the Registration Rights Agreement, including all fees and expenses related to any required filings with the SEC (“SEC Filing Fees”). Section 8.8 Further Assurances. From time to time, as and when reasonably requested by any Party and at such requesting Party’s expense, any other Party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such requesting Party may reasonably deem necessary or desirable to evidence and effectuate the Transactions. ARTICLE IX. TERMINATION Section 9.1 Termination of Agreement. The Parties may terminate this Agreement only as provided below: (a) Parent and the Company may terminate this Agreement by mutual written consent at any time prior to the Closing; (b) Parent may terminate this Agreement by giving written notice to the Company at any time prior to the Closing in the event that a breach of or inaccuracy in any representation or warranty or breach of or failure to perform any covenant or agreement on the part of the Company

86 set forth in this Agreement shall have occurred (i) that would cause one or more of the conditions set forth in Section 7.1 (Conditions Precedent to Each Party’s Obligations) or Section 7.2 (Conditions Precedent to Obligations of Parent and Merger Sub) not to be satisfied, and (ii) such breach, inaccuracy or failure is not cured by the Company by the earlier of (x) the Outside Date, or (y) thirty (30) calendar days following receipt by the Company of written notice of such breach, inaccuracy or failure; provided, that, at the time of the delivery of such written notice, Parent shall not be in breach of its obligations under this Agreement (it being agreed that any such breach by Merger Sub shall be deemed to be a breach by Parent) so as to prevent one or more of the conditions set forth in Section 7.1 (Conditions Precedent to Each Party’s Obligations) or Section 7.3 (Conditions Precedent to Obligations of the Company) from being satisfied; (c) The Company may terminate this Agreement by giving written notice to Parent at any time prior to the Closing in the event that a breach of or inaccuracy in any representation or warranty or breach of or failure to perform any covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement shall have occurred (i) that would cause one or more of the conditions set forth in Section 7.1 (Conditions Precedent to Each Party’s Obligations) or Section 7.3 (Conditions Precedent to Obligations of the Company) not to be satisfied, and (ii) such breach, inaccuracy or failure is not cured by Parent or Merger Sub by the earlier of (x) the Outside Date, or (y) thirty (30) calendar days following receipt by Parent of written notice of such breach, inaccuracy or failure; provided, that at the time of the delivery of such written notice, the Company shall not be in breach of this Agreement so as to prevent one or more of the conditions set forth in Section 7.1 (Conditions Precedent to Each Party’s Obligations) or Section 7.2 (Conditions Precedent to Obligations of Parent and Merger Sub) from being satisfied; (d) Either the Company or Parent, each in its sole discretion, may terminate this Agreement upon written notice to the other Parties, if the Closing shall not have been consummated on or before 11:59 p.m. Eastern Time on October 31, 2026 (the “Initial Outside Date”), except that if as of the Outside Date, all conditions are satisfied, other than the conditions set forth in Section 7.1(a) or Section 7.1(b), then, the Outside Date shall be extended to 11:59 p.m. Eastern Time on January 31, 2027 (the “Extended Outside Date”); provided, that this Section 9.1(d) shall not be available to any Party whose material breach of this Agreement has been a principal cause of the failure of the Closing to occur by such date (it being agreed that any such failure of Merger Sub shall be deemed to be a failure of Parent). As used in this Agreement, the term “Outside Date” shall mean the Initial Outside Date, unless the Initial Outside Date has been extended to the Extended Outside Date, in which case the term “Outside Date” shall mean the date to which the Outside Date has been so extended; (e) Either Parent or the Company may terminate this Agreement, upon written notice to the other Parties, if any Governmental Authority of competent jurisdiction shall have issued an Order permanently enjoining, restraining or otherwise prohibiting the Transactions and such Order shall have become final and nonappealable; provided, that this Section 9.1(e) shall not be available to any Party whose material breach of this Agreement has been a principal cause of the failure of the Closing to occur by such date (it being agreed that any such failure of Merger Sub shall be deemed to be a failure of Parent); or (f) Parent may terminate this Agreement by giving written notice to the Company if the Company Stockholder Approvals shall not have been obtained and evidence thereof delivered

87 to Parent by 11:59 p.m. Eastern Time on the day that is 48 hours following the execution and delivery of this Agreement. Section 9.2 Effect of Termination. In the event of any termination of this Agreement as provided in Section 9.1 (Termination of Agreement), this Agreement shall forthwith become wholly void and of no further force and effect and there shall be no Liability on the part of any Party to any other Party, except that (i) the provisions of this Section 9.2 (Effect of Termination) and Article XI shall remain in full force and effect and (ii) termination shall not preclude any Party from suing any other Party for any willful and material breach of this Agreement prior to such termination. The Confidentiality Agreement shall survive any termination of this Agreement in accordance with its terms and nothing in this Section 9.2 shall be construed to discharge or relieve any party to the Confidentiality Agreement of its obligations thereunder. ARTICLE X. NO SURVIVAL Section 10.1 No Survival. The representations and warranties of the Company, Parent and Merger Sub contained in this Agreement or in any instrument or certificate delivered pursuant to this Agreement shall terminate at the Closing and no claim shall be brought by any person in respect of any such representation or warranty after the Closing, except claims for Fraud. Without prejudice to anything in Section 11.13, none of the agreements, obligations or covenants of any Party hereto to be performed by any Party hereto before the Closing shall survive the Closing, and no claim shall be brought by any Person in respect of any such agreement, obligation or covenant after the Closing, except for claims for Fraud. Section 10.2 R&W Insurance Policy. The Company Equity Holders, the Company and Parent shall cooperate, as reasonably requested by Parent, in connection with responding to any requests for information from the underwriter of the R&W Insurance Policy, subject to the provisions and limitations on sharing information set forth in this Agreement. Parent will not (a) terminate the R&W Insurance Policy bound at the execution of this Agreement, or (b) amend the waiver of subrogation provisions in Section 9(A)-(B) of the R&W Insurance Policy in any manner that would be adverse to the Company Stockholders, in each case without the prior written consent of the Company (if prior to Closing) or Representative (if after the Closing). The premiums, costs, taxes and expenses related to the R&W Insurance Policy shall be borne 50% by the Company Equity Holders as Transaction Expenses and 50% by Parent. Within five (5) Business Days after the date of this Agreement, the Company shall deliver to Parent an electronic storage device containing all of the files in the Data Room, in the manner organized and as otherwise found in the Data Room. Section 10.3 Acknowledgement. Parent and the Company acknowledge and agree that: (a) the Parties have voluntarily agreed to define their rights, liabilities and obligations respecting the Transactions exclusively in contract pursuant to the express terms and provisions of this Agreement and hereby waive any statutory and common law remedies with respect to matters relating to the Transactions;

88 (b) the provisions of and the limited remedies provided in this Article X were specifically bargained for among the Parties and were taken into account by the Parties in arriving at the Closing Purchase Price, Milestone Payments and Royalty Payments; (c) the Parties each hereby acknowledge that this Agreement embodies the justifiable expectations of sophisticated parties derived from arm’s-length negotiations, and the Parties specifically acknowledge that no Party has any special relationship with another party that would justify any expectation beyond that of an ordinary buyer and an ordinary seller in an arm’s-length transaction; (d) this Agreement shall be deemed to have been jointly and equally drafted by the Company, Parent and Merger Sub, the provisions hereof should not be construed against a Party on the grounds that the Party drafted or was more responsible for drafting the provision, and the language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Party hereto. (e) Notwithstanding anything to the contrary in this Section 10.3 or any other provision of this Agreement, nothing herein shall be deemed to waive, limit, or restrict any right or remedy that any Party may have at law or in equity against any Person based on Fraud against the Person(s) who committed such Fraud, or had actual knowledge of such Fraud prior to the Closing and failed to promptly report such Fraud to Parent prior to the Closing. Without limiting the foregoing, no provision of this Agreement shall limit (i) the amounts of recovery sought or awarded in any claim for Fraud against the Person(s) who committed such Fraud, or had actual knowledge of such Fraud prior to the Closing and failed to promptly report such Fraud to Parent prior to the Closing, (ii) the time period during which such a claim may be brought, or (iii) the recourse any Party may seek against such Person with respect to such a claim. ARTICLE XI. MISCELLANEOUS Section 11.1 Expenses. Except as otherwise provided in this Agreement, each of Parent, Merger Sub, and the Company will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the Transactions. Without limiting the foregoing or any other provision in the Agreement, Parent will be responsible for, and pay, (a) any filing or other fees in connection with the Notification and Report Form under the HSR Act and any foreign anti-competition or antitrust filing(s), (b) all SEC Filing Fees, (c) 50% of the fees, costs, taxes and expenses of the Paying Agent, the Escrow Agent and any exchange agent in connection with this Agreement, the Merger and the other transactions contemplated hereby, (d) 50% of the fees, costs, taxes and expenses of the R&W Insurance Policy and (e) 50% of all Transfer Taxes. Section 11.2 No Third-Party Beneficiaries. Notwithstanding anything contained in this Agreement to the contrary, and without prejudice to the Representative’s rights from the Company Equity Holders under Section 11.13 nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective successors and assigns any rights, remedies or Liabilities under or by reason of this Agreement, except that (i) Section 8.3

89 shall be for the benefit of the D&O Indemnified Parties, (ii) Article III shall be for the benefit of the Company Stockholders, Optionholders and RSA Holders solely through the Representative, to the extent necessary to receive the Merger Consideration to which such holders are entitled thereunder, (iii) Section 11.14 shall be for the benefit of the Nonparty Affiliates, the Company Released Parties and the Parent Released Parties, and (iv) Section 11.15 shall be for the benefit of the Designated Persons. Section 11.3 Entire Agreement. This Agreement, including the exhibits attached hereto, the Disclosure Schedules, and the other documents referred to herein, in each case to the extent expressly incorporated herein by reference, and the Confidentiality Agreement constitute the entire agreement among the Parties and supersede any prior understandings, agreements or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof. Section 11.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of Parent and the Company. Section 11.5 Rights Cumulative. Except as otherwise expressly limited by this Agreement, all rights and remedies of each of the Parties will be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Agreement or applicable Laws. Section 11.6 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. Section 11.7 Notices. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder shall be given (and shall be deemed duly given upon receipt) (i) by delivery in person to the recipient, (ii) by reputable overnight courier service (charges prepaid), (iii) by facsimile transmission, by PDF file (portable document format file) or electronic mail, or (iv) by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below: (a) If to Parent or Merger Sub or, after the Effective Time, the Surviving Company, addressed to it at: Tarsus Pharmaceuticals, Inc. 17700 Laguna Canyon Rd., Floor 4 Irvine, CA 92618 Attention: Bryan Wahl Email: [***] With a copy to: Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP 3570 Carmel Mountain Road, Suite 200

90 San Diego, CA 92130 Attention: Ryan Gunderson; John H. Olson Email: ryangunderson@gunder.com; jolson@gunder.com (b) If to the Company, addressed to it at: Alkeus Pharmaceuticals, Inc. [***] Attention: [***], [***] Email: [***]; [***] With a copy to: Latham & Watkins LLP 650 Town Center Drive 20th Floor Costa Mesa, CA 92626 Attention: R. Scott Shean; Andrew Clark; Shannon Cheng Email: scott.shean@lw.com; andrew.clark@lw.com; shannon.cheng@lw.com (c) If to the Representative, addressed to it at: Shareholder Representative Services LLC 950 17th Street, Suite 1400 Denver, CO 80202 Attention: Managing Director Email: [***] With a copy to: Latham & Watkins LLP 650 Town Center Drive 20th Floor Costa Mesa, CA 92626 Attention: R. Scott Shean; Andrew Clark; Shannon Cheng Email: scott.shean@lw.com; andrew.clark@lw.com; shannon.cheng@lw.com Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth. Section 11.8 Governing Law; Submission of Jurisdiction; Waiver of Jury Trial; Selection of Forum. (a) This Agreement, and any Action (whether in contract or tort, at law or in equity or otherwise) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution, enforceability or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection

91 with this Agreement or as an inducement to enter into this Agreement), shall be governed by and construed solely in accordance with the Laws of the State of Delaware, without reference to conflicts of law rules or principles (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. (b) Each Party irrevocably agrees that any Action against it arising out of or in connection with this Agreement or the Transactions or disputes relating hereto (whether for breach of contract, tortious conduct or otherwise) shall be brought exclusively in the Court of Chancery of the State of Delaware (or if such court does not have jurisdiction, in the United States District Court for the State of Delaware, or, if such court does not have jurisdiction, the state courts of Delaware located in New Castle County), and hereby irrevocably accepts and submits to the exclusive jurisdiction and venue of the aforesaid courts in personam with respect to any such Action and waives to the fullest extent permitted by Law any objection that it may now or hereafter have that any such Action has been brought in an inconvenient forum. (c) Each Party hereby waives, to the fullest extent permitted by Law, any right it may have to a trial by jury in respect to any Action or litigation directly or indirectly arising out of, under or in connection with this Agreement or any Ancillary Document or the Transactions contemplated hereby or thereby or disputes relating hereto or thereto. Each Party (i) certifies that no representative of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation or any Action, seek to enforce the foregoing waiver, and (ii) acknowledges that it and each other Party hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 11.8. Section 11.9 Amendments and Waivers. Subject to the following provisions of this Section 11.9, this Agreement may be amended by the parties hereto by action taken by or on behalf of their respective boards of directors at any time prior to the Effective Time; provided, however, that, after the Company Stockholder Approvals have been obtained, no amendment may be made that under applicable Law requires further approval by the stockholders of the Company without such approval having been obtained. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by (a) prior to the Closing, Parent and the Company, and (b) following the Closing, Parent and the Representative. No waiver by any Party of any provision of this Agreement or any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party making such waiver, nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. Section 11.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. Section 11.11 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

92 Section 11.12 Specific Performance. (a) The Parties agree that (i) irreparable damage would occur in the event that the provisions of this Agreement or obligations, undertakings, covenants or agreements of the Parties were not performed in accordance with their specific terms or were otherwise breached and (ii) money damages, even if available, would not be an adequate remedy for any such failure to perform or any breach of this Agreement. Accordingly, it is agreed that the Parties shall be entitled to an injunction or injunctions to enforce specifically the terms and provisions hereof in any court specified in Section 11.8 (Governing Law; Submission of Jurisdiction; Waiver of Jury Trial; Selection of Forum) without proof of actual damages or any requirement to post a bond, this being in addition to any other remedy to which they are entitled at law or in equity, and each Party agrees that it shall not oppose (and hereby waives any defense in any action for) the granting of an injunction, specific performance or other equitable relief on the basis that any other Party has an adequate remedy at law or that any award of specific performance or other equitable remedy is not an appropriate remedy for any reason at law, in equity or otherwise. Without limitation of the foregoing, the Parties hereby further acknowledge and agree that prior to the Closing, each Party shall be entitled to specific performance to enforce specifically the terms and provisions of, and to prevent or cure breaches of the covenants required to be performed by the other Parties under this Agreement (including Section 6.3 (Efforts to Consummate; Regulatory Matters and Approvals)), including to cause the other Parties to consummate the Merger and the Closing and to make the payments contemplated by this Agreement, including Article III, in addition to any other remedy to which a Party is entitled at law or in equity, including a Party’s right to terminate this Agreement pursuant to Article IX and seek money damages (subject to the limitations set forth in this Agreement). Section 11.13 Representative. (a) By virtue of the approval of the Merger and the adoption of this Agreement by the requisite holders of Company Stock in accordance with the Governing Documents, and without further action of any such holders, and by receiving the benefits thereof, including any consideration payable hereunder, each Company Equity Holder shall be deemed to have approved Shareholder Representative Services LLC as of the Closing as the Representative and as the representative agent, proxy and attorney-in-fact for such Person for all purposes in connection with this Agreement and the agreements ancillary hereto, including full power and authority on such Person’s behalf (i) to consummate the Transactions, (ii) to pay expenses (whether incurred on or after the date hereof) incurred in connection with the negotiation and performance of this Agreement, (iii) to effect the disbursement of any funds contemplated to be paid hereunder to such Person, (iv) to execute and deliver any certificates representing the Company Stock to Parent and execution of such further instruments as Parent shall reasonably request, (v) to execute and deliver on behalf of such Person any amendment or waiver hereto, (vi) to take all other actions to be taken by or on behalf of such Person in connection herewith, (vii) to negotiate, settle, compromise and otherwise handle any claims made against the Adjustment Escrow Amount pursuant to this Agreement and (viii) to do each and every act and exercise any and all rights which such Person is, or Persons collectively are, permitted or required to do or exercise under this Agreement. Parent (and after the Closing any Acquired Company) shall have the right to rely upon all actions taken or omitted to be taken by Representative pursuant to this Agreement, all of which action or omission shall be legally binding on the Company Stockholders. The Representative may resign at any time. The Person serving as the Representative may be removed or replaced from time to

93 time, or if such Person resigns from its position as the Representative, then a successor may be appointed, by the holders of a majority in interest of the Adjustment Escrow Amount then held by the Escrow Agent upon not less than thirty (30) days’ prior written notice to Parent. (b) Each of the Company Stockholders shall be bound by the provisions of this Section 11.13 (whether by their vote, execution of a Letter of Transmittal or receipt of any of the Initial Per-Share Consideration or the Per-Share Portion of any Post-Closing Release (if any)) as if they were a Party hereto. (c) The Representative will incur no liability in connection with its services pursuant to this Agreement and any related agreements except to the extent resulting from its gross negligence or willful misconduct. The Representative shall not be liable for any action or omission pursuant to the advice of counsel. The Company Equity Holders shall severally but not jointly (in accordance with their Pro Rata Portion) indemnify, defend and hold harmless the Representative against any reasonable, documented and out-of-pocket losses, Liabilities and expenses (“Representative Losses”) arising out of or in connection with this Agreement and any related agreements, in each case as such Representative Loss is incurred; provided, that if any such Representative Loss is finally adjudicated to have been caused by the gross negligence, willful misconduct or bad faith of the Representative, the Representative will reimburse the Company Equity Holders the amount of such indemnified Representative Loss to the extent attributable to such gross negligence, willful misconduct or bad faith. Representative Losses may be recovered by the Representative from (i) the funds in the Representative Expense Fund and (ii) any other funds that become payable to the Company Equity Holders hereunder when they would otherwise be distributable to the Company Equity Holders; provided, that this does not relieve the Company Equity Holders from their obligation to promptly pay such Representative Losses as they are incurred. The Representative may, upon receiving notice of a matter reasonably likely to give rise to a Representative Loss (as determined in good faith by the Representative), withhold from any Representative Expense Fund distribution an amount as may be reasonably expected to cover such Representative Loss until such matter is resolved. In no event will the Representative be required to advance its own funds on behalf of the Company Equity Holders or otherwise. Notwithstanding anything in this Agreement to the contrary, any restrictions or limitations elsewhere in this Agreement on the Company Equity Holders’ liability, indemnification obligations, or recourse against non-parties do not apply to the indemnities provided to the Representative hereunder. The foregoing indemnities will survive the Closing, the resignation or removal of the Representative or the termination of this Agreement. (d) At the Closing, Parent shall have delivered to the Representative an amount equal to $250,000 (the “Representative Expense Fund”), which will be used for any expenses incurred by the Representative in fulfilling its obligations hereunder. The Company Equity Holders will not receive any interest or earnings on the Representative Expense Fund and irrevocably transfer and assign to the Representative any ownership right that they may otherwise have had in any such interest or earnings. The Representative will hold these funds separate from its corporate funds and will not voluntarily make these funds available to its creditors in the event of bankruptcy. For tax purposes, the Representative Expense Fund will be treated as having been received and voluntarily set aside by the Company Equity Holders at the time of Closing. Following the completion of the Representative’s responsibilities, the Representative will deliver any remaining balance of the Representative Expense Fund to the Paying Agent for further distribution to the Company Equity Holders.

94 (e) Notwithstanding anything in this Agreement to the contrary, the Representative shall not settle, waive or compromise any claim or right in a manner that disproportionately and adversely affects an individual Company Equity Holder without the prior written consent of such Company Equity Holder. Section 11.14 Non-Recourse. Except in the case of claims of Fraud pursued against the Person(s) who committed such Fraud, or had actual knowledge of such Fraud prior to the Closing and failed to promptly report such Fraud to Parent prior to the Closing, no Person who is not expressly identified as Parties in the preamble to this Agreement (a “Contracting Party”), including any past, present or future director, officer, employee, incorporator, member, partner, manager, equityholder, Affiliate, agent, attorney, representative or assignee of, and any financial advisor or lender to, any Contracting Party, or any past, present or future director, officer, employee, incorporator, member, partner, manager, equityholder, Affiliate, agent, attorney, representative or assignee of, and any financial advisor or lender to, any of the foregoing (collectively, the “Nonparty Affiliates”), will have any Liability (whether in contract or in tort, in Law or in equity, or granted by statute) for any claims, Actions, obligations, or Liabilities arising under, out of, in connection with, or related in any manner to this Agreement or the Transactions contemplated hereby or based on, in respect of, or by reason of this Agreement or its negotiation, execution, performance or breach of this Agreement and the Transactions contemplated hereby. Notwithstanding the foregoing, effective as of the Closing, (i) each of Parent and Merger Sub, on behalf of itself and its respective Affiliates (including, following the Closing, the Surviving Company), hereby releases and discharges the Representative, the Company Stockholders, and their respective past, present and future directors, officers, managers, employees and Affiliates (collectively, the “Company Released Parties”) from any and all claims, causes of action, damages, judgments, debts and suits, whether known or unknown, that Parent, Merger Sub or any of their respective Affiliates has, had or may have to the extent arising out of or relating to any action, event, circumstance or fact occurring or existing prior to the Closing and relating to the ownership of Company Stock, or the negotiation, execution or performance of this Agreement, and (ii) the Company, on behalf of itself and its Affiliates, hereby releases and discharges Parent, Merger Sub and their respective past, present and future directors, officers, managers, employees and Affiliates (collectively, the “Parent Released Parties”) from any and all claims, causes of action, damages, judgments, debts and suits, whether known or unknown, that the Company or any of its Affiliates has, had or may have to the extent arising out of or relating to any action, event, circumstance or fact occurring or existing prior to the Closing and relating to the negotiation, execution or performance of this Agreement; provided, that the foregoing releases shall not apply to (A) any rights or claims arising under this Agreement or any Ancillary Document, (B) any claims based on Fraud against the Person(s) who committed such Fraud, or had actual knowledge of such Fraud prior to the Closing and failed to promptly report such Fraud to Parent prior to the Closing, or (C) any claims relating to a Company Released Party’s or Parent Released Party’s service or employment relationship with the Company, the Surviving Company or Parent, as applicable, arising in the ordinary course of such service or employment. Notwithstanding the foregoing, this Section 11.14 shall not apply to Section 11.13, which shall be binding upon, and enforceable by the Representative against, the Company Equity Holders in its entirety. Section 11.15 Waiver of Conflicts Regarding Representations; Non-Assertion of Attorney-Client Privilege.

95 (a) Parent acknowledges that the Company has been represented by Latham & Watkins LLP (the “Firm”) in connection with the transactions contemplated by this Agreement. Notwithstanding anything to the contrary in applicable Law, this Agreement or the Certificate of Merger, the parties hereto agree that any communications between the Company and the Firm prior to the Closing, to the extent relating to the transactions contemplated hereby and with respect to which the attorney-client privilege has attached, whether written, oral or electronic, whether formal or informal, and whether from the Company to the Firm or from the Firm to the Company (the “Privileged Communications”), (w) shall remain privileged communications, which privilege shall not transfer to the Surviving Company and shall not constitute a privilege to be transferred under Section 259 of the Delaware Law, (x) the rights to control such Privileged Communications shall be held by the Representative, and shall not pass to or be claimed by Parent or its Subsidiaries (including the Acquired Companies) (the “Parent Parties”), and (y) shall not be used by Parent in connection with any dispute under this Agreement with the Representative, any Company Equity Holder, or any current or former director, officer, manager or employee of any Acquired Company (in their respective capacities as such) (collectively, the “Designated Persons”), except in the case of claims of Fraud brought against a Designated Person. Notwithstanding the foregoing, in the event a dispute arises between the Parent Parties, on the one hand, and a third party other than any Designated Person or any Affiliate thereof (including any Governmental Authority), on the other hand, the Parent Parties may assert the attorney-client privilege to prevent the disclosure of the Privileged Communications to such third party or, if consented to in writing by the Representative (which consent shall not be unreasonably withheld, conditioned or delayed), waive such privilege if desired in connection with resolving such dispute. In the event that any of the Parent Parties is legally required or requested by governmental order or otherwise (any such request or order, a “Legal Request”) to access or obtain a copy of all or a portion of the Privileged Communications, Parent shall be entitled to access or obtain a copy of and disclose such Privileged Communications, solely to the extent necessary to comply with any such Legal Request. In the event of any Legal Request, Parent shall promptly notify the Representative in writing (prior to the disclosure by Parent of any Privileged Communications to the extent practicable) so that the Representative can seek a protective order and Parent agrees to use all commercially reasonable efforts (at the sole cost and expense of the Representative on behalf of the Company Equity Holders) to assist therewith. Notwithstanding the foregoing, without first giving prior written notice to Parent, which may, at its own cost, promptly seek an appropriate protective order, the Representative shall not intentionally waive any such privilege in respect of any third party other than the Parent Parties (including any Governmental Authority). After the Effective Time, it is possible that the Firm will represent the Representative or one or more of the Designated Persons in connection with matters related to this Agreement, including matters related to the Adjustment Escrow Amount and any claims related thereto pursuant to this Agreement. Parent and the Surviving Company hereby agree that the Firm (or any successor) may represent the Representative or one or more of such Persons in the future in connection with matters related to this Agreement and any claims that may be made hereunder or thereunder, and each of Parent and the Surviving Company hereby waives any conflict of interest that may arise from the Firm’s prior representation of the Company in connection with any such future representation, even if the interests of such Persons may be directly adverse to Parent or its Affiliates (including the Surviving Company) in such matters. The Firm (or any successor) may serve as counsel to the Representative or one or more of the Designated Persons in connection with any claim or obligation arising out of or relating to this Agreement or the transactions contemplated by this Agreement and each of the parties hereto hereby consents thereto and knowingly waives any conflict of interest arising therefrom.

96 Section 11.16 Counterparts. This Agreement may be executed in one or more counterparts (including by means of facsimile, DocuSign or by PDF file (portable document format file)), each of which shall be deemed an original but all of which together will constitute one and the same instrument. * * * * *

[SIGNATURE PAGE TO MERGER AGREEMENT] IN WITNESS WHEREOF, the Parties hereto have executed this Agreement and Plan of Merger as of the date first above written. PARENT: TARSUS PHARMACEUTICALS, INC. By: /s/ Bobak Azamian Name: Bobak Azamian Title: Chairman and Chief Executive Officer

[SIGNATURE PAGE TO MERGER AGREEMENT] MERGER SUB: APEX 2026 MERGER SUB, INC. By: /s/ Bryan Wahl Name: Bryan Wahl Title: Director

[SIGNATURE PAGE TO MERGER AGREEMENT] COMPANY: ALKEUS PHARMACEUTICALS, INC. By: /s/ Michel Dahan Name: Michel Dahan Title: President and Chief Executive Officer

[SIGNATURE PAGE TO MERGER AGREEMENT] REPRESENTATIVE: SHAREHOLDER REPRESENTATIVE SERVICES LLC By: /s/ Sam Riffe Name: Sam Riffe Title: Managing Director

Exhibit A Accounting Principles

Exhibit B Form of Letter of Transmittal

Exhibit C Form of Option/RSA Acknowledgment

Exhibit D Form of Escrow Agreement

Exhibit E Form of FIRPTA Certificate

Exhibit F Form of Drag-Along Notice

Exhibit G Form of Joinder Agreement

JOINDER AND LOCK-UP AGREEMENT THIS JOINDER AND LOCK-UP AGREEMENT (this “Agreement”) is made as of [  ], 2026, by and between Tarsus Pharmaceuticals, Inc., a Delaware corporation (“Parent”), and the undersigned, solely in such person’s capacity as a holder of Company Stock (“Undersigned Stockholder”), as set forth on the signature page hereto (the “Company Securities”). Capitalized terms used but not defined in this Agreement shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below), a copy of which has been made available to the Undersigned Stockholder. W I T N E S S E T H WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of July 31, 2026 (the “Merger Agreement”), by and among Parent, Apex 2026 Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), Alkeus Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Shareholder Representative Services LLC, a Colorado limited liability company, as stockholder representative (the “Representative”), pursuant to which the Parent will acquire the Company through the statutory merger of Merger Sub with and into the Company, and pursuant to which the Company will become a wholly owned subsidiary of Parent (the “Merger”). WHEREAS, as a condition to the obligations of Parent and Merger Sub to consummate the Merger, Parent and Merger Sub have required that the Undersigned Stockholder enter into this Agreement. WHEREAS, as a condition and inducement to the willingness of Parent and the Merger Sub to consummate the Merger and the other transactions contemplated by the Merger Agreement, the Undersigned Stockholder is willing to enter into this Agreement. AGREEMENT Now, Therefore, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent and the Undersigned Stockholder hereby agree as follows: 1. Representations and Warranties of the Undersigned Stockholder The Undersigned Stockholder hereby represents and warrants to Parent and the Merger Sub as follows: (a) The Undersigned Stockholder’s address set forth on the signature page hereto is accurate and complete.

(b) The Undersigned Stockholder, if it is an entity, has all requisite power and authority or, if the Undersigned Stockholder is an individual, has the legal capacity, to enter into this Agreement and any Ancillary Documents to which it, he or she, as the case may be, is a party and to perform its, his or her covenants and obligations under this Agreement and such Ancillary Documents. If the Undersigned Stockholder is an entity, the execution and delivery of this Agreement and any Ancillary Documents to which the Undersigned Stockholder is a party and the performance by the Undersigned Stockholder of its, his or her covenants and obligations under this Agreement and any such Ancillary Documents have been duly authorized by all necessary action on the part of the Undersigned Stockholder and no further action is required on the part of the Undersigned Stockholder to authorize this Agreement and any Ancillary Documents to which the Undersigned Stockholder is a party or the performance by the Undersigned Stockholder of its covenants and obligations hereunder or thereunder. Each of this Agreement and the Ancillary Documents to which the Undersigned Stockholder is a party has been duly executed and delivered by the Undersigned Stockholder, and assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligations of the Undersigned Stockholder, enforceable against the Undersigned Stockholder in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar Laws relating to or affecting creditors’ rights or to general principles of equity. (c) The Undersigned Stockholder is the sole record and beneficial owner of the Company Securities. Such Company Securities owned by the Undersigned Stockholder are not subject to any Liens (other than applicable community property interests (if any), Liens created pursuant to this Agreement, the Company’s Charter or bylaws and securities Laws) or to any rights of first refusal of any kind, and the Undersigned Stockholder has not granted any rights to purchase such Company Securities to any other Person (other than rights of first refusal and repurchase rights in favor of the Company). The Undersigned Stockholder has the sole right to transfer all such Company Securities to Parent. Such Company Securities constitute all of the Company Securities owned, beneficially or of record, by the Undersigned Stockholder, and, except as designated as being owned by the Undersigned Stockholder underneath the Undersigned Stockholder’s name on the signature page to this Agreement, the Undersigned Stockholder has no options, warrants or other rights to acquire Company Stock. The Company Securities identified on the signature page separately identify (i) Company Stock acquired directly from the Company for cash or other investment consideration and not issued or granted as compensation for services or acquired through the exercise of an Option, (ii) Company Stock acquired by transfer from a holder who acquired such Company Stock directly from the Company for cash or other investment consideration and not as compensation for services or through the exercise of an Option, and (iii) Company Stock acquired through the exercise of an Option, (iv) outstanding Options, (v) Preferred Stock and (vi) Company Warrants held by the Undersigned Stockholder. (d) There is no action, suit or proceeding of any nature pending, or to the actual knowledge of the Undersigned Stockholder, threatened, against the Undersigned Stockholder, arising out of or relating to (i) the Undersigned Stockholder’s beneficial ownership of Company Stock or rights to acquire Company Stock, (ii) the Undersigned Stockholder’s capacity as a

Stockholder, (iii) the transactions contemplated by the Merger Agreement, (iv) any contribution of assets (tangible and intangible) by the Undersigned Stockholder (or any of its affiliates) to the Company (or any of its affiliates), or (v) any other agreement between the Undersigned Stockholder (or any of its affiliates) and the Company (or any of its affiliates). There is no action, suit or proceeding pending or, to the actual knowledge of the Undersigned Stockholder, threatened against the Undersigned Stockholder with respect to which the Undersigned Stockholder has a contractual right or a right pursuant to the Laws of the state of Delaware to indemnification from the Company related to facts and circumstances existing prior to the Effective Time. (e) The execution and delivery by the Undersigned Stockholder of this Agreement and the performance by Undersigned Stockholder of its, his or her covenants and obligations hereunder will not conflict with (i) any provision of the charter documents of Undersigned Stockholder if Undersigned Stockholder is an entity, (ii) any material contract to which Undersigned Stockholder or any of its, his or her properties or assets is subject or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Undersigned Stockholder or its, his or her properties or assets, except in the case of clauses (ii)-(iii) for any such conflict that would not materially impair the Undersigned Stockholder’s ability to perform its, his or her obligations hereunder or under any Ancillary Documents to which the Undersigned Stockholder is a party. (f) Securities Representations. The Undersigned Stockholder hereby represents and warrants as of the date hereof, as to itself, himself or herself only, that each statement in this Section 1(g) is true and complete in all respects. (i) The Undersigned Stockholder understands that the shares of Parent Common Stock issuable to it pursuant to the Merger Agreement (the “Parent Shares”) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being issued to the Undersigned Stockholder by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Undersigned Stockholder’s representations as expressed herein or otherwise made pursuant hereto. (ii) Except for the distribution of the Parent Shares to its partners or members (if the Undersigned Stockholder is a venture capital, private equity or other investment fund), the Undersigned Stockholder is acquiring such Parent Shares for investment for its, his or her own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. The Undersigned Stockholder does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity or to any third person or entity with respect to any of the Parent Shares it acquires in connection with the Merger (other than, if the Undersigned Stockholder is a venture capital, private equity or other investment fund, pursuant to the terms of its limited partnership agreement, limited liability company agreement or other organizational documents, including any “side letters” thereto or similar agreements with its investors).

(iii) The Undersigned Stockholder has sufficient experience in evaluating and investing in securities of companies and acknowledges that the Undersigned Stockholder can protect its, his or her own interests. The Undersigned Stockholder has such knowledge and experience in financial and business matters so that the Undersigned Stockholder is capable of evaluating the merits and risks of owning the Parent Shares. (iv) The Undersigned Stockholder understands and acknowledges that ownership of the Parent Shares is highly speculative and involves substantial risks. The Undersigned Stockholder can bear the economic risk related to owning the Parent Shares and is able, without impairing the Undersigned Stockholder’s financial condition, to hold the Parent Shares for an indefinite period of time and to suffer a complete loss of the value of the Parent Shares acquired by the Undersigned Stockholder in connection with the Merger. (v) The Undersigned Stockholder has had an opportunity to ask questions of, and receive answers from, Parent and its Representatives concerning this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby, and the Undersigned Stockholder believes that it, he or she has received all information the Undersigned Stockholder considers necessary for deciding whether to accept the Parent Shares as partial payment of the consideration payable by Parent in connection with the Merger. The Undersigned Stockholder acknowledges that he, she or it is relying solely on his, her or its own counsel and not on any statements or representations of Parent, Merger Sub or the Company or their respective Representatives for legal advice with respect to this Agreement, the Merger Agreement and any Ancillary Documents, and the transactions contemplated hereby and thereby, other than the representations and warranties of Parent and Merger Sub set forth in Article V of the Merger Agreement. (vi) The Undersigned Stockholder is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the SEC under the Securities Act. (vii) At no time was the Undersigned Stockholder presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and/or exchange of the Parent Shares, whether by Parent, its agents or otherwise. (viii) The Undersigned Stockholder has provided Parent with its current address of residency and agrees to provide such additional information to Parent as is necessary to issue the shares to the Undersigned Stockholder and establish a book entry position with Parent’s transfer agent. (ix) The Undersigned Stockholder acknowledges that any Parent Shares that the Undersigned Stockholder acquires in connection with the Merger must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Undersigned Stockholder is aware of the provisions of Rule 144 promulgated under the Securities Act which permit resale of restricted securities subject to the satisfaction of certain conditions, which may include, among other things, the availability of certain current public information about Parent; the resale occurring not less than a specified period after a party has acquired the security to be sold; the number of shares being sold during any three-month period not exceeding specified limitations; the sale being effected through a “brokers’ transaction,” a transaction directly with a “market maker” or a “riskless principal transaction” (as those terms are defined in the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder); and the filing of a Form 144 notice, if applicable. The Undersigned Stockholder acknowledges and understands that Parent may not be satisfying the current public information requirement of Rule 144 at the time the Undersigned Stockholder wishes to sell the Parent Shares that the Undersigned Stockholder acquires in connection with the Merger, and that, in such event, the Undersigned Stockholder may be precluded from selling such securities under Rule 144, even if the other applicable requirements of Rule 144 have been satisfied. The Undersigned Stockholder acknowledges that, in the event the applicable requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for disposition of any Parent Shares that the Undersigned Stockholder acquires in connection with the Merger. (x) The Undersigned Stockholder acknowledges and agrees that (A) the Parent Shares constitute “restricted securities” under Rule 144 under the Securities Act, and may not be transferred absent registration under the Securities Act or an exemption therefrom, and any such transfer shall be subject to compliance with applicable state securities Laws, and (B) all Parent Shares shall bear a legend or legends referencing restrictions applicable to such shares under applicable securities Laws and under the Merger Agreement, as set forth herein. (xi) The Undersigned Stockholder hereby confirms that it is aware, and that its Representatives have been advised, that the United States securities laws prohibit any Person who has material nonpublic information about a company from purchasing or selling securities of such company or from communicating such information to any other Person under circumstances in which it is reasonably foreseeable that such Person may purchase or sell such securities.1 (g) Tax Matters. The Undersigned Stockholder has had an opportunity to review with its, his or her own tax advisors the tax consequences of the Merger and the transactions contemplated by the Merger Agreement and this Agreement. The Undersigned Stockholder understands that it, he or she must rely solely on its, his or her tax advisors and not on any statements or representations regarding tax matters made by Parent, Merger Sub, the Company or any of their respective Representatives. The Undersigned Stockholder understands that the Undersigned Stockholder (and not Parent, Merger Sub, the Company or the Surviving Corporation) shall be responsible for any Tax liability for the Undersigned Stockholder that may arise as a result of any of the Merger or any of the other transactions contemplated by the Merger Agreement or this Agreement. (h) Review of Merger Agreement. The Undersigned Stockholder has received a copy of the Merger Agreement and has had the opportunity to carefully read and understands the scope 1 Note to Draft: To be omitted in the versions of the Joinder and Lock-Up Agreement executed by Unaccredited Investors.

and effect of the provisions of this Agreement and the Merger Agreement and has discussed the foregoing with the Undersigned Stockholder’s professional advisors to the extent the Undersigned Stockholder has deemed necessary. (i) Non-Reliance. The Undersigned Stockholder agrees that it, he or she has conducted its, his or her own independent review and analysis of the business, assets, condition, operations and prospects of Parent and Merger Sub. In entering into this Agreement and in deciding whether to accept the Parent Shares as partial consideration payable pursuant to the Merger Agreement, the Undersigned Stockholder has relied solely upon its, his or her own investigation and analysis and the representations and warranties of Parent and Merger Sub set forth in Article V of the Merger Agreement, and the Undersigned Stockholder acknowledges and agrees that, except for the representations and warranties of Parent and Merger Sub expressly set forth in Article V of the Merger Agreement, neither Parent, nor Merger Sub, nor any of their respective Representatives nor any other Person acting on Parent's or Merger Sub's behalf makes or has made, and the Undersigned Stockholder is not relying on and has not relied on, any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to the Undersigned Stockholder or any of its, his or her Representatives, or otherwise with respect to Parent, Merger Sub, or any of their respective businesses or the Merger. Notwithstanding the foregoing, the Undersigned Stockholder acknowledges and agrees that none of Parent, Merger Sub, the Company or any of their respective Representatives or any other Person has made, and the Undersigned Stockholder is not relying on and has not relied on, any representation or warranty to the Undersigned Stockholder or any of its, his or her Representatives with respect to (a) any projections, estimates or budgets for Parent or the Company or (b) any materials, documents or information relating to Parent, Merger Sub, the Company or their respective businesses made available to the Company, any Stockholder or any of their respective Representatives in any "data room," online data site, confidential memorandum, other offering materials or otherwise, except, in the case of (a) and (b), as specifically set forth in the representations and warranties set forth in Article V of the Merger Agreement. Parent hereby acknowledges and agrees that, solely for purposes of any claim for Fraud on the part of Parent or Merger Sub in respect of the representations and warranties set forth in Article V of the Merger Agreement. 2. Covenants of the Undersigned Stockholder (a) Confidentiality. The Undersigned Stockholder hereby agrees that all confidential and/or proprietary information of the Company obtained by the Undersigned Stockholder prior to the Effective Time (collectively, “Confidential Information”), as well as the terms of this Agreement, the Merger Agreement and any other agreements contemplated hereby, shall be kept confidential by the Undersigned Stockholder and shall not be used by the Undersigned Stockholder for any purpose; provided, however, that (i) the Undersigned Stockholder may disclose such information or terms if required to do so by applicable Law, provided that the Undersigned Stockholder, to the extent legally permitted, promptly notifies Parent in advance of disclosing such information and takes reasonable steps to minimize the extent of any such required disclosure; (ii) if the Undersigned Stockholder is an investment fund, the Undersigned Stockholder may disclose the terms of this Agreement and the Merger Agreement, the return on the Undersigned Stockholder’s investment, and other summary terms of the Merger to its current investors and, as applicable, to its limited partners to the extent required pursuant to the terms of its limited partnership agreement (or comparable governing fund document) in effect as of the date of this Agreement; (iii) the Undersigned Stockholder may disclose such information or terms to his, her or its professional advisors and, if the Undersigned Stockholder is not a natural person, to its Affiliates and its and their partners, members, managers, directors, officers, employees and representatives, in each case, who: (A) need to know such information; and (B) agree to keep it confidential; (iv) following any public announcement of the Merger by Parent, the Undersigned Stockholder may disclose the terms of the Merger Agreement to the extent disclosed by Parent in such a public announcement; and (v) the Undersigned Stockholder may disclose such information or terms to any Governmental Authority, court or arbitrator or other involved party in connection with any dispute resolution proceedings, but in each case (x) only to the extent necessary to enforce the Undersigned Stockholder’s rights under the Merger Agreement or Ancillary Documents, as applicable, and (y) only in accordance with the rules, regulations and other procedures to which such proceeding is subject. The Undersigned Stockholder shall be responsible for any action taken by his, her or its professional advisors and, if the Undersigned Stockholder is not a natural person, its Affiliates and its and their partners, members, managers, directors, officers, employees and representatives, that, if such action had been taken by the Undersigned Stockholder, would have constituted a breach of this Section 2(a). For purposes of this Section 2(a), “Confidential Information” shall not include any information that the Undersigned Stockholder can demonstrate: (A) is or becomes generally available to the public, including through published patent applications, issued patents, scientific publications, regulatory filings, clinical trial registries or public presentations, other than as a result of a breach of this Agreement by the Undersigned Stockholder or any Person for whom the Undersigned Stockholder is responsible hereunder; (B) is lawfully received by the Undersigned Stockholder from a third party that is not, to the Undersigned Stockholder’s knowledge, subject to any duty of confidentiality with respect to such information; or (C) is independently developed or derived by the Undersigned Stockholder without use of or reference to the Company’s Confidential Information. Notwithstanding anything in this Section 2(a) to the contrary, the confidentiality obligations set forth in this Section 2(a) shall terminate on the date that is five (5) years following the Closing. Notwithstanding anything herein to the contrary, nothing in this Agreement shall restrict the Undersigned Stockholder from investing in, engaging in or assisting any business, including any business competitive with the Company or Parent, or from using the Undersigned Stockholder’s general knowledge, skills, experience, ideas, concepts, scientific expertise, know-how and expertise; provided that the foregoing shall not permit the disclosure or use of any specific trade secret or other Confidential Information of the Company. For the avoidance of doubt, this Agreement is not intended to constitute, and shall not be construed as, a covenant not to compete. Notwithstanding the foregoing, the restrictions set forth in this Section 2(a) solely with respect to the use or disclosure of Confidential Information of the Company shall expire and be of no further force or effect on the date that is five (5) years following the Closing.

(b) Public Announcements. Prior to the first public announcement of the Merger by Parent and except for disclosures permitted by Section 2(a) or the proviso of this sentence, the Undersigned Stockholder shall not, directly or indirectly, issue or cause publication of any press release or other public announcement or make any other public statement (including any contemplated affiliation with Parent in social media accounts) with respect to the transactions contemplated hereby, in each case, without the prior written consent of Parent, which consent may be provided or withheld by Parent in its sole and absolute discretion; provided, further, that the restrictions set forth in this Section 2(b) shall expire and be of no further force or effect on the date that is five (5) years following the Closing; provided, however, that the Undersigned Stockholder may issue press releases and make public announcements that are consistent with previous press releases and public announcements made by Parent or the Company or public announcements made in compliance with the Merger Agreement. For the avoidance of doubt, the taking of any action prohibited by this Section 2(b) by any controlled Affiliate (other than the Company to the extent the Company is a controlled Affiliate of the Undersigned Stockholder), director, officer or employee of the Undersigned Stockholder shall be deemed to be a breach of this Section 2(b) by the Undersigned Stockholder. (c) Further Assurances. The Undersigned Stockholder shall, as reasonably requested by Parent or the Company and at Parent’s expense (if requested by Parent) or at the Company’s expense (if requested by the Company), promptly execute and deliver such additional documents and instruments and take all such further action as may be reasonably necessary to consummate and make effective the transactions contemplated by this Agreement, provided that the Undersigned Stockholder shall not be required to execute any document that imposes any additional obligation, representation, release, waiver, restriction or liability not expressly contemplated by this Agreement, the Merger Agreement or the Ancillary Documents. 3. [Lock-Up and Sale Restrictions (a) The Undersigned Stockholder agrees that he, she or it shall not, directly or indirectly, sell, offer or agree to sell, or otherwise transfer, or loan or pledge, through swap or hedging transactions, or grant any option to purchase, make any short sale or otherwise dispose of (or enter into any transaction or device that is designed to result or would be reasonably likely to result in the disposition by any Person at any time in the future of) (“Transfer”), any of his, her or its Merger Shares issued to such Undersigned Stockholder pursuant to the Merger Agreement, whether any such transaction is to be settled by delivery of any such Merger Shares or other equity interests, other securities, in cash or otherwise for a period of two months following the Closing Date (the “Lock-Up Period”) without the prior written consent of the Parent, other than a Transfer of Merger Shares to its Permitted Transferees in accordance with this Agreement. If any stockholder subject to a similar joinder and lock-up agreement in connection with the Merger (a “Triggering Shareholder”) is granted an early release or waiver from the restrictions described in such applicable joinder and lock-up agreement during the Lock-Up Period (each, a “Triggering Release”), then the Undersigned Stockholder shall also be granted an early release or waiver, as applicable, from its obligations hereunder on the same terms and conditions as the Triggering Release with respect to the same percentage of the Undersigned Stockholder’s Merger Shares subject to this Agreement as the percentage that the securities being released or waived in the Triggering Release represent with respect to the Merger Shares held by the Triggering Shareholder at the time of the Triggering Release. Notwithstanding the foregoing, the pro rata release or waiver described in this paragraph will not apply if (a) the aggregate number of shares released pursuant to all Triggering Releases is less than or equal to 1.0% of the total number Merger Shares or (b) due to circumstances of an emergency or hardship as determined by the Parent in its sole judgment. (b) Further, if the Undersigned Stockholder is a Large Holder, such Undersigned Stockholder agrees that he, she or it shall not, directly or indirectly, sell or offer or agree to sell more than its Pro Rata Portion of [***] of the five-day average daily trading volume of the Parent Common Stock for the five trading days preceding the date of such sales in any given trading day, as displayed under the heading “Bloomberg VWAP” on Bloomberg page “TARS <EQUITY> AQR”, for a period of three months following the end of the Lock-Up Period. (c) Any attempt to transfer any Parent Shares in violation of the terms of this Agreement shall be null and void ab initio and no right, title or interest therein or thereto shall be transferred to the purported transferee. The Parent will not give, and will not permit the Parent’s transfer agent to give, any effect to such attempted transfer on its records. (d) The Parent Shares, whether represented by certificates or in book-entry form, will bear a legend in substantially the following form: “THE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE BENEFIT OF, U.S. PERSONS IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SHARES UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN EXEMPTION FROM SUCH REGISTRATION UNDER THE ACT. THE ISSUER OF THESE SHARES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR OTHER TRANSFER OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.” The Merger Shares, whether represented by certificates or in book-entry form, will also bear a legend in substantially the following form: “THE HOLDER OF SUCH SECURITIES MAY NOT, DIRECTLY OR INDIRECTLY, SELL, OFFER OR AGREE TO SELL SUCH SECURITIES, OR OTHERWISE TRANSFER, DIRECTLY OR INDIRECTLY, OR LOAN OR PLEDGE, THROUGH SWAP OR HEDGING TRANSACTIONS (OR OTHER TRANSACTION WHICH IS DESIGNED TO OR WHICH REASONABLY COULD BE EXPECTED TO LEAD TO OR RESULT IN A SALE OR DISPOSED OF BY SOMEONE OTHER THAN SUCH HOLDER THEREOF),

SUCH SECURITIES (“TRANSFER”), OTHER THAN IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THE JOINDER AND LOCK-UP AGREEMENT, DATED AS OF JULY 31, 2026 (AS IT MAY BE AMENDED FROM TIME TO TIME, THE “JOINDER AND LOCK-UP AGREEMENT”) BY AND BETWEEN TARSUS PHARMACEUTICALS, INC., A DELAWARE CORPORATION (THE “PARENT”), AND SUCH PERSONS PARTY THERETO. THE JOINDER AND LOCK-UP AGREEMENT CONTAINS, AMONG OTHER THINGS, SIGNIFICANT RESTRICTIONS ON THE TRANSFER OF THE SECURITIES OF THE PARENT AND OTHER RESTRICTIONS ON THE ACTIONS BY CERTAIN STOCKHOLDERS OF THE PARENT RELATING TO THE PARENT AND/OR ITS SECURITIES. A COPY OF THE JOINDER AND LOCK-UP AGREEMENT IS AVAILABLE UPON REQUEST FROM THE PARENT.” (e) Subject to the restrictions in this Section 3, the restrictive legends on any Parent Shares held by the Undersigned Stockholder, including the applicable legends in this Section 3, shall be removed if (i) such Parent Shares are sold pursuant to an effective registration statement, (ii) a registration statement covering the resale of such Parent Shares is effective under the Securities Act and the Undersigned Stockholder delivers to the Parent a representation letter (in a form reasonably acceptable to the Parent and its counsel) agreeing that such Parent Shares will be sold under such effective registration statement, pursuant to Rule 144 under the Securities Act or pursuant to an exemption from registration under the Securities Act (subject to the transferee agreeing to similar restrictions), (iii) such Parent Shares may be sold by the Undersigned Stockholder free of restrictions pursuant to Rule 144(b) under the Securities Act, or (iv) such Parent Shares are being sold, assigned or otherwise transferred pursuant to Rule 144 under the Securities Act; provided, however, that with respect to clause (iii) or (iv) above, the Undersigned Stockholder has provided all necessary documentation and evidence (which may include an opinion of counsel) as may reasonably be required by the Parent to confirm that the legend may be removed under applicable securities laws. The Parent shall cooperate with the Undersigned Stockholder to effect removal of the legends on such shares pursuant to this Section 3 within three (3) Business Days after delivery of notice from the Undersigned Stockholder that the conditions to removal are satisfied (together with any documentation required to be delivered by the Undersigned Stockholder pursuant to the immediately preceding sentence). The Parent shall bear all costs and expenses associated with the removal of a legend pursuant to this Section 3. (f) As used in this Agreement, the following terms have the meanings indicated: “Large Holder” means any equity holder of the Company that receives more than $7 million of Parent Shares (based on the Parent Stock Price (Upfront Consideration)) as Per- Share Stock Consideration on the Closing Date as set forth on the Consideration Schedule, as identified on Schedule A. “Merger Shares” means the newly issued shares of Parent Common Stock issued as Per- Share Stock Consideration to the equity holders of the Company on the Closing Date.

“Permitted Transferee” means a Person who receives any Merger Shares from the Undersigned Stockholder pursuant to: (a) any gift or bequest or through inheritance, or transfer pursuant to a domestic relations order, to, or for the benefit of, any member or members of such Undersigned Stockholder immediate family (“immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin) or to a trust, partnership or limited liability company for the exclusive benefit of such Undersigned Stockholder or such Undersigned Stockholder’s immediate family; (b) in the case of an entity, any transfer by distribution, transfer or disposition to such entity’s limited or general partners (whether current or former), members, stockholders or equity holders; (c) any transfer to Affiliates of the Undersigned Stockholder or to any investment fund or other entity that, directly or indirectly, controls or manages, is controlled or managed by, or is under common control or management with, the Undersigned Stockholder; or (d) a merger, consolidation, tender offer or other similar transaction made to all holders of shares of the Parent Common Stock and involving a Change of Control (as defined below) of the Parent and approved by the Parent’s board of directors; provided that, in the event that such Change of Control is not completed, the undersigned’s Merger Shares shall remain subject to the restrictions contained in this Agreement, provided further that any shares of the Parent Common Stock not transferred in such merger, consolidation, tender offer or other transaction shall remain subject to the restrictions contained in this Agreement (any transfer described in the immediately preceding clauses (a), (b), (c) and (d), a “Permitted Transfer”); provided, that with respect to any Permitted Transfer, it shall be a condition precedent to such Permitted Transfer that the Permitted Transferee executes a counterpart signature page to this Agreement, pursuant to which such Permitted Transferee agrees to be bound hereby as an “Undersigned Stockholder”. “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a Person or group of affiliated Persons, of the Parent’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of the outstanding voting securities of the Parent (or the surviving entity). “Pro Rata Portion” means the percentage set forth opposite such Large Holder’s name on Schedule A.]2 4. Release (a) Effective for all purposes as of the Effective Time, Undersigned Stockholder acknowledges and agrees, on behalf of himself, herself or itself and each of his, her or its current or former Affiliates, officers, directors, employees, managers, partners, principals, advisors, agents, stockholders, members, investors, equity holders or other representatives (including, without limitation, attorneys, accountants, consultants, bankers and financial advisors), family members, heirs, beneficiaries, estates, executors, administrators, trustees, successors or assigns, but not including portfolio companies of any Undersigned 2 Note to Draft: To be omitted in the versions of the Joinder and Lock-Up Agreement executed by Unaccredited Investors.

Stockholder that is a venture or private equity investment fund or angel investor, (each a “Releasing Party”) that: (i) Releasing Party (x) has no Claims (as defined below), (y) has not transferred or assigned, or purported to transfer or assign, any Claims, and (z) shall not transfer or assign, or purport to transfer or assign, any Claims, in each case, relating to the Company or any of its Subsidiaries against the Surviving Corporation, Parent, the Merger Sub or their respective current or former Affiliates, subsidiaries, subdivisions, officers, directors, employees, managers, partners, principals, advisors, agents, stockholders, members, investors, equity holders or other representatives (including, without limitation, attorneys, accountants, consultants, bankers and financial advisors), successors, predecessors or assigns (collectively, the “Released Parties”). (ii) Releasing Party hereby unconditionally, irrevocably and forever releases, acquits and discharges the Released Parties from, and covenants not to sue any Released Parties for, any and all claims, demands, allegations, assertions, complaints, controversies, charges, duties, grievances, rights, causes of action, actions, suits, liabilities, debts, obligations, promises, commitments, agreements, guarantees, endorsements, duties, breaches of duties, damages, costs, losses, debts and expenses (including out-of-pocket attorneys’ fees and costs incurred) of any nature whatsoever (whether direct or indirect, known or unknown, disclosed or undisclosed, matured or unmatured, accrued or unaccrued, asserted or unasserted, absolute or contingent, determined or conditional, express or implied, fixed or variable and whether vicarious, derivative, joint, several or secondary), in each case relating solely to the Undersigned Stockholder’s relationship with the Company or any of its Subsidiaries as an equity holder or service provider (including but not limited to any claims under the Massachusetts Wage Act (MGL c. 149, §§ 148 et seq.)) arising out of facts or circumstances in existence at or prior to the Closing (collectively, “Claims”) which the Releasing Party has or had or can, shall or may now or hereafter have, including any Claims arising under any applicable Law; provided, however, that the foregoing release shall not cover (and the definition of Claims shall not include) (1) any rights to payments pursuant to the Merger Agreement and any other rights of the Undersigned Stockholder expressly provided for under the Merger Agreement and Ancillary Documents, (2) any rights to continuing indemnification, exculpation or expense advancement to the extent provided under (A) the Company’s Charter or bylaws, (B) any indemnification agreement to which Undersigned Stockholder and the Company are parties or (C) any applicable policy of directors’ and officers’ insurance maintained by the Company, (3) if the Undersigned Stockholder is or was an employee or other service provider of the Company, (A) claims for accrued but unpaid wages, salaries, or other cash compensation which are undisputed and due to the Undersigned Stockholder and that remain unpaid as of the date hereof, (B) rights to expense reimbursements for reasonable and necessary business expenses incurred and documented prior to the date hereof and consistent with prior expenditures and policies, or (C) claims for any vested rights under any ERISA-covered employee benefit plans as applicable on the date hereof, (4) any claims that may not be waived as a matter of Law, and (5) any claims for breach of this Agreement.

(iii) Releasing Party understands, acknowledges and agrees that he, she or it is familiar with Section 1542 of the Civil Code of the State of California (“Section 1542”), which provides as follows: A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY. On behalf of himself, herself or itself and each of the other Releasing Parties, the Undersigned Stockholder expressly waives and relinquishes any rights and benefits that Releasing Party may have under Section 1542 or any other statute (whether in California, Delaware or elsewhere) or common law principle with a similar effect of any jurisdiction with a similar effect to the full extent that it may lawfully waive all such rights and benefits pertaining to the subject matter hereof. On behalf of himself, herself or itself and each of the other Releasing Parties, in connection with such waiver and relinquishment, the Undersigned Stockholder hereby acknowledges that any such Releasing Party may hereafter discover facts in addition to, or different from, those that such Releasing Party now knows or believes to exist with respect to the subject matter of this release, but it is the Undersigned Stockholder’s intention, on behalf of himself, herself or itself and each of the other Releasing Parties to fully, finally and forever settle and release any and all Claims (other than as set forth in the proviso included in subsection (ii) above) known or unknown, suspected or unsuspected, which do now exist, may exist or heretofore have existed with respect to the subject matter of this release. In furtherance of this intention, the releases herein given shall be and remain in effect as full and complete releases notwithstanding the discovery or existence of any such additional or different claim of fact. (iv) The Undersigned Stockholder acknowledges and agrees that he, she or it (w) has read and understands this release and has been advised to seek legal counsel prior to signing this Agreement and has had ample opportunity to do so, (x) has signed this Agreement, including the provisions of this Section 4(a), freely and voluntarily, (y) does not rely, and has not relied, on any representation or statement not set forth in this release made by Parent, the Merger Sub, the Company or any other Person with regard to the subject matter, basis or effect of this release or otherwise, and (z) does not rely, and has not relied, on any representations or warranties made by the Company in the Merger Agreement, which such representations and warranties may have been made for the purpose of allocating contractual risk between the parties to the Merger Agreement rather than establishing such matters as facts. (v) This release shall become effective only upon the consummation of the Merger pursuant to the terms and conditions of the Merger Agreement.

5. Joinder to the Merger Agreement (a) Joinder. The Undersigned Stockholder hereby acknowledges and agrees that it, he or she is a Stockholder for all purposes of and under the Merger Agreement and, accordingly, agrees to be bound by, solely in its, his or her capacity as a Stockholder as fully as though the Undersigned Stockholder were a signatory thereto, all of the terms and provisions of the Merger Agreement that expressly apply to Stockholders, including but not limited to (i) Article III of the Merger Agreement, which sets forth the conversion of Company Stock into the right to receive (1) an amount in cash equal to the Initial Per-Share Cash Consideration, (2) a number of shares of Parent Common Stock equal to the Per-Share Stock Consideration, and (3) the Per-Share Portion of any Post-Closing Release (if any), in each case subject to the terms and conditions set forth therein, and (ii) Section 3.2(c) of the Merger Agreement, which provides that Stockholders must deliver a duly completed and executed Letter of Transmittal in order to receive any consideration payable pursuant to the Merger Agreement. (b) Appointment of Representative. Subject to the individual enforcement rights expressly provided in Section 11.13 of the Merger Agreement, the Undersigned Stockholder hereby irrevocably nominates, constitutes and appoints the Representative as its, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution, to act in the name, place and stead of the Undersigned Stockholder for purposes of executing any documents and taking any actions that the Representative may, in its sole discretion, determine to be necessary, desirable or appropriate within the bounds of the Representative’s authority under the express terms of the Merger Agreement, including in connection with (i) the determination and resolution of any purchase price adjustment pursuant to Section 3.5 of the Merger Agreement, (ii) any dispute regarding Milestone Payments (Section 3.7) or Royalty Payments (Section 3.8), (iii) any other claims or disputes arising under or in connection with the Merger Agreement (iv) any amendment, modification or waiver of the Merger Agreement that requires the consent of the Stockholders and (v) as otherwise provided in Section 11.13 of the Merger Agreement. The Undersigned Stockholder acknowledges and agrees that the power of attorney granted pursuant to this Section 5(b) is coupled with an interest and is irrevocable. Notwithstanding the foregoing, the Representative shall not, without the prior written consent of the Undersigned Stockholder, (A) agree to any amendment, modification or waiver of the Merger Agreement that would disproportionately and adversely affect the Undersigned Stockholder relative to other stockholders, or (B) agree to any settlement of claims that would impose any material obligation on the Undersigned Stockholder other than on a pro rata basis with other stockholders. (c) Adjustment Escrow Amount. The Undersigned Stockholder acknowledges and agrees that (i) Parent will, at the Closing, withhold the Adjustment Escrow Amount from the amount of cash issuable and payable in respect of Company Stock, subject to the terms and conditions of the Merger Agreement, including Sections 3.5 and 3.6 thereof, (ii) Undersigned Stockholder will be entitled to his, her or its Pro Rata Portion of the Adjustment Escrow Amount only as and when any amount thereof becomes payable, if ever, to the Undersigned Stockholder in accordance with the provisions of the Merger Agreement, and (iii) the right to his, her or its Pro Rata Portion of the Adjustment Escrow

Amount is a contingent right and is subject to the purchase price adjustment provisions of the Merger Agreement. (d) Representative Expense Fund. The Undersigned Stockholder acknowledges and agrees that Parent will, at the Closing, withhold the Representative Expense Fund from the amounts otherwise payable to Stockholders pursuant to the Merger Agreement, and that such Representative Expense Fund will be held by the Representative and used to pay costs, fees and expenses incurred by the Representative in performing its duties under the Merger Agreement and any Ancillary Documents. The Undersigned Stockholder acknowledges that any amounts remaining in the Representative Expense Fund following the completion of the Representative’s duties will be distributed to Stockholders in accordance with their respective Pro Rata Portions. (d) Waiver of Appraisal Rights. The Undersigned Stockholder, on behalf of itself, himself or herself and its, his or her successors and assigns, hereby irrevocably and unconditionally waives, and agrees not to exercise or assert, any and all appraisal, dissenters’ or similar rights under Section 262 of the DGCL or any other applicable Law with respect to the Company Securities in connection with the Merger and the other Transactions, and agrees not to commence or participate in, and to take all actions necessary to opt out of, any claim to exercise appraisal or dissenters’ rights with respect to the Company Securities. 6. Miscellaneous (a) Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be made and given in compliance with the provisions of Section 11.7 of the Merger Agreement and (i) if to the Parent or to the Company, to the addresses set forth in Section 11.7 of the Merger Agreement and (ii) if to the Undersigned Stockholder, to the address set forth on the signature page hereto. (b) Counterparts. This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement. (c) Third Party Beneficiaries. The Company, the Merger Sub, the Surviving Corporation, the Representative, and the Released Parties are intended third party beneficiaries of this Agreement and shall be entitled to enforce this Agreement against the undersigned in accordance with its terms. (d) Entire Agreement; Assignment. This Agreement, the Merger Agreement, the Ancillary Documents, the exhibits and schedules thereto, and the documents and instruments and other agreements among the parties hereto and thereto referenced herein and therein: (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof, (ii) other than the third-party beneficiaries referenced in Section 6(c), are not intended to confer upon any other Person any rights or remedies hereunder, and (iii) shall not be assigned by operation of law or otherwise, except that Parent may assign its rights and delegate its obligations hereunder or thereunder to its Affiliates as long as Parent remains ultimately liable for all of Parent’s obligations hereunder and thereunder; provided that the Undersigned Stockholder may assign its rights (but not its obligations) under this Agreement to any Permitted Transferee to whom Parent Shares are transferred in accordance with Section 3. (e) Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision. (f) Other Remedies. Except as otherwise set forth herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. (h) Exclusive Jurisdiction. Pursuant to Section 11.8 of the Merger Agreement, each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware in connection with any matter based upon or arising out of this Agreement, the Merger Agreement, the Merger and the other Transactions or any other matters contemplated herein or in the Merger Agreement (or, only if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware). Each party agrees not to commence any legal proceedings related hereto except in such court (or, only if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, in any federal court within the State of Delaware). By execution and delivery of this Agreement, each party hereto irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and to the appellate courts therefrom solely for the purposes of disputes arising under this Agreement and not as a general submission to such jurisdiction or with respect to any other dispute, matter or claim whatsoever. The parties hereto irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the delivery of copies thereof by overnight courier to the address for such party to which notices are deliverable hereunder. Any such service of process shall be effective upon delivery. Nothing herein shall affect the right to serve process in any other manner permitted by applicable Law. The parties hereto hereby waive any right to stay or dismiss any action or proceeding under or in connection with this Agreement brought before the foregoing courts on the basis of (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason, or that it or any of its property is immune from the above-described legal process, (ii) that such action or proceeding is brought in an inconvenient forum, that venue for the action or proceeding is improper or that this Agreement may not be enforced in or by such courts, or (iii) any other defense that would hinder or delay the levy, execution or collection of any amount to which any party hereto is entitled pursuant to any final judgment of any court having jurisdiction. (i) Waiver of Jury Trial. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable Law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, the Merger Agreement or the Transactions, consistent with Section 11.8 of the Merger Agreement. (j) Injunctive Relief; Specific Performance. The Undersigned Stockholder acknowledges and agrees that irreparable damage would occur, and that the Parent and the other Released Parties would not have an adequate remedy at law, in the event that any provision of this Agreement were not performed by the Undersigned Stockholder in accordance with its specific terms or were otherwise breached. Accordingly, the Parent and the other Released Parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, in each case in accordance with Section 11.12 of the Merger Agreement, without proof of actual damages and without any requirement to post a bond or other security, this being in addition to any other remedy to which they are entitled at law or in equity. [Notwithstanding the foregoing, the Undersigned Stockholder shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement by Parent and to enforce specifically the terms and provisions hereof, including the removal of legends pursuant to Section 3(e), without proof of actual damages and without any requirement to post a bond or other security.] (i) Rules of Construction. The parties hereto agree that they have been represented by counsel (or been afforded the opportunity to do so) during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document. (j) Legal Counsel. The parties hereto acknowledge that Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (“GD”) has represented Parent and Merger Sub and Latham & Watkins LLP (“Latham”) has represented the Company, in each case in connection with the negotiation and execution of this Agreement, the Merger Agreement, the Ancillary Documents and the transactions contemplated thereby and hereby, and neither GD nor Latham has undertaken to represent any other party in connection therewith. (k) Expenses. Except as expressly provided otherwise herein, whether or not the Transactions are successfully consummated, each of Parent and the Merger Sub on the one hand and the Undersigned Stockholder on the other hand shall bear its respective legal, accountants, and financial advisory fees and other expenses incurred with respect to this Agreement.

(l) Termination. This Agreement shall terminate and be of no force or effect upon termination of the Merger Agreement. (Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be duly executed as of the date first set forth above. Parent: TARSUS PHARMACEUTICALS, INC. By: ___________________________________ Name: ________________________________ Title: _________________________________ Undersigned Stockholder: By: ___________________________________ Name (Please print): ___________________ Title: _________________________________ Company Equity Interests Held: Common Stock: - acquired directly from the Company for cash or other investment consideration and not issued or granted as compensation for services or acquired through the exercise of an Option: __________________ - acquired by transfer from a holder who acquired such stock directly from the Company for cash or other investment consideration and not as compensation for services or through the exercise of an Option: __________________ - acquired through the exercise of an Option: __________________ Preferred Stock: ________________ Outstanding Options: ________________________ Company Warrants: _______________________

Address: ___________________________________ ___________________________________ ___________________________________ Email: ____________________________

SCHEDULE A PRO RATA PORTION [***]

Exhibit H Form of Written Consent

Exhibit I Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT This REGISTRATION RIGHTS AGREEMENT, dated as of July 31, 2026 and to be effective as of the Closing (this “Agreement”), is entered into by and among Tarsus Pharmaceuticals, Inc., a Delaware corporation (the “Parent”) and each of the undersigned Persons listed on the signature pages hereto under the heading “Holders” (each such Person, including each Person who is a holder of Registrable Securities and who becomes a party to this Agreement by entering into a joinder agreement in the form attached hereto as Exhibit A, individually, a “Holder” and, collectively, the “Holders”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Merger Agreement (as defined below). WHEREAS, this Agreement is entered into in connection with the transactions contemplated by that certain Agreement and Plan of Merger, dated as of July 31, 2026 (as it may be amended from time to time, the “Merger Agreement”), by and among the Parent, Apex 2026 Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Parent (“Merger Sub”), Alkeus Pharmaceuticals, Inc., a Delaware corporation (“Target”), and Shareholder Representative Services LLC, a Colorado limited liability company, in its capacity as the securityholders representative under the Merger Agreement, pursuant to which, on the Closing Date, Merger Sub will merge with and into Target (the “Merger”), with Target surviving the Merger as a wholly owned subsidiary of the Parent; WHEREAS, pursuant to the Merger Agreement and in connection with the Closing of the Merger, the Parent will issue newly issued shares of common stock, par value $0.0001 per share (“Parent Common Stock” and such newly issued shares of Parent Common Stock, collectively, the “Merger Shares”) as Per-Share Stock Consideration to the Company Equity Holders; WHEREAS, pursuant to Section 3.7 of the Merger Agreement and subject to the provisions thereof, the Company Equity Holders may become eligible to receive a number of shares of Parent Common Stock equal in the aggregate to the portion of the Milestone Payments (the “Milestone Shares” and, together with the Merger Shares, the “Securities”) that the Parent may elect to pay in shares of Parent Common Stock, if any, upon the achievement of the Regulatory Approval Milestones; and WHEREAS, pursuant to Section 8.7 of the Merger Agreement, the Parent has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Holders. NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows: ARTICLE I. DEFINITIONS Section 1.01           Definitions. As used in this Agreement, the following terms have the meanings indicated: “Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding anything in this definition to the contrary, for purposes of this Agreement, the Parent and its subsidiaries, on the one hand, and the Holders, on the other hand, shall not be considered Affiliates. “Agreement” has the meaning set forth in the introductory paragraph of this Agreement. “Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in Cambridge, Massachusetts are authorized or required by Law to be closed for business. “Commission” means the United States Securities and Exchange Commission.

“Effective Date” means the date of effectiveness of any Registration Statement. “Effectiveness Period” has the meaning specified in Section 2.01(c). “Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder. “Financial Counterparty” has the meaning specified in Section 2.03(r). “Form S-3ASR” has the meaning specified in Section 2.01(c). “Holder” has the meaning set forth in the introductory paragraph of this Agreement. “Holder Indemnified Persons” has the meaning specified in Section 2.07(a). “Holder Information” has the meaning specified in Section 2.07(a). “Initial Registration Statement” has the meaning specified in Section 2.01(a). “Initiating Holder” has the meaning specified in Section 2.02(b). “Losses” has the meaning specified in Section 2.07(a). “Managing Underwriter” means, with respect to any Underwritten Offering, the book running lead manager of such Underwritten Offering. “Merger” has the meaning set forth in the Recitals of this Agreement. “Merger Agreement” has the meaning set forth in the Recitals of this Agreement. “Merger Shares” has the meaning set forth in the Recitals of this Agreement. “Merger Sub” has the meaning set forth in the Recitals of this Agreement. “Milestone Shares” has the meaning set forth in the Recitals of this Agreement. “National Securities Exchange” means either the New York Stock Exchange, the Nasdaq Stock Market, an exchange registered with the Commission under Section 6(a) of the Exchange Act (or any successor to such Section) or any other securities exchange (whether or not registered with the Commission under Section 6(a) (or successor to such Section) of the Exchange Act) on which shares of Parent Common Stock are then listed. “Parent” has the meaning set forth in the introductory paragraph of this Agreement. “Parent Common Stock” has the meaning set forth in the Recitals of this Agreement. “Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof or any other form of entity. “Registrable Securities” means (a) the Merger Shares to the extent held by any Holder, (b) the Milestone Shares, upon original issuance thereof and to the extent held by any Holder, and (c) any securities issued by the Parent after the Closing with respect to the Securities by way of conversion, exchange, replacement, stock dividend, stock split or other distribution or in connection with a combination of stock, recapitalization, merger, consolidation or other reorganization or otherwise.

“Registrable Securities Required Voting Percentage” means a majority of the outstanding Registrable Securities. “Registration” means any registration pursuant to this Agreement, including pursuant to a Registration Statement. “Registration Expenses” has the meaning specified in Section 2.06(a). “Registration Statement” has the meaning specified in Section 2.01(b). “Securities” has the meaning set forth in the Recitals of this Agreement. “Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder. “Selling Expenses” has the meaning specified in Section 2.06(a). “Selling Holder” means a Holder who is selling Registrable Securities pursuant to a Registration Statement. “Target” has the meaning set forth in the Recitals of this Agreement. “Transferee” has the meaning specified in Section 2.09. “Underwriter” means, with respect to any Underwritten Offering, the underwriters of such Underwritten Offering. “Underwritten Offering” means an offering (including an offering pursuant to a Registration Statement) in which shares of Parent Common Stock are sold to an Underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks. Section 1.02           Registrable Securities. Any Registrable Security will cease to be a Registrable Security upon the earliest to occur of the following: (a) when a registration statement covering such Registrable Security becomes or has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective registration statement, (b) when such Registrable Security has been disposed of pursuant to any section of Rule 144 (or any similar provision then in effect) under the Securities Act, (c) when such Registrable Security is held by the Parent or any of its respective direct or indirect subsidiaries, (d) when such Registrable Security has been sold or disposed of in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities pursuant to Section 2.09, and (e) when such Registrable Security becomes eligible for resale by such Holder without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Parent to be in compliance with the current public information requirement under Rule 144. ARTICLE II. REGISTRATION RIGHTS Section 2.01           Shelf Registration. (a)            Initial Registration. The Parent shall take commercially reasonable efforts to (i) as soon as practicable, but in any event within the later of (x) 30 calendar days after the Closing and (y) 40 calendar days after receipt by the Parent of the Post-Signing Financial Statements, prepare and file an initial registration statement under the Securities Act to permit the resale of all Merger Shares that are Registrable Securities from time to time as permitted by Rule 415 (or any similar provision adopted by the Commission then in effect) of the Securities Act (the “Initial Registration Statement”) and (ii) if such Initial Registration Statement does not become effective immediately upon filing, cause such Initial Registration Statement to become effective as soon as practicable after filing thereof and in no event later than the date that is the later of (x) 90 calendar days after the Closing and (y) 100 calendar days after receipt by the Parent of the Post-Signing Financial Statements.

(b)           Milestone Registration. Unless such Registrable Securities have been included for resale in the Initial Registration Statement, the Parent shall take commercially reasonable efforts to (i) as soon as practicable, but in any event within 30 calendar days, after the Parent makes all or a portion of a Milestone Payment in Milestone Shares, prepare and file a shelf registration statement (and together with the Initial Registration Statement, the “Registration Statements” and each a “Registration Statement”) to permit the resale of all of the Milestone Shares issued or issuable in connection with such Milestone Payment that are Registrable Securities from time to time pursuant to Rule 415 (or any similar provision adopted by the Commission then in effect) of the Securities Act and (ii) if such Registration Statement does not become effective immediately upon filing, cause such Registration Statement to become effective as soon as practicable after filing thereof and in no event later than the date that is 90 calendar days after the date of the applicable Milestone Payment. The Parent may, at its election, include the Milestone Shares on the Initial Registration Statement (including, by way of amendment or post-effective amendment thereto) or on a separate Registration Statement, to the extent permitted by the rules and regulations of the SEC. Notwithstanding the foregoing, any Registration Statement covering the resale of any Milestone Shares will not be required to be filed or effective prior to the Initial Registration Statement. (c) The Parent will use commercially reasonable efforts to cause any Registration Statement filed pursuant to this Section 2.01 to be continuously effective under the Securities Act, with respect to any Holder, until the date on which there are no longer any Registrable Securities outstanding (the “Effectiveness Period”). A Registration Statement filed pursuant to this Section 2.01 shall be on such appropriate registration form of the Commission as shall be selected by the Parent; provided that, if the Parent is then eligible, it shall file such Registration Statement on Form S-3 and, provided, further, that if the Parent is then eligible, it shall file an automatic shelf registration statement that becomes effective upon filing with the Commission in accordance with Rule 462(e) under the Securities Act (a “Form S-3ASR”). A Registration Statement when declared (or when it otherwise becomes) effective (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (and, in the case of any prospectus contained in such Registration Statement, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which such statements are made, not misleading). As soon as practicable following the date that a Registration Statement becomes effective, but in any event within three Business Days of such date, the Parent shall provide the Holders with written notice of the effectiveness of such Registration Statement. Subject to Section 2.01(b), the Parent shall not be required to maintain more than one effective Registration Statement at any given time pursuant to this Section 2.01. (d) Delay Rights. Notwithstanding anything to the contrary contained herein, the Parent may, upon written notice to any Selling Holder whose Registrable Securities are included in a Registration Statement, suspend such Selling Holder’s use of any prospectus that is a part of such Registration Statement (in which event the Selling Holder shall suspend sales of the Registrable Securities pursuant to such Registration Statement) if (i) the Parent is pursuing a debt or equity financing, or an acquisition, merger, reorganization, disposition or other similar transaction, and the Parent determines in good faith that the Parent’s ability to pursue or consummate such a transaction would be materially and adversely affected by any required disclosure of such transaction in such Registration Statement, (ii) the Parent determines it must amend or supplement the Registration Statement or the related prospectus so that such Registration Statement or prospectus does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, or, in the case of the prospectus, does not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which such statements are made, not misleading, (iii) the Parent determines in good faith that it would be required to make disclosure of material information in the Registration Statement that the Parent has a bona fide business purpose for preserving as confidential, or (iv) the Parent determines in good faith that the financial statements of the Parent required to be included or incorporated by reference in such Registration Statement under Section 3-12 of Regulation S-X are not available; provided, however, that in no event shall the Selling Holders be suspended from selling Registrable Securities pursuant to such Registration Statement for a period that exceeds an aggregate of 45 days in any 180-day period or 90 days in any 365- day period. Upon disclosure of such information or the termination of the condition described above, the Parent shall promptly provide notice to the Selling Holders whose Registrable Securities are included in such Registration Statement, and shall promptly terminate any suspension of the use of the prospectus that is part of such Registration Statement it has put into effect and shall take such other actions necessary or appropriate to permit registered sales of

Registrable Securities as contemplated in this Agreement. For the avoidance of doubt, the provisions of this Section 2.01(d) shall apply to any Underwritten Offering undertaken pursuant to Section 2.02. Section 2.02           Underwritten Offering. (a)            S-3 Registration. In the event that any Holder or Holders elect to dispose of Registrable Securities under a Registration Statement pursuant to an Underwritten Offering and either (i) reasonably expects aggregate gross proceeds of at least $50 million from such Underwritten Offering or (ii) reasonably expects gross proceeds of at least $25 million from such Underwritten Offering and such Registrable Securities represent 100% of the then outstanding Registrable Securities held by the applicable Selling Holder and Affiliates, the Parent shall, at the written request of such Selling Holder(s), enter into an underwriting agreement in a form as is customary in Underwritten Offerings of securities by the Parent with the Managing Underwriter or Underwriters, which shall include, among other provisions, indemnities to the effect and to the extent provided in Section 2.07, “lock-up” arrangements and shall take all such other reasonable actions as are requested by the Managing Underwriter or Underwriters in order to expedite or facilitate the disposition of such Registrable Securities; provided, however, that the Parent shall have no obligation to facilitate or participate in, including entering into any underwriting agreement for, more than two Underwritten Offerings in any 365-day period; provided, further, that none of the foregoing Underwritten Offerings above shall occur within 90 days of each other. The Managing Underwriter or Underwriters of any Underwritten Offering shall be selected by the Parent after consultation with the Holders of a majority of the Registrable Securities included in such Underwritten Offering. (b)            General Procedures. In connection with any Underwritten Offering contemplated by Section 2.02, the underwriting agreement into which each Selling Holder and the Parent shall enter shall contain such representations, covenants, indemnities (subject to Section 2.07) and other rights and obligations as are customary in Underwritten Offerings of securities by the Parent. No Selling Holder shall be required to make any representations or warranties to, or agreements with, the Parent or the Underwriters other than representations, warranties or agreements regarding such Selling Holder’s authority to enter into such underwriting agreement and to sell, and its ownership of, the securities being registered on its behalf, its intended method of distribution and any other representation required by law; provided, that no Holder may sell Registrable Securities in any offering pursuant to an Underwritten Offering unless it (i) agrees to sell such Registrable Securities on the same basis provided in the underwriting or other distribution arrangements approved by the Parent and the Holder that initiated such Underwritten Offering pursuant to Section 2.02 (the “Initiating Holder”) that apply to the Parent and/or the Initiating Holder and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, lockups and other documents reasonably required under the terms of such arrangements. If any Selling Holder disapproves of the terms of an Underwritten Offering contemplated by this Section 2.02, such Selling Holder may elect to withdraw therefrom by notice to the Parent and the Managing Underwriter; provided, however, that such withdrawal must be made at least one Business Day prior to the time of pricing of such Underwritten Offering to be effective; provided, further, that in the event the Managing Underwriter or Underwriters of any proposed Underwritten Offering advise the Parent that the total amount of Registrable Securities that Holders intend to include in such offering exceeds the number that can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the Registrable Securities offered or the market for shares of Parent Common Stock, the Parent will include in such Underwritten Offering only the number of securities which, in the opinion of such Managing Underwriter or Underwriters, can be sold in such Underwritten Offering without such adverse effect. To the extent such Underwritten Offering includes securities offered by the Parent and one or more Holders, the securities so included in such offering shall be apportioned (A) first to the Holders on a pro rata basis based on their respective ownership of Registrable Securities and (B) thereafter, if and only if all of the securities referred to in clause (A) have been included in such Underwritten Offering, to any securities proposed to be registered for sale by the Parent; provided if the amount of Registrable Securities requested to be included in such Underwritten Offering by the Initiating Holder is reduced by 50% or more, the Initiating Holder will have the right to withdraw from such Underwritten Offering by delivering written notice to the Parent at least one Business Day prior to the time of pricing of such Underwritten Offering, in which case the Parent will have no obligation to proceed with such Underwritten Offering and such Underwritten Offering, whether or not completed, will not decrease the number of Underwritten Offerings the Initiating Holder shall have the right and option to request under this Section 2.02. No such withdrawal or abandonment shall affect the Parent’s obligation to pay Registration Expenses. Section 2.03           Further Obligations. In connection with its obligations under this Article II, the Parent will:

(a)            promptly prepare and file with the Commission such amendments and supplements to a Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement; (b)            if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering under a Registration Statement and the Managing Underwriter at any time shall notify the Parent in writing that, in the sole judgment of such Managing Underwriter, inclusion of detailed information to be used in such prospectus supplement is of material importance to the success of such Underwritten Offering, use its commercially reasonable efforts to include such information in such prospectus supplement; (c)            furnish to each Selling Holder (i) as far in advance as reasonably practicable, but no less than five Business Days, before filing a Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment (except for Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any similar or successor reports) thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (other than exhibits and documents incorporated by reference therein), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and, to the extent timely received, make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing such Registration Statement or such other registration statement and the prospectus included therein or any supplement or amendment thereto, and (ii) such number of copies of such Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Persons may reasonably request in order to facilitate the resale or other disposition of the Registrable Securities covered by such Registration Statement or other registration statement; (d)            if applicable, use its commercially reasonable efforts to promptly register or qualify the Registrable Securities covered by any Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering, the Managing Underwriter, shall reasonably request; provided, however, that the Parent will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject; (e)            promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the filing of a Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to a Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective; and (ii) the receipt of any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to any such Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto; (f)            promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in a Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of any prospectus contained therein, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which a such statements is made, not misleading; (ii) the issuance or express threat of issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by the Parent of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, the Parent agrees to, as promptly as practicable, amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other action as is reasonably necessary to remove a stop order, suspension, threat thereof or proceedings related thereto; (g)            upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities; (h)            in the case of an Underwritten Offering, furnish, or use its commercially reasonable efforts to cause to be furnished, upon request, (i) an opinion of counsel for the Parent addressed to the Underwriters, dated as of the date of the closing under the applicable underwriting agreement and (ii) a “comfort letter” addressed to the Underwriters, dated as of the pricing date of such Underwritten Offering and a letter of like kind dated as of the date of the closing under the applicable underwriting agreement, in each case, signed by the independent public accountants who have certified the Parent’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “comfort letter” shall be in customary form and covering substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement) as have been customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to the Underwriters in Underwritten Offerings of securities by the Parent and such other matters as such Underwriters may reasonably request; (i)             otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission and make available to its security holders (which, for the avoidance of doubt, shall be satisfied by filing with the Commission’s Electronic Data Gathering, Analysis and Retrieval system), as soon as reasonably practicable, an earnings statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; (j)             make available to the appropriate representatives of the Managing Underwriter during normal business hours access to such information and Parent personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided, however, that the Parent need not disclose any non-public information to any such representative unless and until such representative has entered into a confidentiality agreement with the Parent; (k)            use its commercially reasonable efforts to cause all Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Parent are then listed; (l)             use its commercially reasonable efforts to cause Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Parent to enable the Selling Holders to consummate the disposition of such Registrable Securities; (m)           provide a transfer agent and registrar for all Registrable Securities covered by any Registration Statement not later than the Effective Date of such Registration Statement; (n)            enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the Underwriters, if any, in order to expedite or facilitate the disposition of Registrable Securities (including making appropriate officers of the Parent available to participate in customary marketing activities); (o)            if reasonably requested by a Selling Holder, (i) incorporate in a prospectus supplement or post-effective amendment such information as such Selling Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; and (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post- effective amendment; (p)            if reasonably required by the Parent’s transfer agent, promptly deliver any authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to transfer such Registrable Securities without legend upon sale by the Holder of such Registrable Securities under the Registration Statement; (q)            in connection with any Underwritten Offering, enter into such customary agreements and take such other actions as any Holder shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, in the case of an Underwritten Offering, to agree, and to cause its directors and “executive officers” (as defined under Section 16 of the Exchange Act) to agree, to such “lock-up” arrangements for up to 60 days with the underwriters thereof to the extent reasonably requested by the Managing Underwriter, subject to customary exceptions for permitted sales by directors and executive officers during such period); (r)             if reasonably requested by any Holder, reasonably cooperate with such Holder and any representatives of such Holder, including but not limited to brokers, agents, counterparties, underwriters, banks or other financial institutions (“Financial Counterparty”), if applicable, in allowing such Holder and Financial Counterparty to conduct customary “underwriter’s due diligence” with respect to the Parent and satisfy its obligations in respect thereof. In addition, at any Holder’s or Financial Counterparty’s request, the Parent will furnish to such Holder or Financial Counterparty, on the date of the effectiveness of the applicable Registration Statement and thereafter from time to time on such dates as such Holder or Financial Counterparty may reasonably request (provided that such request shall not be more frequently than on an annual basis unless such Holder is offering Registrable Securities pursuant to such Registration Statement), (i) a “comfort letter”, dated as of such date, from the Parent’s independent certified public accountants in form and substance as has been customarily given by independent certified public accountants to underwriters in Underwritten Offerings of securities by the Parent, addressed to such Holder, (ii) an opinion, dated as of such date, of counsel representing the Parent for purposes of such Registration Statement, in form, scope and substance as has been customarily given in Underwritten Offerings of securities by the Parent, including standard “10b-5” negative assurance for such offerings, addressed to such Holder and (iii) a standard officer’s certificate of the Parent addressed to the Holder, as has been customarily given in Underwritten Offerings of securities by the Parent. The Parent will also use its commercially reasonable efforts to provide legal counsel to such Holder or Financial Counterparty with an opportunity to review and comment upon any such Registration Statement, and any amendments and supplements thereto, prior to its filing with the Commission. Notwithstanding anything to the contrary in this Section 2.03, the Parent will not name a Holder or its Financial Counterparty as an underwriter (as defined in Section 2(a)(11) of the Securities Act) in any Registration Statement without such Holder’s consent. If the staff of the Commission requires the Parent to name any Holder or its Financial Counterparty as an underwriter (as defined in Section 2(a)(11) of the Securities Act), and such Holder does not consent thereto, then such Holder’s Registrable Securities shall not be included on the applicable Registration Statement, and the Parent shall have no further obligations hereunder with respect to Registrable Securities held by such Holder, unless such Holder has not had an opportunity to conduct customary underwriter’s due diligence as set forth in Section 2.03(r) with respect to the Parent at the time such Holder’s consent is sought; and (s)            take such other actions as are reasonably necessary in order to effect the registration of and facilitate the disposition of such Registrable Securities. Each Selling Holder, upon receipt of notice from the Parent of the happening of any event of the kind described in Section 2.03(f), shall forthwith discontinue offers and sales of the Registrable Securities by means of a prospectus or prospectus supplement until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.03(f) or until it is advised in writing by the Parent (which shall be provided as promptly as reasonably practicable) that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by the Parent, such Selling Holder will, or will request the Managing Underwriter or Managing Underwriters, if any, to deliver to the Parent (at the Parent’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

Section 2.04           Cooperation by Holders. The Parent shall have no obligation to include Registrable Securities of a Holder in a Registration Statement or in an Underwritten Offering pursuant to Section 2.02 if such Holder has failed to timely furnish such information that the Parent determines, after consultation with its counsel, is reasonably required in order for any registration statement or prospectus supplement, as applicable, to comply with the Securities Act. Section 2.05           Restrictions on Public Sale by Holders of Registrable Securities. Each Holder of Registrable Securities who is participating in an Underwritten Offering agrees to enter into a customary letter agreement with the Underwriters providing that such Holder will not effect any public sale or distribution of Registrable Securities during the 60 calendar day period beginning on the date of a prospectus or prospectus supplement filed with the Commission with respect to the pricing of such Underwritten Offering; provided, however, that, notwithstanding the foregoing, (i) the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction imposed by the Underwriters on the Parent or the officers, directors or any other Affiliate of the Parent on whom a restriction is imposed, (ii) the restrictions set forth in this Section 2.05 shall not apply to any Registrable Securities that are included in such Underwritten Offering by such Holder, and (iii) if any of the restrictions applicable to the Parent or its officers, directors or Affiliates is waived or released, the Holders shall be entitled to a comparable waiver or release on a pro rata basis with respect to the same percentage of their Registrable Securities subject to such restrictions. Section 2.06           Expenses. (a)            Certain Definitions. “Registration Expenses” shall not include Selling Expenses but otherwise means all expenses incident to the Parent’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on a Registration Statement pursuant to Section 2.01 or an Underwritten Offering pursuant to Section 2.02, and the disposition of such Registrable Securities, including all registration, filing, securities exchange listing and National Securities Exchange fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, fees of transfer agents and registrars, all word processing, duplicating and printing expenses, and the fees and disbursements of counsel and independent public accountants for the Parent, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance. “Selling Expenses” means all underwriting fees, discounts and selling commissions and transfer taxes allocable to the sale of the Registrable Securities, plus any costs or expenses related to any roadshows conducted in connection with the marketing of any Underwritten Offering. (b)            Expenses. The Parent will pay all reasonable and documented Registration Expenses, as determined in good faith, in connection with a shelf Registration or an Underwritten Offering, whether or not any sale is made pursuant to such shelf Registration or Underwritten Offering. Each Selling Holder shall pay its pro rata share of all Selling Expenses in connection with any sale of its Registrable Securities hereunder. In addition, except as otherwise provided in Section 2.07, the Parent shall not be responsible for professional fees (including legal fees) incurred by Holders in connection with the exercise of such Holders’ rights hereunder. Section 2.07           Indemnification. (a)            By the Parent. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Parent will indemnify and hold harmless each Selling Holder, its directors, officers, managers, partners, employees and agents and each Person, if any, who controls such Selling Holder within the meaning of the Securities Act and the Exchange Act, and its directors, officers, managers, partners, employees or agents (collectively, the “Holder Indemnified Persons”), against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Holder Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (in the case of any prospectus, any untrue statement of a material fact or omission to state a material fact necessary in order to make the statements therein, in light of the circumstances under which such statements are made, not misleading) contained in (which, for the avoidance of doubt, includes documents incorporated by reference in) the applicable Registration Statement or other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement or final prospectus contained therein, or any amendment or supplement thereof, or any free writing prospectus relating thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, any untrue statement of a material fact or omission to state a material fact necessary in order to make the statements therein, in light of the circumstances under which such statements are made, not misleading) not misleading, and will reimburse each such Holder Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating, defending or resolving any such Loss or actions or proceedings; provided, however, that the Parent will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Holder Indemnified Person in writing specifically for use in the applicable Registration Statement or other registration statement, preliminary prospectus, prospectus supplement or final prospectus, or amendment or supplement thereto, or any free writing prospectus relating thereto, as applicable; provided further, the parties hereto agree such information shall be limited to (i) the name and address of such Selling Holder, (ii) the beneficial ownership of Parent Common Stock (and related footnote description thereof) of such Selling Holder, (iii) the amount of Registrable Securities to be offered for such Selling Holder’s account, and (iv) any description of the nature of any position, office or other material relationship which the Selling Holder has had within the past three years with the Parent or any of its predecessors or Affiliates (clauses (i)-(iv) collectively, the “Holder Information”). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder Indemnified Person, and shall survive the transfer of such securities by such Selling Holder. (b)            By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless the Parent, the Parent’s directors, officers, employees and agents and each Person, who, directly or indirectly, controls the Parent within the meaning of the Securities Act or of the Exchange Act to the same extent as the foregoing indemnity from the Parent to the Selling Holders, but only with respect to the Holder Information; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification. (c)            Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission to so notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party other than under this Section 2.07(c), except to the extent that the indemnifying party is materially prejudiced by such failure. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.07 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense or employ counsel reasonably satisfactory to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnifying party shall settle any action brought against any indemnified party with respect to which such indemnified party may be entitled to indemnification hereunder without the consent of the indemnified party, unless the settlement thereof imposes no liability or obligation on, includes a complete and unconditional release from liability of, and does not contain any admission of wrongdoing by, the indemnified party. (d)            Contribution. If the indemnification provided for in this Section 2.07 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall any Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating, defending or resolving any Loss that is the subject of this paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation. (e)            Other Indemnification. The provisions of this Section 2.07 shall be in addition to any other rights to indemnification or contribution that an indemnified party may have pursuant to law, equity, contract or otherwise. Section 2.08           Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the resale of the Registrable Securities without registration, the Parent agrees to use its commercially reasonable efforts to: (a)            make and keep public information regarding the Parent available, as those terms are understood and defined in Rule 144 under the Securities Act (or any similar provision then in effect), at all times from and after the Closing; (b)            file with the Commission in a timely manner all reports and other documents required of the Parent under the Securities Act and the Exchange Act at all times from and after the Closing; and (c)            so long as a Holder owns any Registrable Securities, furnish (i) to the extent accurate, forthwith upon request, a written statement of the Parent that it has complied with the reporting requirements of Rule 144 under the Securities Act (or any similar provision then in effect) and (ii) unless otherwise available via the Commission’s EDGAR filing system, to such Holder forthwith upon request a copy of the most recent annual or quarterly report of the Parent, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any Registrable Securities without registration. Section 2.09           Transfer or Assignment of Registration Rights. The rights to cause the Parent to register Registrable Securities under this Article II may be transferred or assigned by each Holder to one or more transferees or assignees of Registrable Securities (each, a “Transferee”); provided, however, that (a) the Parent is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, (b) each such transferee or assignee assumes in writing responsibility for its portion of the obligations of such transferring Holder under this Agreement, and (c) such transfer or assignment is not in connection with a transfer of Registrable Securities in violation of any transfer restrictions in any agreement between such transferring Holder and the Parent. Section 2.10           No Inconsistent Agreements. From and after the Closing, the Parent shall not, without the prior written consent of the Holders of at least the Registrable Securities Required Voting Percentage, enter into any agreement with any holder of any securities of the Parent that would conflict with any of the rights provided to the Holders in this Article II; provided, that in no event shall the Parent enter into any agreement that would permit another holder of securities of the Parent to participate on a superior or pari passu basis (in terms of priority of cut-back based on advice of Underwriters) with a Holder requesting registration or takedown in an Underwritten Offering pursuant to Section 2.02. The Parent is not party to any agreement with any holder of any securities of the Parent that would conflict with any of the rights provided to the Holders in this Article II. ARTICLE III. MISCELLANEOUS Section 3.01           Communications. All notices, demands and other communications provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery, personal delivery to the following addresses: (a)            If to a Holder: to the most recent address such Holder has provided to the Parent. with copies to (which shall not constitute notice): Latham & Watkins LLP 650 Town Center Drive, 20th Floor Costa Mesa, CA 92626 Attention: R. Scott Shean; Andrew Clark; Shannon Cheng Email: scott.shean@lw.com; andrew.clark@lw.com; shannon.cheng@lw.com (b)            If to the Parent: Tarsus Pharmaceuticals, Inc. 17700 Laguna Canyon Road, Floor 4 Irvine, CA 92618 Attention: Bryan Wahl Email: [***] with copies to (which shall not constitute notice): Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP 3570 Carmel Mountain Road, Suite 200 San Diego, CA 92130 Attention: Ryan Gunderson; John H. Olson; Traci Biedermann Email: ryangunderson@gunder.com; jolson@gunder.com; tbiedermann@gunder.com or to such other address as the Parent or the Holder may designate to each other in writing from time to time or, if to a transferee or assignee of the Holder or any transferee or assignee thereof, to such transferee or assignee at the address provided pursuant to Section 2.09. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified or registered mail, return receipt requested, or regular mail, if mailed; upon actual receipt of the facsimile or email copy, if sent via facsimile or email; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery. Section 3.02           Binding Effect. This Agreement shall be binding upon the Parent, each of the Holders and their respective successors and permitted assigns, including binding upon (i) in the case of the Parent, any Person that will be a successor to the Parent, whether by merger, consolidation, reorganization, charter amendment, sale of all or substantially all assets or otherwise and (ii) in the case of the Holders, subsequent Holders of Registrable Securities to the extent permitted herein. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns. Section 3.03           Assignment of Rights. Except as provided in Section 2.09 and as contemplated by Section 3.02, neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned or transferred, by operation of law or otherwise, by any party hereto without the prior written consent of the other party.

Section 3.04           Recapitalization, Exchanges, Etc. Affecting Shares of Parent Common Stock. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all shares of common stock of the Parent or any successor or assign of the Parent (whether by merger, acquisition, consolidation, reorganization, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, unit splits, recapitalizations, pro rata distributions of shares and the like occurring after the date of this Agreement. As a condition to the effectiveness of any transaction discussed in the prior sentence, the Parent shall make provision to ensure that any successor or assign of the Parent (i) acknowledges, adopts and assumes in full the Parent’s obligations pursuant to this Agreement or (ii) enters into a new registration rights agreement with the holders of the Registrable Securities providing for the same rights set forth herein. Section 3.05           Aggregation of Registrable Securities. All Registrable Securities held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights under this Agreement. Section 3.06           Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to seek an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity that such Person may have. Section 3.07           Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement. A facsimile or pdf signature, including any electronic signatures complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com, shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or pdf (or other electronic reproduction of a) signature. Section 3.08           Governing Law, Submission to Jurisdiction. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflicts of laws. Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of Delaware, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of any federal or state court located within the State of Delaware over any such action. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Section 3.09           Waiver of Jury Trial. THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVE, AND AGREE TO CAUSE THEIR AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS

AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. Section 3.10           Entire Agreement. This Agreement, the Merger Agreement and the other agreements and documents referred to herein and therein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or in the Merger Agreement with respect to the rights granted by the Parent or any of its Affiliates or the Holders or any of its Affiliates set forth herein or therein. This Agreement, the Merger Agreement and the other agreements and documents referred to herein or therein supersede all prior agreements and understandings between the parties with respect to such subject matter. Section 3.11           Amendment. This Agreement may be amended only by means of a written amendment signed by the Parent and the Holders of at least the Registrable Securities Required Voting Percentage; provided, however, that no such amendment shall adversely affect the rights of any Holder hereunder without the consent of such Holder. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Parent or any Holder from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which such amendment, supplement, modification, waiver or consent has been made or given. Section 3.12           No Presumption. This Agreement has been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter. Section 3.13           Obligations Limited to Parties to Agreement. Each of the parties hereto covenants, agrees and acknowledges that, other than as set forth herein, no Person other than the Holders, their respective permitted assignees and the Parent shall have any obligation hereunder and that, notwithstanding that one or more of such Persons may be a corporation, partnership or limited liability company, no recourse under this Agreement or under any documents or instruments delivered in connection herewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of such Persons or their respective permitted assignees, or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of such Persons or any of their respective assignees, or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of such Persons or their respective permitted assignees under this Agreement or any documents or instruments delivered in connection herewith or for any claim based on, in respect of or by reason of such obligation or its creation, except, in each case, for any assignee of a Selling Holder hereunder. Section 3.14           Effectiveness. Notwithstanding anything to the contrary contained in this Agreement, this Agreement will become effective only upon the Closing and the effectiveness of this Agreement shall be contingent upon the Closing. Upon termination of the Merger Agreement or if the Closing otherwise does not occur by the Outside Date, then this Agreement shall automatically be void ab initio. Section 3.15 Interpretation. Article, Section and Schedule references in this Agreement are references to the corresponding Article, Section or Schedule to this Agreement, unless otherwise specified. All Schedules to this Agreement are hereby incorporated and made a part hereof as if set forth in full herein and are an integral part of this Agreement. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. Whenever the Parent has an obligation under this Agreement, the expense of complying with that obligation shall be an expense of the Parent unless otherwise specified. Any reference in this Agreement to “$” shall mean U.S. dollars. Whenever any determination, consent or approval is to be made or given by the Holder, such action shall be in such Holder’s sole discretion, unless otherwise specified in this Agreement. If any provision in this Agreement is held to be illegal, invalid, not binding or unenforceable, (a) such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions shall remain in full force and effect, and (b) the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day. Any words imparting the singular number only shall include the plural and vice versa. The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. [Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written. TARSUS PHARMACEUTICALS, INC. By:______________________________ Name: Title: HOLDERS: [NAME] By:______________________________ Name: Title: [Signature Page to Registration Rights Agreement]

EXHIBIT A FORM OF JOINDER AGREEMENT TO REGISTRATION RIGHTS AGREEMENT The undersigned hereby agrees to be bound by the terms and provisions of that certain Registration Rights Agreement, dated as of July 31, 2026, by and among Tarsus Pharmaceuticals, Inc., a Delaware corporation, and each Person party thereto or who becomes party thereto from time to time (the “Registration Rights Agreement”), and to join in the Registration Rights Agreement as a Holder with the same force and effect as if the undersigned were originally a party thereto. [Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this joinder agreement as of [DATE]. Name: Address: ACKNOWLEDGED AND AGREED TO BY: TARSUS PHARMACEUTICALS, INC. By:             Name: Title:

Exhibit J Restrictive Covenant Agreement

Exhibit K Investor Suitability Document

Schedule A - Key Stockholders

Schedule B – Key Employee

Schedule C - Sample Net Working Capital Calculation

Schedule D – Specified Investment Amount

Schedule E – Schedule of Closing Cash Minimum Amounts

Schedule F – Contingent Financial Advisor Fees

Schedule G – Cash Severance Obligations

Schedule 3.8 – Royalty Option Payments

Schedule 6.12 – Consents and Approvals